Exhibit 4.7

CYBIN INC.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

AND

MANAGEMENT INFORMATION CIRCULAR

July 19, 2021

TABLE OF CONTENTS

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS	2

MANAGEMENT INFORMATION CIRCULAR	4

SOLICITATION OF PROXIES	4

VOTING AT THE MEETING	4

APPOINTMENT AND REVOCATION OF PROXIES	4

EXERCISE OF DISCRETION BY PROXIES	5

HOW DO I ATTEND AND PARTICIPATE AT THE MEETING?	6

ADVICE TO BENEFICIAL SHAREHOLDERS	6

NOTE TO NON-OBJECTING BENEFICIAL OWNERS	7

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	7

REVERSE TAKEOVER TRANSACTION	8

EXECUTIVE COMPENSATION	8

PERFORMANCE GRAPH	15

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS	22

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS	22

REPORT ON CORPORATE GOVERNANCE	23

AUDIT COMMITTEE DISCLOSURE	23

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS	24

PARTICULARS OF MATTERS TO BE ACTED UPON	25

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	39

ADDITIONAL INFORMATION	39

APPROVAL OF BOARD OF DIRECTORS	39

SCHEDULE “A” STATEMENT OF GOVERNANCE PRACTICES	A-1

SCHEDULE “B” AUDIT COMMITTEE CHARTER	B-1

SCHEDULE “C” DIRECTORS’ MANDATE	C-1

SCHEDULE “D” AMENDED EQUITY INCENTIVE PLAN	D-1

SCHEDULE “E” SHAREHOLDER RIGHTS PLAN	E-1

CYBIN INC.

(the “Corporation”)

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that an annual and special meeting (the “Meeting”) of the holders (collectively, the “Shareholders” or individually, a “Shareholder”) of the common shares in the capital of the Corporation (the “Common Shares”) will be held on August 16, 2021 at the hour of 10:00 a.m. (Toronto time). The Meeting will be held in a virtual meeting format only via live webcast online at https://web.lumiagm.com/281388222 for the following purposes:

1.	to receive the audited financial statements of the Corporation for the financial year ended March 31, 2021, together with the report of the auditor thereon;

2.	to appoint Zeifmans LLP as auditor of the Corporation for the ensuing year and to authorize the directors of the Corporation to fix its remuneration;

3.

to consider and, if thought appropriate, pass, with or without variation, a special resolution to set the number of directors of the Corporation at six (6), as more fully described in the accompanying management information circular dated July 19, 2021 (the “Circular”);

4.	to elect the directors of the Corporation;

5.

to consider and, if thought appropriate, pass, with or without variation, a special resolution to authorize the directors of the Corporation to set the number of directors of the Corporation between the minimum and maximum provided in the articles, as more fully described in the accompanying Circular;

6.

to consider and, if thought appropriate, pass, with or without variation, a resolution to approve certain amendments to the Corporation’s equity incentive plan, as more fully described in the accompanying Circular;

7.

to consider and, if thought appropriate, pass, with or without variation, a resolution to authorize and approve the adoption of a shareholder rights plan of the Corporation, as more fully described in the accompanying Circular; and

8.	to transact such other business as may properly be brought before the Meeting or any adjournment or adjournments thereof.

Accompanying this Notice of Annual and Special Meeting of Shareholders is the Circular, a form of proxy for Shareholders and a copy of the audited financial statements of the Corporation for the financial year ended March 31, 2021, together with the report of the auditor thereon.

Consistent with the latest directives and orders of public health and governmental authorities regarding the COVID-19 coronavirus and in consideration of the health and safety of the Shareholders, colleagues and the broader community, the Meeting will be held in a virtual meeting format only via live webcast online at https://web.lumiagm.com/281388222, password: “cybin2021” (case sensitive). Shareholders and duly appointed proxyholders will be able to attend the Meeting (virtually), submit questions and vote by online ballot, provided they are connected to the internet and follow the instructions in the Circular.

A Shareholder wishing to be represented by proxy at the Meeting or any adjournment thereof must deposit his, her or its duly executed form of proxy with the Corporation’s transfer agent and registrar, Odyssey Trust Company, (a) by mail at Attn: Proxy Department, 67 Yonge St., Suite 702, Toronto ON M5E 1J8, or (b) by voting online at https://login.odysseytrust.com/pxlogin, clicking on vote and entering their 12 digit control number by no later than 10:00 a.m. (Toronto time) on Thursday, August 12, 2021 or if the Meeting is adjourned, not less than 24 hours (excluding Saturdays, Sundays and holidays) before the time set for any reconvened meeting at which the proxy is to be used.

Shareholders who wish to appoint a person other than the management nominees identified in the form of proxy must carefully follow the instructions in the Circular and on their form of proxy. These instructions include the additional step of registering the proxyholder with the Corporation’s transfer agent, Odyssey Trust Company, after submitting the form of proxy. If you wish that a person other than the management nominees identified on the form of proxy attend and participate at the Meeting as your proxy and vote your Common Shares, you MUST register the proxyholder after having submitted your form of proxy identifying such proxyholder. Failure to register the proxyholder with our transfer agent will result in the proxyholder not receiving login credentials to participate in the Meeting and will not be able to attend or vote at the Meeting.

The record date for the purposes of determining the Shareholders entitled to receive notice of and to vote at the Meeting and any adjournment(s) or postponement(s) is the close of business on July 6, 2021 (the “Record Date”). The Shareholders of record as of the close of business on the Record Date will be entitled to receive this Notice of Special Meeting of Shareholders and the accompanying Circular and to (virtually) attend and vote at the Meeting and any adjournment(s) or postponement(s) thereof.

DATED at Toronto, Ontario this 19th day of July, 2021.

BY ORDER OF THE BOARD

“Eric So”

Eric So

Director and President

CYBIN INC.

MANAGEMENT INFORMATION CIRCULAR

SOLICITATION OF PROXIES

This management information circular (the “Circular”) is furnished in connection with the solicitation of proxies by the management of Cybin Inc. (the “Corporation”) for use at the annual and special meeting (the “Meeting”) of holders (collectively, the “Shareholders” or individually, a “Shareholder”) of common shares in the capital of the Corporation (the “Common Shares”). Consistent with the latest directives and orders of public health and governmental authorities regarding the COVID-19 coronavirus and in consideration of the health and safety of the Shareholders, colleagues and the broader community, the Meeting will be held in a virtual meeting format only via live webcast online at https://web.lumiagm.com/281388222, password: “cybin2021” (case sensitive). This Circular and the attached Notice of Annual and Special Meeting of Shareholders (the “Notice”) describes the item to be voted on at the Meeting as well as the voting process and other relevant matters.

The solicitation of proxies will primarily be made by sending proxy materials to the Shareholders by mail, but proxies may also be solicited personally or by telephone by regular employees of the Corporation. The cost of solicitation will be borne by the Corporation. Except as otherwise stated, the information contained herein is given as of July 19, 2021.

Except as noted below, the Corporation has distributed or made available for distribution, copies of the Notice, Circular and form of proxy or voting instruction form (if applicable) (collectively, the “Meeting Materials”) to clearing agencies, securities dealers, banks and trust companies or their nominees (collectively, the “Intermediaries” and each, an “Intermediary”) for distribution to Beneficial Shareholders (as defined below) whose Common Shares are held by or in custody of such Intermediaries. Such Intermediaries are required to forward such documents to Beneficial Shareholders unless a Beneficial Shareholder has waived the right to receive them. The Corporation has elected to pay for the delivery of the Meeting Materials to objecting Beneficial Shareholders by the Intermediaries. The Corporation is sending proxy-related materials directly to non-objecting Beneficial Shareholders, through the services of its transfer agent and registrar, Odyssey Trust Company. The solicitation of proxies from Beneficial Shareholders will be carried out by the Intermediaries or by the Corporation if the names and addresses of the Beneficial Shareholders are provided by Intermediaries. The Corporation will pay the permitted fees and costs of Intermediaries incurred in connection with the distribution of the Meeting Materials. The Corporation is not relying on the notice-and-access provisions of securities laws for delivery of the Meeting Materials to registered Shareholders or Beneficial Shareholders.

VOTING AT THE MEETING

Registered Shareholders may vote at the Meeting by completing a ballot online during the Meeting, as further described below. See “How Do I Attend and Participate at the Meeting?”

APPOINTMENT AND REVOCATION OF PROXIES

A registered Shareholder can vote by proxy whether or not they attend the Meeting. The persons named in the enclosed form of proxy are officers and/or directors of the Corporation. A registered Shareholder desiring to appoint some other person (who need not be a Shareholder) to represent him, her or it at the Meeting may do so either by inserting such person’s name in the blank space provided in the applicable form of proxy or by completing another proper form of proxy. In either case, a registered Shareholder can vote by proxy by delivering the completed proxy to the Corporation’s transfer agent and registrar, Odyssey Trust Company, (a) by mail to Attn: Proxy Department, 67 Yonge St., Suite 702, Toronto ON M5E 1J8 in the prepaid addressed envelope provided for that purpose, or (b) by voting online at https://web.lumiagm.com/281388222, clicking on vote and entering their 12 digit control number so as to arrive by no later than 10:00 a.m. (Toronto time) on Thursday, August 12, 2021, or if the Meeting is adjourned, not less than 24 hours (excluding Saturdays, Sundays and holidays) before the time set for any reconvened meeting at which the proxy is to be used.

If you wish that a person other than the management nominees identified on the proxy attend and participate at the Meeting as your proxy and vote your Common Shares, you must submit your proxy appointing such third party proxyholder AND complete the additional step of registering the proxyholder by emailing Odyssey Trust Company at cybin@odysseytrust.com by no later than 10:00 a.m. (Toronto time) on Thursday, August 12, 2021, or if the Meeting is adjourned, not less than 24 hours (excluding Saturdays, Sundays and holidays) before the time set for any reconvened meeting at which the proxy is to be used, and provide Odyssey Trust Company with the required proxyholder contact information, amount of Common Shares appointed, name in which the Common Shares are registered, so that Odyssey Trust Company may provide the proxyholder with a Username via email. Failure to register the proxyholder with Odyssey Trust Company will result in the proxyholder not receiving login credentials to participate in the Meeting and not being able to attend, participate or vote at the Meeting.

A Shareholder has the right to revoke a proxy that has been submitted. To revoke a proxy, the Shareholder may deliver a written notice to the registered office of the Corporation at any time up to and including the last business day before the Meeting or any adjournment of the Meeting. The proxy may also be revoked on the day of the Meeting or any adjournment of the Meeting by delivering written notice to the chairman of the Meeting. In addition, the proxy may be revoked by any other method permitted by law. The written notice of revocation may be executed by the Shareholder or by an attorney who has the Shareholder’s written authorization. If the Shareholder is a corporation, the written notice must be executed by its duly authorized officer or attorney.

EXERCISE OF DISCRETION BY PROXIES

The persons named in the accompanying form of proxy will vote the Common Shares in respect of which they are appointed in accordance with the direction of the Shareholders appointing them. In the absence of such direction, such Common Shares will be voted in favour of the passing of the matters set out in the Notice. The form of proxy confers discretionary authority upon the persons named therein with respect to amendments or variations to matters identified in the Notice and with respect to other matters which may properly come before the Meeting or any adjournment thereof. At the time of the printing of this Circular, the management of the Corporation knows of no such amendments, variations or other matters to come before the Meeting other than the matters referred to in the Notice. However, if any other matters which at present are not known to the management of the Corporation should properly come before the Meeting, the proxy will be voted on such matters in accordance with the best judgment of the named proxies.

Legal Proxy – US Beneficial Shareholders

If you are a beneficial shareholder located in the United States and wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as your proxyholder, in addition to the steps described above and below under “How do I attend and participate at the Meeting?”, you must obtain a valid legal proxy from your intermediary. Follow the instructions from your intermediary included with the legal proxy form and the voting information form sent to you, or contact your intermediary to request a legal proxy form or a legal proxy if you have not received one. After obtaining a valid legal proxy from your intermediary, you must then submit such legal proxy to Odyssey Trust Company. Requests for registration from Beneficial Shareholders located in the United States that wish to attend, participate or vote at the Meeting or, if permitted, appoint a third party as their proxyholder must be sent by e-mail to cybin@odysseytrust.com and received by 10:00 a.m. (Eastern Time) on Thursday, August 12, 2021.

HOW DO I ATTEND AND PARTICIPATE AT THE MEETING?

The Corporation is holding the Meeting as a completely virtual meeting, which will be conducted via live webcast. Shareholders will not be able to attend the Meeting in person. In order to attend, participate or vote at the Meeting (including for voting and asking questions at the Meeting), Shareholders must have a valid Username.

Registered Shareholders and duly appointed proxyholders will be able to attend, participate and vote at the Meeting online at https://web.lumiagm.com/281388222. Such persons may then enter the Meeting by clicking “I have a login” and entering a Username and Password before the start of the Meeting:

•

Registered Shareholders: The control number located on the form of proxy (or in the email notification you received) is the Username. The Password to the Meeting is “cybin2021” (case sensitive). If you are using your control number to login to the Meeting and you have previously voted, you do not need to vote again when the polls open. By voting at the Meeting, you will revoke your previous voting instructions received prior to voting cut-off.

•

Duly appointed proxyholders: Odyssey Trust Company will provide the proxyholder with a Username by e-mail after the voting deadline has passed. The Password to the Meeting is “cybin2021” (case sensitive). Registered Shareholders and duly appointed proxyholders will be entitled to attend, participate and vote at the Meeting. Shareholders who wish to appoint a third party proxyholder to represent them at the Meeting MUST submit their duly completed proxy AND register the proxyholder. See “Appointment and Revocation of Proxies”.

ADVICE TO BENEFICIAL SHAREHOLDERS

Shareholders should note that only proxies deposited by Shareholders whose names appear on the records of the Corporation as the registered holders of Common Shares, or non-objecting beneficial owners whose names has been provided to the Corporation’s registrar and transfer agent, can be recognized and acted upon at the Meeting. The information set forth in this section is therefore of significant importance to a substantial number of Shareholders who do not hold their Common Shares in their own name (the “Beneficial Shareholders”). If Common Shares are listed in an account statement provided to a Shareholder by an Intermediary, then in almost all cases those Common Shares will not be registered in such Shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the Shareholder’s Intermediary or an agent of that Intermediary. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co., as nominee for CDS Clearing and Depository Services Inc., which acts as a depository for many Canadian Intermediaries. Common Shares held by Intermediaries or their nominees can only be voted for or against resolutions upon the instructions of the Beneficial Shareholder. Without specific instructions, Intermediaries are prohibited from voting Common Shares for their clients.

Applicable regulatory policy requires Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholders’ meetings. Every Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. Often the form of proxy supplied to a Beneficial Shareholder by its Intermediary is identical to the form of proxy provided by the Corporation to the Intermediaries. However, its purpose is limited to instructing the Intermediary how to vote on behalf of the Beneficial Shareholder. The majority of Intermediaries now delegate responsibility for obtaining instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails the voting instruction forms or proxy forms to the Beneficial Shareholders and asks the Beneficial Shareholders to return the voting instruction forms or proxy forms to Broadridge. Broadridge then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a proxy or voting instruction form from Broadridge cannot use that proxy to vote Common Shares directly at the Meeting—the proxy must be returned to Broadridge well in advance of the Meeting in order to have the Common Shares voted.

Although Beneficial Shareholders may not be recognized directly at the Meeting for the purposes of voting Common Shares registered in the name of their Intermediary, a Beneficial Shareholder may attend the Meeting as proxyholder for the Intermediary and vote their Common Shares in that capacity. Beneficial Shareholders who wish to attend the Meeting and indirectly vote their own Common Shares as proxyholder for the Intermediary should enter their own names in the blank space on the management form of proxy or voting instruction form provided to them and return the same to their Intermediary (or the agent of such Intermediary) in accordance with the instructions provided by such Intermediary or agent well in advance of the Meeting. Beneficial Shareholders should carefully follow the instructions of their Intermediaries and their service companies.

All references to shareholders in this Circular and the accompanying form of proxy and Notice are to Shareholders of record unless specifically stated otherwise.

NOTE TO NON-OBJECTING BENEFICIAL OWNERS

The Meeting Materials are being sent to both registered and Beneficial Shareholders. If you are a Beneficial Shareholder, and the Corporation or its transfer agent and registrar, Odyssey Trust Company, has sent the Meeting Materials directly to you, your name and address and information about your holdings of Common Shares, have been obtained in accordance with applicable securities regulatory requirements from the Intermediary holding on your behalf. By choosing to send the Meeting Materials to you directly, the Corporation (and not the Intermediary holding on your behalf) has assumed responsibility for (i) delivering the Meeting Materials to you, and (ii) executing your proper voting instructions. Please return your voting instructions as specified in the request for voting instructions.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Corporation has fixed the close of business on July 6, 2021 as the record date (the “Record Date”) for the purposes of determining Shareholders entitled to receive the Notice and vote at the Meeting. As at the Record Date, 148,440,013 Common Shares carrying the right to one vote per share at the Meeting were issued and outstanding.

In accordance with the provisions of the Business Corporation Act (Ontario), the Corporation will prepare a list of the holders of Common Shares on the Record Date. Each holder of Common Shares named on the list will be entitled to vote the Common Shares shown opposite his, her or its name on the list at the Meeting.

To the knowledge of the directors and executive officers of the Corporation, as at the date of this Circular, no persons beneficially own, or control or direct, directly or indirectly, voting securities of the Corporation carrying 10% or more of the voting rights attached to the Common Shares.

All amounts in this Circular are expressed in Canadian dollars unless otherwise noted.

REVERSE TAKEOVER TRANSACTION

The Corporation was incorporated under the Business Corporations Act (British Columbia) (the “BCBCA”) on October 13, 2016 as “Clarmin Explorations Inc.” The Common Shares commenced trading on the TSX Venture Exchange (the “TSXV”) on January 8, 2018. Trading of the Common Shares was halted on June 29, 2020 in connection with the announcement of the Transaction (as defined below).

On November 5, 2020, Cybin Corp. (“Privateco”) amalgamated with 2762898 Ontario Inc. (“Subco”) and the Corporation acquired all of the issued and outstanding common shares in the capital of Privateco (“Privateco Shares”) in exchange for Common Shares on the basis of one Common Share for every one Privateco Share then issued and outstanding. The amalgamation resulted in the reverse take-over of the Corporation by Privateco (the “Transaction”). In connection with and immediately prior to the Transaction, the Corporation filed articles of continuance to: (i) continue from the BCBCA to the Business Corporations Act (Ontario) (the “OBCA”); and (ii) change its name from “Clarmin Explorations Inc.” to “Cybin Inc.” Effective November 9, 2020, the Common Shares were delisted from trading on the TSXV. On November 10, 2020, the Common Shares began trading on the Exchange (as defined below).

In connection with the completion of the Transaction, the Corporation elected a new board of directors and a new equity incentive plan (the “Equity Incentive Plan”) was also approved, a summary of which is provided below. Upon completion of the Transaction, the Corporation implemented certain changes to its corporate governance and executive compensation practice, as further described herein.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

In 2020, after the completion of the Transaction, the time and attention of the Board and executive management was largely taken up by establishing the Corporation’s business and financing it. As a result, in 2020, the Board had not yet completed a comprehensive compensation and corporate governance review and, as of the date of this Circular, that review is still ongoing. As a result of this review, the following Compensation Discussion and Analysis reflects the Corporation’s planned compensation approach, the details and implementation of which are subject to final Board approval.

The general objectives of the Corporation’s compensation strategy are to: (a) compensate management in a manner that encourages and rewards a high level of performance and outstanding results with a view to increasing long-term shareholder value; (b) align management’s interests with the long-term interests of shareholders; and (c) attract and retain highly qualified executive officers.

Management Contracts

The following is a description of the management contracts for the Named Executive Officers (as defined below):

Douglas Drysdale

Douglas Drysdale currently receives a base salary of US$440,000 per annum for his services as Chief Executive Officer of the Corporation. He has entered into an employment agreement (the “CEO Employment Agreement”) with the Corporation which is for an indefinite term and includes provisions relating to, among other things, base salary, eligibility for benefits, an annual performance bonus and equity awards. As per the CEO Employment Agreement, Mr. Drysdale is eligible to be considered for an annual performance bonus, currently for up to 65% of Mr. Drysdale’s base salary and shall be based on criteria established by the Board and the Compensation Committee.

In the event that the CEO Employment Agreement is terminated without cause, the Corporation will pay to Mr. Drysdale a cash severance payment equal to six months base salary. Mr. Drysdale may terminate the CEO Employment Agreement by providing 30 days’ written notice to the Corporation. Assuming termination for cause occurred on December 31, 2020, the estimated severance payment to Mr. Drysdale would have been approximately US$202,890.

Greg Cavers, Eric So, Paul Glavine and John Kanakis

The following Named Executive Officers (as defined herein), serving in the following capacities, currently receive the following annual salaries:

1.	Greg Cavers currently receives $180,000 per annum for his services as Chief Financial Officer of the Corporation;

2.	Eric So currently receives $480,000 per annum for his services as President of the Corporation;

3.	Paul Glavine currently receives $480,000 per annum for his services as Chief Growth Officer of the Corporation; and

4.	John Kanakis currently receives $480,000 per annum for his services as Chief Business Officer of the Corporation.

Each of such Named Executive Officers has entered into an agreement with the Corporation which is for an indefinite term and includes standard provisions relating to, among other things, base salary, eligibility for employee benefits, equity awards and confidentiality and intellectual property rights.

Mr. Cavers employment agreement provides that the Corporation may terminate his employment without cause provided, however, that if the Corporation terminates his employment without cause, the Corporation will provide Mr. Cavers with three months’ notice of termination (or pay in lieu), plus an additional one months’ notice (or pay in lieu) for each year of completed service with the Corporation.

Mr. So, Mr. Glavine and Mr. Kanakis’ consulting agreements provide that their respective agreements may be terminated on 24 months’ notice and upon payment of all accrued fees and other fees that would be due during such 24 month period.

The agreements do not contain severance or change of control provisions.

Elements of Compensation

The compensation of Named Executive Officers (as such term is defined below) is comprised of the following elements: (a) base salary; and (b) long-term equity incentives, consisting of Awards (as such term is defined below) granted under the Corporation’s Equity Incentive Plan. These principal elements of compensation are described in further detail below.

1.    Base Salary

Each Named Executive Officer (as such term is defined below) receives a base salary, which constitutes a significant portion of the Named Executive Officer’s compensation package. Base salary is provided in recognition for discharging day-to-day duties and responsibilities and reflects the Named Executive Officer’s performance over time, as well as that individual’s particular experience and qualifications. A Named Executive Officer’s base salary is reviewed by the board of directors of the Corporation (the “Board”) or the Compensation Committee on an annual basis and may be adjusted to take into account performance contributions for the year and to reflect sustained performance contributions over a number of years. At the discretion of the Board or the Compensation Committee, each of the Named Executive Officers is eligible to receive performance bonuses, which are contingent on the Named Executive Officer achieving certain performance objectives set annually by the Compensation Committee.

2.    Equity Incentive Plan

On August 13, 2020, the Corporation received Shareholder approval of the Equity Incentive Plan and on November 5, 2020, it was adopted by the Board. The Equity Incentive Plan permits the granting of (i) stock options (“Non-Qualified Stock Options”) and incentive stock options (“Incentive Stock Options” and, collectively with the Qualified Stock Options, the “Options”), (ii) stock appreciation rights (“SARs”), (iii) restricted share awards (“Restricted Shares”), (iv) restricted share units (“RSUs”), (v) performance awards (“Performance Awards”), (vi) dividend equivalents (“Dividend Equivalents”) and (vii) other share based awards (“Other-Share Based Awards”) (collectively, the “Awards”). Awards are granted by either the Board or the compensation committee of the Board (the “Compensation Committee”). A copy of the Equity Incentive Plan is attached as Schedule “D” hereto.

The Equity Incentive Plan is intended to promote the interests of the Corporation and its Shareholders by aiding the Corporation in attracting and retaining employees, officers, consultants, advisors and non-employee directors capable of assuring the future success of the Corporation, to offer such persons incentives to put forth maximum efforts for the success of the Corporation’s business and to compensate such persons through various share and cash-based arrangements and provide them with opportunities for share ownership in the Corporation, thereby aligning the interests of such persons with the Shareholders.

Shares Subject to the Equity Incentive Plan

The Equity Incentive Plan is a rolling plan which, subject to the adjustment provisions provided for therein (including a subdivision or consolidation of Common Shares), provides that the aggregate maximum number of Common Shares that may be issued under all Awards under the Equity Incentive Plan shall not exceed 20% of the Corporation’s issued and outstanding Common Shares from time to time, such number being 29,688,003 as at the date of this Circular. Notwithstanding the foregoing, the aggregate number of Common Shares that may be issued pursuant to awards of Incentive Stock Options shall not exceed 22,266,002.

The Equity Incentive Plan is considered an “evergreen” plan, since the Common Shares covered by Awards which have been exercised, settled or terminated shall be available for subsequent grants under the Equity Incentive Plan and the number of Awards available to grant increases as the number of issued and outstanding Common Shares increases.

As at the date of this Circular, a total of 25,541,452 Common Shares are issuable pursuant to Options granted under the Equity Incentive Plan, representing approximately 17.2% of the Corporation’s issued and outstanding Common Shares. An aggregate of 4,146,550 Common Shares (plus any Awards forfeited or cancelled) are available for issuance under the Equity Incentive Plan, representing approximately 8% of the

Corporation’s issued and outstanding Common Shares as at the date of this Circular. As of the date of this Circular, a total of 7,735,900 Common Shares are issuable pursuant to Incentive Stock Options granted under the Equity Incentive Plan.

Eligibility

Any of the Corporation’s employees, officers, consultants, advisors and non-employee directors or any affiliate or person to whom an offer of employment or engagement with the Corporation is extended, are eligible to participate in the Equity Incentive Plan (the “Participants”). The basis of participation of an individual under the Equity Incentive Plan, and the type and amount of any Award that an individual will be entitled to receive under the Equity Incentive Plan, will be determined by the Compensation Committee based on its judgment as to the best interests of the Corporation and its Shareholders, and therefore cannot be determined in advance.

If a Participant ceases to be an Eligible Person for any reason, whether for cause or otherwise, the Participant may, within 90 days following the date on which it ceased to be an Eligible Person, an investor relations person or holder of Incentive Stock Options, exercise any Option that was exercisable on the date the Participant ceased to be an Eligible Person. The Compensation Committee may extend such 90 day period subject to obtaining any approval required by the Neo Exchange Inc. (the “Exchange” or the “NEO”) and subject to a maximum extension to the original expiry date of such Options. Any Option that was not exercisable on the date the Participant ceased to be an Eligible Person will be deemed to expire on such date, unless extended pursuant to the Equity Incentive Plan. Any Option that was exercisable on the date the Participant ceased to be an Eligible Person will be deemed to expire immediately following the 90 day period unless extended pursuant to the Equity Incentive Plan.

Administration of the Equity Incentive Plan

The Equity Incentive Plan shall be administered by the Compensation Committee. The Compensation Committee shall have full power and authority to designate Participant, the time or times at which awards may be granted, the conditions under which awards may be granted or forfeited to the Corporation, the number of Common Shares to be covered by any award, the exercise price of any award, whether restrictions or limitations are to be imposed on the Common Shares issuable pursuant to grants of any award, and the nature of any such restrictions or limitations, any acceleration of exercisability or vesting, or waiver of termination regarding any award, based on such factors as the Compensation Committee may determine.

In addition, the Compensation Committee interprets the Equity Incentive Plan and may adopt guidelines and other rules and regulations relating to the Equity Incentive Plan, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Equity Incentive Plan.

Types of Awards

Options

Under the terms of the Equity Incentive Plan, unless the Compensation Committee determines otherwise in the case of an Option substituted for another Option in connection with a corporate transaction, the exercise price of the Options may not be lower than the greater of the closing market price of the Common Shares on the NEO on (a) the trading day prior to the date of grant of the Options and (b) the date of grant of the Options. Options granted under the Equity Incentive Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Compensation

Committee and specified in the applicable award agreement. The maximum term of an Option granted under the Equity Incentive Plan will be ten years from the date of grant. Payment in respect of the exercise of an Option may not be made, in whole or in part, with a promissory note.

Unless otherwise specified by the Compensation Committee the time of granting an Option and set forth in the particular Award Agreement, an exercise notice must be accompanied by payment of the exercise price. A participant may, in lieu of exercising an Option pursuant to an exercise notice, elect to surrender such Option to the Corporation (a “Cashless Exercise”) in consideration for an amount from the Corporation equal to (i) the Fair Market Value of the Common Shares issuable on the exercise of such Option (or portion thereof) as of the date such Option (or portion thereof) is exercised, less (ii) the aggregate exercise price of the Option (or portion thereof) surrendered relating to such Common Shares (the “In-the-Money Amount”) by written notice to the Corporation indicating the number of Options such participant wishes to exercise using the Cashless Exercise, and such other information that the Corporation may require. Subject to the provisions of the Equity Incentive Plan, the Corporation will satisfy payment of the In-the-Money Amount by delivering to the participant such number of Common Shares having a fair market value equal to the In-the-Money Amount.

Restricted Shares and RSUs

Awards of Restricted Shares and RSUs shall be subject to such restrictions as the Compensation Committee may impose (including, without limitation, any limitation on the right to vote or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Compensation Committee may deem appropriate. Upon a Participant’s termination of employment or service or resignation or removal as a director (in either case, as determined under criteria established by the Compensation and Nominating Committee) during the applicable restriction period, all Restricted Shares and all RSUs held by such Participant at such time shall be forfeited and reacquired by the Corporation for cancellation at no cost to the Corporation; provided, however, that the Compensation Committee may waive in whole or in part any or all remaining restrictions with respect to shares of Restricted Share or RSUs. Pursuant to the policies of the NEO, the value ascribed to the Common Shares covered by the Restricted Share or RSU may not be lower than the greater of the closing market price of the Common Shares on (a) the trading day prior to the date of grant of the Restricted Shares or RSUs, and (b) the date of grant of the Restricted Shares or RSUs. Any Restricted Share or RSU granted under the Equity Incentive Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Compensation Committee may deem appropriate.

Stock Appreciation Rights

A SAR granted under the Equity Incentive Plan shall confer on the Participant a right to receive upon exercise, the excess of (i) the Fair Market Value of one Common Share on the date of exercise over (ii) the grant price of the SAR as specified by the Compensation Committee (which price shall not be less than 100% of the Fair Market Value of one Common Share on the date of grant of the SAR); provided, however, that, subject to applicable law and stock exchange rules, the Compensation Committee may designate a grant price below Fair Market Value on the date of grant if the SAR is granted in substitution for a stock appreciation right previously granted by an entity that is acquired by or merged with the Corporation or an Affiliate. Notwithstanding the foregoing, pursuant to the rules of the NEO, Common Shares issued in connection with SARs may not be priced lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the SAR, and (b) the date of grant of the SAR. Subject to the terms of the Equity Incentive Plan, the policies of the NEO and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement, equity compensation and any other terms and conditions of any SAR shall be as determined by the Compensation Committee. The Compensation Committee may impose such conditions or restrictions on the exercise of any SAR as it may deem appropriate. No SAR may be exercised more than ten years from the grant date.

Performance Awards

A Performance Award granted under the Equity Incentive Plan (i) may be denominated or payable in cash, Common Shares (including without limitation, Restricted Share and RSUs), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the Compensation Committee shall establish. Notwithstanding the foregoing, pursuant to the rules of the NEO, Performance Awards may not be priced lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the Performance Award, and (b) the date of grant of the Performance Award. Subject to the terms of the Equity Incentive Plan and the policies of the NEO, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Compensation Committee.

Dividend Equivalents

A Dividend Equivalent granted under the Equity Incentive Plan allows Participants to receive payments (in cash, Common Shares, other securities, other Awards or other property as determined in the discretion of the Compensation Committee) equivalent to the amount of cash dividends paid by the Corporation to holders of Common Shares with respect to a number of Common Shares as determined by the Compensation Committee. Subject to the terms of the Equity Incentive Plan, the policies of the NEO and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Compensation Committee shall determine. Notwithstanding the foregoing, (i) the Compensation Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, SARs or other Awards the value of which is based solely on an increase in the value of the Common Shares after the date of grant of such Award, and (ii) dividend and Dividend Equivalent amounts may be accrued but shall not be paid unless and until the date on which all conditions or restrictions relating to such Award have been satisfied, waived or lapsed. Subject to the terms of the Equity Incentive Plan, the policies of the NEO and any applicable award agreement, such Dividend Equivalents may have such terms and conditions as the Compensation Committee shall determine, provided that pursuant to the rules of the NEO, Dividend Equivalents may not be priced lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the Dividend Equivalent, and (b) the date of grant of the Dividend Equivalent.

Other Share-Based Awards

In addition, Awards may be granted under the Equity Incentive Plan that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Common Shares (including, without limitation, securities convertible into Common Shares), as are deemed by the Compensation Committee to be consistent with the purpose of the Equity Incentive Plan in accordance with applicable regulations, provided that pursuant to the rules of the NEO, such Awards may not be priced lower than the greater of the closing market prices of the Common Shares on (a) the trading day prior to the date of grant of the Award, and (b) the date of grant of the Award.

Term

While the Equity Incentive Plan does not stipulate a specific term for Awards granted thereunder, awards may not expire beyond 10 years from its date of grant, except where Shareholder approval is received or where an expiry date would have fallen within a blackout period of the Corporation. All awards must vest and settle in accordance with the provisions of the Equity Incentive Plan and any applicable award agreement, which award agreement may include an expiry date for a specific award.

In the event an Award expires, at a time when a scheduled blackout is in place or an undisclosed material change or material fact in the affairs of the Corporation exists, the expiry of such award will be the date that is 10 business days after which such scheduled blackout terminates or there is no longer such undisclosed material change or material fact.

Non-Transferability of Awards

No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Corporation or any Affiliate. The Compensation Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. In the event of a Participant’s death, any unexercised, options issued to such Participant shall be exercisable within a period of one year next succeeding the year in which the Participant died, unless such exercise period is extended by the Compensation Committee and approval is obtained from the stock exchange on which the Shares then trade, as applicable.

Compensation of Directors

Independent members of the Board are paid $40,000 annually, which amount is paid quarterly. In addition, the Chairman of the Board, the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Corporate Governance and Nominating Committee each receive an additional annual cash fee of $10,000. Directors of the Corporation are also compensated for their services through the granting of stock options and other equity incentives, and may also be reimbursed for out-of-pocket expenses incurred in carrying out their duties as directors.

Officers of the Corporation who also act as directors will not receive any additional compensation for services rendered in such capacity, other than as paid by the Corporation in their capacity as officers.

Compensation Risk

The Board and, as applicable, the Compensation Committee, considers and assesses the implications of risks associated with the Corporation’s compensation policies and practices and devotes such time and resources as is believed to be necessary in the circumstances. The Corporation’s practice of compensating its officers primarily through a mix of salary, bonus and stock options is designed to mitigate risk by: (i) ensuring that the Corporation retains such officers; and (ii) aligning the interests of its officers with the short-term and long-term objectives of the Corporation and its shareholders. As at the date of this Circular, the Board had not identified risks arising from the Corporation’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Corporation.

Financial Instruments

Pursuant to the terms of the Corporation’s Insider Trading Policy, the Corporation’s officers and directors are prohibited from purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars or units of exchange funds, that are designed to hedge or offset a decrease in market value of equity securities granted as compensation or held, directly or indirectly, by an officer or director.

Compensation Governance

In order to assist the Board in fulfilling its oversight responsibilities with respect to compensation matters, the Board has established the Compensation Committee and has reviewed and approved the Compensation Committee’s Charter. The Compensation Committee is composed of Eric So, Eric Hoskins and Grant Froese. Mr. So is not considered “independent”, as such term is defined in National Instrument 58-101 – Disclosure of Corporate Governance Practices (“NI 58-101”).

The Compensation Committee meets on compensation matters as and when required with respect to executive compensation. The primary goal of the Compensation Committee as it relates to compensation matters is to ensure that the compensation provided to the Named Executive Officers and the Corporation’s other executive officers is determined with regard to the Corporation’s business strategies and objectives, such that the financial interest of the executive officers is aligned with the financial interest of shareholders, and to ensure that their compensation is fair and reasonable and sufficient to attract and retain qualified and experienced executives. The Compensation Committee is given the authority to engage and compensate any outside advisor that it determines to be necessary to carry out its duties.

As a whole, the members of the Compensation Committee have direct experience and skills relevant to their responsibilities in executive compensation, including with respect to enabling the Compensation Committee in making informed decisions on the suitability of the Corporation’s compensation policies and practices. Both Mr. So and Mr. Froese have experience on the board of directors and related committees of other public companies, as described under “Particulars of Matters to be Acted Upon—Election of Directors” in this Circular.

PERFORMANCE GRAPH

The following graph compares the percentage change in the cumulative Shareholder return on the Common Shares compared to the cumulative total return of the S&P/TSX Composite Index for the period commencing on December 31, 2018 to March 31, 2021 based on the price of the Common Shares, assuming a CDN$100 investment on December 31, 2018 and reinvestment of dividends. From December 31, 2018 to June 29, 2020 (the date the Common Shares were halted in connection with the announcement of the Transaction), the performance reflected is that of Clarmin, the Corporation’s predecessor business, and is not reflective of the Corporation’s business or performance since the completion of the Transaction on November 5, 2020 and the listing of its Common Shares on the Exchange on November 10, 2020.

The Corporation’s total shareholder return for the portion of the year from the completion of the Transaction and March 31, 2021 was 44%; during 2020 and into 2021 the Corporation completed a series of financings that provided it with a net cash position as at March 31, 2021 of $64 million. The Board has not, as of the date of the Circular, determined any incentive payments based on the Corporation’s results for 2021, including its total shareholders’ return, but it is anticipated that as part of the compensation and governance review, the Board will consider and approve incentive payments that take into account these factors. As the completion of the Transaction marked the beginning of the commencement of the current business of the Corporation, the Corporation considers its share performance since completion of the Transaction to be pertinent to its Shareholders. Therefore, the next graph compares the percentage change in the cumulative Shareholder return on the Common Shares commencing with the listing of the Common Shares on the Exchange on November 10, 2020 to March 31, 2021, compared to the cumulative total return of the S&P/TSX Composite Index for the same period, assuming a CDN$100 investment on November 10, 2020 and reinvestment of dividends.

Summary Compensation Table – Named Executive Officers

In this Circular, a “Named Executive Officer” means: (a) the Chief Executive Officer of the Corporation at any time during the 2021 fiscal year; (b) the Chief Financial Officer of the Corporation at any time during the 2021 fiscal year; (c) the three other most highly compensated executive officers of the Corporation at the end of the financial year ended March 31, 2021 whose total compensation, individually, was greater than $150,000; and (d) each individual who would be a Named Executive Officer but for the fact that the individual was neither an executive officer of the Corporation or its subsidiaries, nor serving in a similar capacity, at the end of the financial year ended March 31, 2021.

For the financial year ended March 31, 2021, the Corporation had the following Named Executive Officers, namely: (a) Nico Civelli, former Chief Executive Officer and President; (b) Doug Drysdale, Chief Executive Officer; (c) Harry Nijjar, former Chief Financial Officer; (d) Greg Cavers, Chief Financial Officer; (e) Eric So, President; (f) Paul Glavine, Chief Growth Officer; and (g) John Kanakis, Chief Business Officer. Former Clarmin executives, who served as Named Executive Officers prior to the Transaction are also listed. The following table presents the compensation earned by the Named Executive Officers for the years ended March 31, 2021, 2020 and 2019. All amounts are in Canadian dollars.

Name and principal position	Year(1)	Salary/ Fee ($)		Share- based awards ($)	Option- based awards ($)(2)	Non-equity incentive plan compensation ($)			Pension value ($)	All other compensation ($)	Total compensation ($)
						Annual incentive plans		Long- term incentive plans
Nico Civelli,(3)	2021	—		—	—	—		—	—	—	—
Former Chief Executive Officer and President	2020	—		—	—	—		—	—	—	—
	2019	—		—	—	—		—	—	—	—

Douglas Drysdale,(4)	2021	276,648	(5)	—	1,607,422	340,832	(5)	—	—	—	2,224,902
Chief Executive Officer	2020	—		—	—	—		—	—	—	—
	2019	—		—	—	—		—	—	—	—

Name and principal position	Year(1)	Salary/ Fee ($)	Share- based awards ($)	Option- based awards ($)(2)	Non-equity incentive plan compensation ($)			Pension value ($)	All other compensation ($)	Total compensation ($)
					Annual incentive plans		Long- term incentive plans
Harry Nijjar,(6) Former Chief Financial Officer	2021	—	—	—	—		—	—	—	—
	2020	18,607	—	—	—		—	—	—	18,607
	2019	11,439	—	—	—		—	—	—	11,439

Greg Cavers,(7) Chief Financial Officer	2021	158,670	—	229,432	50,000		—	—	—	438,102
	2020	—	—	—	—		—	—	—	—
	2019	—	—	—	—		—	—	—	—

Eric So,(8) President	2021	290,000	—	804,435	999,722	(11)	—	—	—	2,094,157
	2020	105,000	—	—	—		—	—	—	105,000
	2019	—	—	—	—		—	—	—	—

Paul Glavine,(9) Chief Growth Officer	2021	290,000	—	804,435	999,722	(11)	—	—	—	2,094,157
	2020	105,000	—	—	—		—	—	—	105,000
	2019	—	—	—	—		—	—	—	—

John Kanakis,(10) Chief Business Officer	2021	290,000	—	804,435	999,722	(11)	—	—	—	2,094,157
	2020	105,000	—	—	—		—	—	—	105,000
	2019	—	—	—	—		—	—	—	—

Notes:

(1)	In connection with closing of the Transaction, the Corporation changed its year-end from July 31 to March 31.
(2)

Calculated based on the Black-Scholes model for option valuation. The fair value of the stock options has been calculated based on the following weighted average assumptions (the grant date fair value equals the accounting fair value for stock options):

Grant Date:	June 15, 2020[1]	November 4, 2021[2]	December 28, 2020[3]
Risk free interest rate	0.38%	0.36%	0.41%
Dividend yield	0%	0%	0%
Volatility factor	95%	95%	95%
Average expected life	5	5	5
Fair value (rounded)	$0.18	$0.54	$1.35

1	Relates to options granted to Greg Cavers
2	Relates to options granted to Douglas Drysdale, Eric So, Paul Glavine, and John Kanakis
3	Relates to options granted to Greg Cavers

(3)

Mr. Civelli was appointed as the Chief Executive Officer of the Corporation as of March 2017. In connection with the Transaction, Mr. Civelli resigned as Chief Executive Officer effective November 5, 2020.

(4)	Mr. Drysdale commenced employment with Cybin Corp. in August 2020 and was appointed as Chief Executive Officer of the Corporation effective November 5, 2020.
(5)

The period of compensation during the 2021 financial year for Mr. Drysdale was less than 12 months; on an annualized basis, his base salary would have been $385,631. Mr. Drysdale’s salary is paid in U.S. dollars and has been converted to Canadian dollars for the purpose of this Circular using an exchange rate of 1.2575, being the Bank of Canada daily exchange rate as of March 31, 2021.

(6)	Mr. Nijjar was appointed as Chief Financial Officer of the Corporation on April 24, 2017. In connection with the Transaction, Mr. Nijjar resigned as Chief Financial Officer effective November 5, 2020.
(7)

Prior to November 5, 2020, Mr. Cavers was the Chief Financial Officer of Cybin Corp. In connection with the Transaction, Cybin Corp. became a wholly-owned subsidiary of the Corporation. The salaries above include those paid to Mr. Cavers by both the Corporation and Cybin Corp. Mr. Cavers was appointed as Chief Financial Officer of the Corporation effective November 5, 2020.

(8)

Prior to November 5, 2020, Mr. So was the President of Cybin Corp. In connection with the Transaction, Cybin Corp. became a wholly-owned subsidiary of the Corporation. The salaries above include those paid to Mr. So by both the Corporation and Cybin Corp. Mr. So was appointed as President of the Corporation effective November 5, 2020.

(9)

Prior to November 5, 2020, Mr. Glavine was the Chief Operating Officer of Cybin Corp. In connection with the Transaction, Cybin Corp. became a wholly-owned subsidiary of the Corporation. The salaries above include those paid to Mr. Glavine by both the Corporation and Cybin Corp. Mr. Glavine was appointed as Chief Operating Officer of the Corporation effective November 5, 2020. On March 29, 2021, Mr. Glavine ceased to be the Chief Operating Officer and was appointed as Chief Growth Officer of the Corporation.

(10)

Prior to November 5, 2020, Mr. Kanakis was the SVP, Business Development of Cybin Corp. In connection with the Transaction, Cybin Corp. became a wholly-owned subsidiary of the Corporation. The salaries above include those paid to Mr. Kanakis by both the Corporation and Cybin Corp. Mr. Kanakis was appointed as SVP, Business Development of the Corporation effective November 5, 2020. On March 29, 2021, Mr. Kanakis ceased to be the SVP, Business Development and was appointed as Chief Business Officer of the Corporation.

(11)

Amount includes $724,722 related to warrants issued on June 15, 2020 with an exercise price of $0.25. The warrants vested on issuance and expire on June 15, 2025. Fair value calculated based on the Black-Scholes model for warrant valuation. The fair value of the warrants has been calculated based on the following weighted average assumptions (the grant date fair value equals the accounting fair value for stock options):

Grant Date:	June 15, 2020
Risk free interest rate	1.82%
Dividend yield	0%
Volatility factor	95%
Average expected life	5
Fair value (rounded)	$0.18

Incentive Plan Awards – Named Executive Officers

Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth all share-based and option-based awards outstanding for the Named Executive Officers as of March 31, 2021:

	Option-Based Awards					Share-Based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)		Option expiration date	Value of unexercised in-the-money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested(2) ($)	Market or payout value of vested share- based awards not paid out or distributed ($)
Nico Civelli, Former Chief Executive Officer and President	—		—	—	—	—	—	—
Douglas Drysdale, Chief Executive Officer	3,000,000		$0.75	October 12, 2025	1,800,000	—	—	—
Harry Nijjar, Former Chief Financial Officer	—		—	—	—	—	—	—
Greg Cavers, Chief Financial Officer	150,000 150,000	$ $	0.25 1.89	June 15, 2025 December 28, 2025	165,000 —	— —	— —	— —
Eric So, President	1,500,000		$0.75	November 4, 2025	900,000	—	—	—
Paul Glavine, Chief Growth Officer	1,500,000		$0.75	November 4, 2025	900,000	—	—	—
John Kanakis, Chief Business Officer	1,500,000		$0.75	November 4, 2025	900,000	—	—	—

Notes:

(1)

The “value of unexercised in-the-money options” is calculated based on the difference between the closing price of $1.35 for the Common Shares on the Exchange on the last trading day of the year ended March 31, 2021 and the exercise price of the options, multiplied by the number of unexercised options.

(2)

The “market or payout value of share-based awards that have not vested” is calculated based on the closing price of $1.35 for the Common Shares on the Exchange on the last trading day of the year ended March 31, 2021 multiplied by the number of Common Shares that have not vested.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth the value of all incentive plan awards vested or earned for each Named Executive Officer during the year ended March 31, 2021:

Name	Option-based awards – Value vested during the year(1) ($)	Share-based awards – Value vested during the year ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Nico Civelli, Former Chief Executive Officer and President	—	—	—
Douglas Drysdale, Chief Executive Officer	450,000	—	348,526
Harry Nijjar, Former Chief Financial Officer	—	—	—
Greg Cavers, Chief Financial Officer	165,000	—	50,000
Eric So, President	225,000	—	999,722
Paul Glavine, Chief Growth Officer	225,000	—	999,722
John Kanakis, Chief Business Officer	225,000	—	999,722

Note:

(1)

The “value vested during the year” is calculated as the aggregate dollar value that would have been realized if the options under the option-based award had been exercised on the vesting date based on the difference between the closing price for the Common Shares on the Exchange, as applicable, as of the date of vesting (or the most recent closing price on the exchange, if applicable) and the exercise price of the options, multiplied by the number of vested options.

Director Compensation

Director Compensation Table

The following table sets forth all amounts of compensation provided to the directors of the Corporation (other than directors who are also Named Executive Officers) during the financial year ended March 31, 2021:

Name	Fees Earned ($)	Share-based awards ($)	Option-based awards(1) ($)	All other compensation(2) ($)	Total ($)
Grant Froese(3)	12,500	—	263,427	345,815	621,742
Eric Hoskins(3)	12,500	—	263,427	208,358	484,285
Mark Lawson	27,500	—	297,200	—	324,700
Matthew Sutcliffe(4)	—	—	—	—	—

Notes:

(1)

Calculated based on the Black-Scholes model for option valuation. The fair value of the stock options has been calculated based on the following weighted average assumptions (the grant date fair value equals the accounting fair value for stock options):

Grant Date:	December 28, 2020
Risk free interest rate	0.41%
Dividend yield	0%
Volatility factor	95%
Average expected life	5
Fair value (rounded)	$1.35

(2)

Related to warrants issued to the directors prior to being appointed to the board. Fair value calculated based on the Black-Scholes model for warrant valuation. The fair value of the warrants has been calculated based on the following weighted average assumptions (the grant date fair value equals the accounting fair value for stock options):

Grant Date:	June 15, 2020[1]	August 20, 2020[2]
Risk free interest rate	1.82%	1.21%
Dividend yield	0%	0%
Volatility factor	95%	95%
Average expected life	5	5
Fair value (rounded)	$0.18	$0.46

1	Issued to Mr. Hoskins, vested over 5 months
2	Issued to Mr. Froese, vest over 8 quarters

(3)	Appointed to the Board on November 5, 2020, in connection with closing of the Transaction.
(4)	Served as a member of the Board until November 5, 2020.

Incentive Plan Awards – Outstanding Share-Based Awards and Option-Based Awards

The following table sets forth all awards outstanding for each of the directors of the Corporation (other than directors who are also Named Executive Officers) as of March 31, 2021:

	Option-Based Awards				Share-Based Awards
Name	Number of securities underlying unexercised options (#)	Option exercise price ($)	Option expiration date	Value of unexercised in-the-money options(1) ($)	Number of shares or units of shares that have not vested (#)	Market or payout value of share based awards that have not vested(2) ($)	Market or payout value of vested share- based awards not paid out or distributed ($)
Grant Froese	195,000	$1.89	December 28, 2025	—	—	—	—
Eric Hoskins	195,000	$1.89	December 28, 2025	—	—	—	—
Mark Lawson	59,952	$0.67	December 11, 2022	40,767	—	—	—
	220,000	$1.89	December 28, 2025	—	—	—	—
Matthew Sutcliffe	—	—	—	—	—	—	—

Notes:

(1)

The “value of unexercised in-the-money options” is calculated based on the difference between the closing price of $1.35 for the Common Shares on the Exchange on the last trading day of the year ended March 31, 2021 and the exercise price of the options, multiplied by the number of unexercised options.

(2)

The “market or payout value of share-based awards that have not vested” is calculated based on the closing price of $1.35 for the Common Shares on the Exchange on the last trading day of the year ended March 31, 2021 multiplied by the number of Common Shares that have not vested.

Incentive Plan Awards – Value Vested or Earned During the Year

The following table sets forth the value of all incentive plan awards vested or earned by each director of the Corporation (other than directors who are also named Executive Officers) during the year ended March 31, 2021:

Name	Option-based awards – Value vested during the year ($)	Share-based awards – Value vested during the year(1) ($)	Non-equity incentive plan compensation – Value earned during the year ($)
Grant Froese	—	—	345,815
Eric Hoskins	—	—	208,358
Mark Lawson	40,935	—	—
Matthew Sutcliffe	—	—	—

Note:

(1)

The “value vested during the year” is calculated based on the difference between the closing price for the Common Shares on the Exchange as of the date of vesting (or the most recent closing price on the Exchange) and the exercise price of the options, multiplied by the number of vested options.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information regarding the number of Common Shares to be issued upon exercise of outstanding options pursuant to the Equity Incentive Plan as at March 31, 2021:

Plan Category	Number of Common Shares to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of Common Shares remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	22,032,452	$1.01	7,533,944
Equity compensation plans not approved by security holders	—	—	—
Total	22,032,452	$1.01	7,533,944

INDEBTEDNESS OF DIRECTORS AND EXECUTIVE OFFICERS

As at the date of this Circular, no individual who is an executive officer, director, employee or former executive officer, director or employee of the Corporation or any of its subsidiaries is indebted to the Corporation or any of its subsidiaries pursuant to the purchase of securities or otherwise.

No individual who is, or at any time during the financial year ended March 31, 2021 was, a director or executive officer of the Corporation, a proposed management nominee for election as a director of the Corporation, or an associate of any such director, executive officer or proposed nominee, was indebted to the Corporation or any of its subsidiaries during the financial year ended March 31, 2021 or as at the date of this Circular in connection with security purchase programs or other programs.

REPORT ON CORPORATE GOVERNANCE

Maintaining a high standard of corporate governance is a priority for the Board and the Corporation’s management as both believe that effective corporate governance will help create and maintain shareholder value in the long term. A description of the Corporation’s corporate governance practices, which addresses the matters set out in NI 58-101, is set out at Schedule “A” to this Circular.

AUDIT COMMITTEE DISCLOSURE

Audit Committee’s Charter

The charter (the “Charter”) of the Corporation’s Audit Committee is reproduced as Schedule “B”.

Composition of Audit Committee

As at the date of this Circular, the Audit Committee is composed of Mark Lawson (Chair), Eric Hoskins and Grant Froese, each of whom is a director of the Corporation.

All of the members of the Audit Committee are “independent” as such term is defined in National Instrument 52-110 – Audit Committees (“NI 52-110”). The Corporation is of the opinion that all three members of the Audit Committee are “financially literate” as such term is defined in NI 52-110.

Relevant Education and Experience

All the members of the Audit Committee have the education and/or practical experience required to understand and evaluate financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Corporation’s financial statements.

Eric Hoskins – Mr. Hoskins served as the Minister of Health for Ontario for 4 years and was responsible for creating, overseeing and administering a $55 billion budget. He was also a member of the Ontario government Cabinet for ten years regularly reviewing and commenting on budgets and financial statements. Mr. Hoskins was the Chief Financial Officer of War Child Canada, a $30 million charity, for 8 years. He also has a degree in Health Economics.

Grant Froese – Mr. Froese had a 38-year career with retail giant Loblaw Companies Limited, including 3 years as Chief Operating Officer responsible for all levels of operations and merchandising, as well as oversight of information technology, supply chain, digital/e-commerce, marketing and industry-leading control brands. In his capacity as Chief Operating Officer, Mr. Froese was responsible for financial budgeting, operational P/L and annual revenues of approximately $30 million. Mr. Froese served as Chief Executive Officer of Harvest One Cannabis Inc., where he was responsible for oversight of all aspects of the company’s production, operations and financial matters including, the review and approval of quarterly and annual financial statements, AIF, MD&A, and related corporate disclosures. Mr. Froese has a Diploma in Business Administration.

Mark Lawson – Mr. Lawson was previously an investment banker with Morgan Stanley in New York where he was involved in the execution of over $6 billion worth of mergers and acquisitions, $8 billion worth of debt offerings and $500 million of equity financings in the healthcare, energy, technology, and media &

telecom sector. He received his Bachelor of Arts in Statistical Sciences from The University of Western Ontario, Canada, and his MBA in Finance from The Richard Ivey School of Business, University of Western Ontario, Canada. Mr. Lawson was previously the Chief Financial Officer of a TSXV listed company.

Audit Committee Oversight

At no time since the commencement of the Corporation’s most recently completed financial year have any recommendations by the Audit Committee respecting the nomination and/or compensation of the Corporation’s external auditors not been adopted by the Board.

Reliance on Certain Exemptions

At no time since the commencement of the Corporation’s most recently completed financial year has the Corporation relied on exemptions in relation to “De Minimis Non-audit Services” or any exemption provided by Part 8 of NI 52-110.

Pre-Approval Policies and Procedures

Pursuant to the terms of the Audit Committee Charter, the Audit Committee shall pre-approve all non-audit services to be provided to the Corporation or its subsidiary entities by the Corporation’s external auditor.

External Auditor Service Fees (By Category)

Audit Fees – The Corporation’s external auditors billed $201,630 and $31,500 for the audit of the financial years ended March 31, 2021 and 2020, respectively.

Audit-Related Fees – The Corporation’s external auditors billed $97,529 and nil for the review of financial statements during the financial years ended March 31, 2021 and 2020, respectively.

Tax Fees – The Corporation’s external auditors billed the Corporation nil and $3,500 during the financial years ended March 31, 2021 and 2020, respectively, for services related to tax compliance, tax advice and tax planning.

All Other Fees – The Corporation’s external auditors billed the Corporation $18,836 and nil during the financial years ended March 31, 2021 and 2020 for services including review of certain short form prospectuses.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Other than as disclosed herein, no “informed person” (as such term is defined in NI 51-102) or proposed nominee for election as a director of the Corporation or any associate or affiliate of the foregoing has any material interest, direct or indirect, in any transaction in which the Corporation has participated since the commencement of the Corporation’s most recently completed financial year or in any proposed transaction which has materially affected or will materially affect the Corporation.

PARTICULARS OF MATTERS TO BE ACTED UPON

1.	Appointment of Auditor

Management proposes to nominate Zeifmans LLP, which firm has been auditor of the Corporation since November 2020, as auditor of the Corporation to hold office until the next annual meeting of Shareholders.

COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE APPOINTMENT OF ZEIFMANS LLP AS AUDITOR OF THE CORPORATION AND THE AUTHORIZING OF THE DIRECTORS TO FIX ITS REMUNERATION, UNLESS THE SHAREHOLDER HAS SPECIFIED IN THE PROXY THAT HIS, HER OR ITS COMMON SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT THEREOF.

2.	Board Number Resolution

At the Meeting, Shareholders will be asked to approve the following special resolution setting the number of directors of the Board at six (6) directors (the “Board Number Resolution”):

“BE IT RESOLVED, AS A SPECIAL RESOLUTION, THAT the number of directors of the Corporation within the minimum and maximum number of directors provided for in the articles of the Corporation to be elected is determined to be six (6).”

COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE BOARD NUMBER RESOLUTION IN THE ABSENCE OF DIRECTION TO THE CONTRARY FROM THE SHAREHOLDER APPOINTING THEM. AN AFFIRMATIVE VOTE OF NOT LESS THAN TWO-THIRDS OF THE VOTES CAST AT THE MEETING BY SHAREHOLDERS IS SUFFICIENT FOR THE APPROVAL OF THE BOARD NUMBER RESOLUTION.

3.	Election of Directors

The Board presently consists of five directors, namely, Eric So, Paul Glavine, Eric Hoskins, Grant Froese and Mark Lawson. At the Meeting, the Shareholders will be asked to set the number of directors of the Corporation at six directors and to elect the six nominees set forth below, namely, Eric So, Paul Glavine, Eric Hoskins, Grant Froese, Mark Lawson and Theresa Firestone (collectively, the “Board Nominees” and each a “Board Nominee”) as directors of the Corporation. Each Board Nominee elected will hold office until the next annual meeting of shareholders or until his or her successor is duly elected or appointed pursuant to the by-laws of the Corporation. The enclosed form of proxy permits Shareholders to vote for all the Board Nominees together or for each Board Nominee on an individual basis.

COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF EACH OF THE BOARD NOMINEES UNLESS A SHAREHOLDER HAS SPECIFIED IN HIS, HER OR ITS PROXY THAT HIS, HER OR ITS COMMON SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT OF ANY PARTICULAR BOARD NOMINEE OR BOARD NOMINEES. MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE BOARD NOMINEES WILL BE UNABLE TO SERVE AS DIRECTORS. HOWEVER, IF FOR ANY REASON, ANY OF THE BOARD NOMINEES DO NOT STAND FOR ELECTION OR ARE UNABLE TO SERVE AS SUCH, PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED FOR ANOTHER NOMINEE IN THEIR DISCRETION UNLESS THE SHAREHOLDER HAS SPECIFIED IN HIS, HER OR ITS PROXY THAT HIS, HER OR ITS COMMON SHARES ARE TO BE WITHHELD FROM VOTING IN RESPECT OF ANY PARTICULAR NOMINEE OR NOMINEES.

Majority Voting Policy

Shareholders will vote for the election of each individual proposed director nominee separately. The Corporation has adopted a majority voting policy for the election of directors whereby any nominee director (in an uncontested election) who receives more “withheld” votes than “for” votes at any meeting where Shareholders vote on the election, the director will be expected to submit to the Board his or her resignation, to take effect upon acceptance by the Board. The Board will then have 90 days to accept the resignation, during which time an alternate Board member may be appointed. The Board shall be expected to accept the resignation absent exceptional circumstances that would warrant the applicable director to continue to serve on the Board. In determining whether to accept the resignation, the Board will consider various matters including the results of the vote of Shareholders, the contribution of the director to the Board and committee discussions, the expressed reasons (if any) for which the withheld votes have been given, the merits of such reasons, and the ability to address the underlying concerns. The Board will promptly disclose the results of the vote director by director and will promptly issue a news release disclosing the Board’s decision. If the Board determines not to accept a resignation, the news release shall fully state the reasons for that decision.

The director under consideration will not participate in any Board or committee deliberations relating to his or her potential resignation. Subject to any corporate law restrictions, the Board may (i) leave a resultant vacancy unfilled until the next annual meeting of Shareholders; (ii) fill the vacancy through the appointment of a new director whom the Board considers to merit the confidence of Shareholders; or (iii) call a special meeting of Shareholders at which there will be presented individuals to fill the vacant position or positions.

Advance Notice Requirement

The Corporation’s By-Law No. 1, contains a requirement providing for advance notice of nominations of directors (the “Advance Notice Requirement”) in certain circumstances where nominations for election to the Board are made by Shareholders. For an annual meeting of Shareholders, notice to the Corporation must be provided not less than 30 and not more than 65 days prior to the date of the annual meeting; save and except where the annual meeting is to be held on a date less than 50 days after the date on which the first public announcement of the date of such annual meeting was made, in which event notice may be given not later than the close of business on the 10th day following such public announcement. For a special meeting of Shareholders (that is not also an annual meeting), notice to the Corporation must be given not later than the close of business on the 15th day following the day on which the first public announcement of the date of such special meeting was made. The Corporation’s By-Law No. 1 is available under the Corporation’s profile on SEDAR at www.sedar.com.

The following tables set out certain information as of the date of this Circular (unless otherwise indicated) with respect to the persons being nominated at the Meeting for election as directors. Information regarding Common Shares owned by each director of the Corporation is presented to the best knowledge of management of the Corporation and has been furnished to management of the Corporation by such directors

ERIC SO	Principal Occupation and Biographical Information
Ontario, Canada Director Since: November 5, 2020 NOT INDEPENDENT	Eric So is a Co-founder and President of the Corporation. He is a veteran owner and operator of various public and private companies over the last 15 years and has led C-level corporate strategy, development and finance at all stages of the business life cycle from start-up to high growth and multinational. He began his career practicing in the areas of corporate commercial, securities, finance and mergers and acquisitions at Torys LLP.

Current Board/Committee Membership	2021 Attendance (Total)		Other Public Board Memberships
Member of the Board Member of the Compensation Committee	3 of 3 2 of 2	100% 100%	None.
Number of Common Shares Beneficially Owned, Controlled or Directed			11,572,411(1)

Note:

(1)	Represents 2,000,000 Common Shares held by the spouse of Eric So, 1,716,667 Common Shares held directly by Mr. So and 7,855,744 Common Shares held by the So Family Trust – 2017, controlled by Mr. So.

PAUL GLAVINE	Principal Occupation and Biographical Information
Ontario, Canada Director Since: November 5, 2020 NOT INDEPENDENT	Paul Glavine is a Co-founder and the Chief Operating Officer of the Corporation. He is a serial entrepreneur and investor with vast experience in the biotech and cannabis sectors. He is the Co-founder of TruVerra, which was acquired by Supreme Cannabis Company, and previously granted the first ever tier 3 cultivation licence in Jamaica. His previous background is in the parking technology industry and he has advised on M&A and other financings.

Current Board/Committee Membership	2021 Attendance (Total)		Other Public Board Memberships
Member of the Board	3 of 3	100%	None.
Number of Common Shares Beneficially Owned, Controlled or Directed			11,242,407(1)

Note:

(1)

Represents 750,000 Common Shares held by the spouse of Paul Glavine, 1,716,666 Common Shares held directly by Mr. Glavine and 8,775,741 Common Shares held by the PLG Family Trust, controlled by Mr. Glavine.

ERIC HOSKINS	Principal Occupation and Biographical Information
Ontario, Canada Director Since: November 5, 2020 INDEPENDENT	Eric Hoskins is the former Ontario Health Minister (2014-2018) responsible for one of the largest health care systems in North America. He is a former elected Member of Ontario Provincial Parliament holding Cabinet positions in Health, Economic Development and Trade, Children and Youth Services, and Immigration. Dr. Hoskins is a physician and public health specialist with more than thirty years’ experience in health care and public policy.

Current Board/Committee Membership	2021 Attendance (Total)		Other Public Board Memberships
Member of the Board	3 of 3	100%	Think Research Corporation (THNK-TSXV)
Member of the Audit Committee	3 of 3	100%
Member of the Compensation Committee	2 of 2	100%
Member of the Governance and Nominating Committee	N/A	N/A
Number of Common Shares Beneficially Owned, Controlled or Directed			Nil.

GRANT FROESE	Principal Occupation and Biographical Information
Ontario, Canada Director Since: November 5, 2020 INDEPENDENT	Grant Froese is a retail industry veteran with 38 years of experience at Loblaw Companies Limited, Canada’s largest food retailer, with his most recent position being Chief Operating Officer. Mr. Froese also served as the Chief Executive Officer of Marquee Health Group, a late-stage applicant under the Access to Cannabis for Medical Purposes Regulation and as Chief Executive Officer of Harvest One, a global cannabis company that develops and provides innovative lifestyle and wellness products to consumers and patients in regulated markets around the world where he gained valuable industry experience and insight. Mr. Froese has extensive experience in supply chain management, digital/ecommerce businesses, marketing, brand management, and merchandising and operations management.

Current Board/Committee Membership	2021 Attendance (Total)		Other Public Board Memberships
Member of the Board	3 of 3	100%	None.
Member of the Audit Committee	3 of 3	100%
Member of the Compensation Committee	2 of 2	100%
Member of the Governance and Nominating Committee	N/A	N/A
Number of Common Shares Beneficially Owned, Controlled or Directed			Nil.

MARK LAWSON	Principal Occupation and Biographical Information
Ontario, Canada Director Since: November 5, 2020 INDEPENDENT	Mr. Mark Lawson is a private equity and investment banking executive with over 20 years of experience in Canada, the United States, and in the emerging markets. From 2008 to present Mr. Lawson has been the Managing Partner of Clermont Capital Partners, a Toronto based merchant bank and advisory firm focused on the technology and healthcare sectors. From 2004 to 2008 he was an investment banker with Morgan Stanley in New York, where he was involved in the execution of over $6 billion worth of mergers and acquisitions, $8 billion worth of debt offerings and $500 million of equity financings in the healthcare, technology, and telecom sectors. Mr. Lawson is also currently a director of various publicly traded companies in Canada. Mr. Lawson received his Bachelor of Arts in Statistical Sciences from The University of Western Ontario, Canada and his MBA from The Richard Ivey School of Business, University of Western Ontario, Canada. Mr. Lawson is a member of the Economic Club of New York and is a Director of the Hugh and Ilene Lawson Charitable Organization.

Current Board/Committee Membership	2021 Attendance (Total)		Other Public Board Memberships
Member of the Board	3 of 3	100%	Claren Energy Corp. (CEN-TSXV)
Member of the Audit Committee	3 of 3	100%
Member of the Corporate Governance and Nominating Committee	N/A	N/A
Number of Common Shares Beneficially Owned, Controlled or Directed			91,426

THERESA FIRESTONE	Principal Occupation and Biographical Information
Ontario, Canada Director Since: N/A INDEPENDENT	Theresa Firestone is a senior healthcare executive with retail, pharmaceutical, health & wellness, government and global restructuring expertise. Ms. Firestone has extensive expertise in healthcare management and pharmaceuticals with 15 years in senior roles at Pfizer Inc., 10+ years in government (pharma and mental health) and 7 years in the retail and health and wellness sector. Ms. Firestone has international experience in executive leadership roles in Canada, Europe and Asia. At Pfizer, Ms. Firestone was Regional President of Emerging Markets Asia and had responsibility for a P&L of $1.4B and 9 markets in Asia. Recently retired from Shoppers Drug Mart, the largest Canadian retail pharmacy chain, Ms. Firestone was responsible for leading the company’s health and wellness initiatives including developing new growth strategies, the development and implementation of new health clinics and the recently launched PC Health App.

Current Board/Committee Membership	2021 Attendance (Total)		Other Public Board Memberships
Member of the Board	N/A	N/A	None.
Number of Common Shares Beneficially Owned, Controlled or Directed			Nil

Corporate Cease Trade Orders

Except as disclosed below, no proposed director is, as at the date of this Circular, or has been, within 10 years before the date of this Circular, a director, chief executive officer or chief financial officer of any company (including the Corporation) that:

(a)

was subject to a cease trade order, an order similar to a cease trade order, or an order that denied the relevant company access to any exemption under applicable securities legislation, and which in all cases was in effect for a period of more than 30 consecutive days (an “Order”), which Order was issued while the proposed director was acting in the capacity as director, chief executive officer or chief financial officer of such company; or

(b)

was subject to an Order that was issued after the proposed director ceased to be a director, chief executive officer or chief financial officer and which resulted from an event that occurred while that person was acting in the capacity as director, chief executive officer or chief financial officer of such company

Greg Cavers was the interim Chief Financial Officer of LottoGopher Holdings Inc. (“LottoGopher”), a CSE-listed company, until January 2020. Preceding his position, LottoGopher has been subject to a cease trade order on December 5, 2018 for failing to file interim financial report, management’s discussion and analysis and certification of the filings pursuant to National Instrument 52-109 – Certification of Disclosure in Issuers’ Annual and Interim Filings.

The foregoing information, not being within the knowledge of the Corporation, has been furnished by the proposed directors.

Bankruptcies, or Penalties or Sanctions

To the knowledge of the Corporation, no proposed director:

(a)

is, as at the date of this Circular, or has been within 10 years before the date of this Circular, a director or executive officer of any company (including the Corporation) that, while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets;

(b)

has within 10 years before the date of this Circular, become bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or become subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold his assets;

(c)

has been subject to any penalties or sanctions imposed by a court relating to securities legislation or by a securities regulatory authority or has entered into a settlement agreement with a securities regulatory authority; or

(d)

has been subject to any penalties or sanctions imposed by a court or regulatory body that would likely be considered important to a reasonable securityholder in deciding whether to vote for a proposed director.

The foregoing information, not being within the knowledge of the Corporation, has been furnished by the proposed directors.

4.	Board Size Authorizing Resolution

Under the OBCA the number of directors of a corporation is the number set out in its articles. Where a minimum and maximum number of directors is provided for in its articles, the number of directors of the corporation and the number of directors to be elected at the annual meeting of shareholders is the number determined from time to time by special resolution of the shareholders, or if the special resolution empowers the directors to determine the number, by resolution of the directors. Where such a special resolution so empowers the directors to determine the number of directors within the minimum and maximum number of directors provided for in the articles, the directors may appoint one or more additional directors if, after such appointment, the total number of directors would not then be greater than one and one-third times the number of directors required to have been elected at the annual meeting of shareholders.

Shareholder Approval

At the Meeting, Shareholders will be asked to approve a special resolution empowering the directors to determine the number of directors of the Corporation within the minimum and maximum number provided for in the articles of the Corporation and to appoint additional directors in accordance with the provisions of the OBCA (the “Board Size Authorizing Resolution”). To be effective, the Board Size Authorizing Resolution requires the affirmative vote of not less than two-thirds of the votes cast by Shareholders present in person or represented by proxy and entitles to vote at the Meeting.

The Board has unanimously approved the amendments to the Board Size Authorizing Resolution and recommends that Shareholders vote FOR the Board Size Authorizing Resolution.

The complete text of the Board Size Authorizing Resolution which management intends to place before the Meeting is as follows:

“BE IT RESOLVED THAT, AS A SPECIAL RESOLUTION:

1.

the directors of the Corporation are hereby empowered to determine from time to time the number of directors of the Corporation, subject to the limitations established by the articles of the Corporation and the provisions of the Business Corporations Act (Ontario); and

2.

any director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as may be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.”

COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT WILL BE VOTED IN FAVOUR OF THE BOARD SIZE AUTHORIZING RESOLUTION IN THE ABSENCE OF DIRECTION TO THE CONTRARY FROM THE SHAREHOLDER APPOINTING THEM. AN AFFIRMATIVE VOTE OF NOT LESS THAN TWO-THIRDS OF THE VOTES CAST AT THE MEETING BY SHAREHOLDERS IS SUFFICIENT FOR THE APPROVAL OF THE BOARD SIZE AUTHORIZING RESOLUTION.

4.	Amendments to Equity Incentive Plan

At the Meeting, Shareholders will be asked to consider and, if thought advisable, approve, by ordinary resolution, amendments to the Equity Incentive Plan (the “Amended Equity Incentive Plan”) to better align the Amended Equity Incentive Plan with the policies of the NEO, to modify certain provisions for Awards granted to residents of the United States, to increase the fixed number of Incentive Stock Options and certain other housekeeping amendments.

For a summary of the terms of the Equity Incentive Plan, see “Compensation of Executive Officers – Elements of Compensation – Equity Incentive Plan”.

The Equity Incentive Plan provides that the Board may from time to time, in its discretion, and in accordance with the Exchange requirements, grant to employees, officers, Non-Employee Directors, or Consultants of the Corporation and its Affiliates, non-transferable Awards, which shall include any Options, SARs, Restricted Shares, RSUs, Performance Awards, Dividend Equivalents or Other Share-Based Awards, provided that the maximum number of Common Shares reserved for issuance under the Equity Incentive Plan, inclusive of existing outstanding Awards, shall not exceed 20% of the current issued and outstanding Common Shares, from time to time. The Equity Incentive Plan was last approved by Shareholders on August 13, 2020.

Shareholder Approval

At the Meeting, Shareholders will be asked to consider and if thought appropriate, pass an ordinary resolution approving the Amended Equity Incentive Plan (the “Plan Resolution”). In order to be effective, an ordinary resolution requires the affirmative vote of not less than a majority of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

The Board has unanimously approved the Amended Equity Incentive Plan and recommends that Shareholders vote FOR the resolution regarding the Amended Equity Incentive Plan.

The complete text of the Plan Resolution which management intends to place before the Meeting is as follows:

“BE IT RESOLVED THAT, AS AN ORDINARY RESOLUTION:

1.	the Amended Equity Incentive Plan of the Corporation, substantially in the form attached as Schedule “D” to the Circular, is hereby approved;

2.

the Options and Awards (as defined in the Amended Equity Incentive Plan) to be issued under the Amended Equity Incentive Plan, and all unallocated Options and Awards under the Amended Equity Incentive Plan, are hereby approved;

3.

the Board is hereby authorized to make such amendments to the Amended Equity Incentive Plan from time to time, as may be required by the applicable regulatory authorities, or as may be considered appropriate by the Board, in its sole discretion, provided always that such amendments be subject to the approval of the regulatory authorities, if applicable, and in certain cases, in accordance with the terms of the Amended Equity Incentive Plan, the approval of the Shareholders; and

4.

any director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as may be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.”

COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF THE PLAN RESOLUTION IN THE ABSENCE OF DIRECTION TO THE CONTRARY FROM THE SHAREHOLDER APPOINTING THEM. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING BY SHAREHOLDERS IS SUFFICIENT FOR THE APPROVAL OF THE PLAN RESOLUTION.

4.	Adoption of Shareholder Rights Plan

At the Meeting, Shareholders will be asked to consider and, if thought appropriate, approve, by ordinary resolution, the adoption of the shareholder rights plan agreement (the “Rights Plan”), the full text of which is attached as Schedule “E” to this Circular.

The objectives of the Rights Plan are to ensure, to the extent possible, that all Shareholders and the Board have adequate time to consider and evaluate any unsolicited take-over bid for the Corporation, provide the Board with adequate time to evaluate any such take-over bid and explore and develop value-enhancing alternatives to any such take-over bid, encourage the fair treatment of the shareholders in connection with any such take-over bid, and generally assist the Board in enhancing Shareholder value.

The Rights Plan is being proposed by the Board as a governance best practice in the interest of the Corporation and all of its Shareholders, given the widely-held ownership of the Common Shares. It is not being proposed in response to any proposal to acquire control of the Corporation, nor is the Board currently aware of or anticipates any pending or threatened take-over bid for the Corporation.

If the Rights Plan is approved by Shareholders at the Meeting, the Corporation will enter into the Rights Plan with Odyssey Trust Company, as rights agent, and the Rights Plan will then become effective.

In proposing the adoption of the Rights Plan, the Board considered the existing legislative framework governing take-over bids in Canada. On May 9, 2016, significant amendments to the legal regime governing the conduct of take-over bids in Canada came into force. The amendments, among other things, lengthened the minimum deposit period of a non-exempt take-over bid to 105 days (from the previous 35 days), require that all such non-exempt take-over bids meet a minimum tender requirement of more than 50% of the outstanding shares of the class that are subject to the bid (exclusive of shares beneficially owned, or over which control or direction is exercised, by the bidder or its joint actors), and require a ten (10) day extension of the deposit period of the bid after the minimum tender requirement is met. Under the amendments, the target company has the ability to permit the shortening of the minimum deposit period to not less than 35 days, in which case the shortened deposit period will then apply to all concurrent take-over bids. In addition, if the target company announces that it intends to effect an alternative transaction that could result in the acquisition of the target company or its business, the minimum deposit period for any concurrent take-over bid will be automatically reduced to 35 days.

As the legislative amendments do not apply to exempt take-over bids, there continues to be a role for shareholder rights plans in protecting issuers and preventing the unequal treatment of shareholders. Some areas of concern not addressed by the legislative amendments include:

•

protecting against so-called “creeping bids” that are not required to be made to all shareholders. Creeping bids could involve the accumulation of more than 20% of the Common Shares through purchases exempt from the Canadian take- over bid rules, such as (i) purchases from a small group of shareholders under private agreements at a premium to the market price not available to all shareholders, (ii) acquiring control through the slow accumulation of the Common Shares over a stock exchange that could effectively block a take-over bid made to all shareholders, (iii) acquiring control through the slow accumulation of the Common Shares over a stock exchange and without paying a control premium, or (iv) acquiring control through the purchase of the Common Shares in transactions outside of Canada not subject to Canadian take-over bid rules; and

•

the use of so-called “hard” lock-up agreements by bidders, whereby existing shareholders commit to tender their shares to a bidder’s take-over bid, that are either irrevocable or revocable but subject to preclusive termination conditions. Such agreements could have the effect of deterring other potential bidders bringing forward competing bids particularly where the number of locked-up shares would make it difficult or unlikely for a competing bidder’s bid to achieve the 50% minimum tender requirement imposed by the legislative amendments.

By applying to all acquisitions of 20% or more of the Corporation’s outstanding voting shares, except in limited circumstances including Permitted Bids (as defined in Schedule “E” of this Circular), the Rights Plan is designed to ensure that all Shareholders receive equal treatment. In addition, there may be circumstances where bidders request lock-up agreements that are not in the best interests of the Corporation or its shareholders and the Rights Plan encourages bidders to structure lock-up agreements so as to provide the locked-up shareholders with reasonable flexibility to terminate such agreements in order to deposit their shares to a higher value bid or support another transaction offering greater value.

The Rights Plan is therefore designed to encourage a potential acquiror who intends to make a take-over bid to proceed either by way of a Permitted Bid, which requires a take-over bid to meet certain minimum standards designed to promote the fair and equal treatment of all Shareholders, or with the concurrence of the Board. If a take-over bid fails to meet these minimum standards and the Rights Plan is not waived by the Board, the Rights (as defined in the Rights Plan) to be issued to shareholders under the Rights Plan will entitle the holders thereof, other than the acquiror and certain related parties, to purchase additional Common Shares at a significant discount to market, thus exposing the person acquiring 20% or more of the Common Shares to substantial dilution of its holdings.

Summary of Rights Plan

General

To implement the Rights Plan, the Board will authorize the issuance of one right (a “Plan Right”) in respect of each Common Share when issued. Each Plan Right entitles the registered holder to purchase from the Corporation one Common Share for the Exercise Price (as defined in the Rights Plan), subject to adjustment as set out in the Rights Plan. In the event of an occurrence of a Flip-in Event (as defined below), each Plan Right entitles the registered holder to purchase from the Corporation that number of Common Shares that have an aggregate Market Price (as defined in the Rights Plan) on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price (as defined in the Rights Plan), in accordance with the terms of the Rights Plan, for an amount in cash equal to the Exercise Price, subject to certain adjustments. The Plan Rights are not exercisable prior to the Separation Time (as described below). The issuance of the Plan Rights will not affect reported earnings per Common Share until the Plan Rights separate from the underlying Common Shares and become exercisable. The issuance of Plan Rights will not change the manner in which Shareholders currently trade their Common Shares. The Rights Plan must be reconfirmed by a resolution passed by a majority of the votes cast by all Shareholders at every third annual meeting of Shareholders. If the Rights Plan is not so reconfirmed, the Rights Plan and all outstanding Plan Rights shall terminate and be void and of no further force and effect, provided that such termination shall not occur if a Flip-in Event that has not been waived pursuant to the Rights Plan has occurred prior to such annual meeting.

Flip-In Event

A “Flip-in Event” means a transaction as a result of which a Person becomes an Acquiring Person (as described below). On the occurrence of a Flip-in Event, any Plan Rights Beneficially Owned on or after a date determined in accordance with the Rights Plan by an Acquiring Person (including any affiliate or associate thereof or any Person acting jointly or in concert with an Acquiring Person or any affiliate or associate of an Acquiring Person) and certain transferees of Plan Rights will become void and any such holder will not have any right to exercise Plan Rights under the Rights Plan and will not have any other rights with respect to the Plan Rights.

Acquiring Person

An “Acquiring Person” is, generally, a Person who is the Beneficial Owner of 20% or more of the outstanding Common Shares of the Corporation. Under the Rights Plan there are various exceptions to this rule, including that an Acquiring Person: (i) shall not include: (A) the Corporation or a subsidiary of the Corporation, and (B) an underwriter or selling group member during the course of a public distribution, and (ii) may not, in certain circumstances, include a Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares as a result of any one of certain events or combinations of events that include: (A) a Common Share reduction through an acquisition or redemption of Common Shares by the Corporation, (B) an acquisition of Common Shares made pursuant to a Permitted Bid (as described below) or a Competing Permitted Bid, (C) an Exempt Acquisition, (D) a Pro Rata Acquisition, or (E) a Convertible Security Acquisition, or a Competing Permitted Bid (in each case as defined in the Rights Plan).

Beneficial Ownership

A Person is deemed to be the “Beneficial Owner” of, and to “Beneficially Own”, Common Shares in circumstances where that Person or any of its affiliates or associates: (i) is the owner of the Common Shares at law or in equity, or (ii) in certain circumstances, has the right to become the owner at law or in equity where such right is exercisable within 60 days and includes any Common Shares that are Beneficially Owned by any other Person with whom such Person is acting jointly or in concert. Under the Rights Plan there are various exceptions to this rule, including where a Person:

(a)	has agreed to deposit or tender Common Shares to a take-over bid pursuant to a permitted lock-up agreement in accordance with the terms of the Rights Plan; or

(b)

is an investment fund manager or a trust company acting as trustee or administrator who holds such Common Shares in the ordinary course of such duties for the account of another Person or other account(s), an administrator or trustee of one or more registered pension funds or plans, a crown agent or agency, a manager or trustee of a certain mutual funds or a Person established by statute to manage investment funds for employee benefit plans, pension plans, insurance plans or various public bodies, provided that such Person is not making and has not announced an intention to make a take-over bid alone or acting jointly or in concert with any other Person, other than an Offer to Acquire Common Shares (as defined in the Rights Plan) pursuant to a distribution by the Corporation, by means of a Permitted Bid, or by means of ordinary market transactions executed through the facilities of a stock exchange or organized over-the-counter market.

Lock-Up Agreements

A bidder, any of its affiliates or associates or any other Person acting jointly or in concert with the bidder may enter into lock-up agreements (each, a “Lock-up Agreement”) with the Shareholders (each, a “Locked-up Person”) whereby such Locked-up Persons agree to tender their Common Shares to the take-

over bid or otherwise commit to support a control transaction (the “Subject Bid”) without a Flip-in Event occurring. Any such agreement must permit the Locked-up Person to withdraw their Common Shares from the lock-up to tender to another take-over bid or support another transaction that (i) will provide greater value to the Locked-up Person than the Subject Bid or (ii) contains an offering price per Common Share that exceeds by as much or more than a specified amount (a “Specified Amount”) the value offered under the Subject Bid, and does not provide for a Specified Amount that is greater than 7% of the value offered under the Subject Bid.

Under a Lock-up Agreement no “break-up” fees, “top-up” fees, penalties, expense reimbursement or other amounts that exceed in aggregate the greater of: (i) 2.5% of the value payable to the Locked-up Person under the Subject Bid; and (ii) 50% of the amount by which the value payable to the Locked-up Person under another take-over bid or transaction exceeds what such Locked-up Person would have received under the Subject Bid; can be payable by such Locked-up Person if the Locked-up Person fails to deposit or tender their Common Shares to the Subject Bid or withdraws such Common Shares previously tendered thereto in order to tender such Common Shares to another take-over bid or participate in another transaction. Any Lock-up Agreement is made available to the public.

Permitted Bid

A Flip-in Event will not occur if a take-over bid is structured as a Permitted Bid. A Permitted Bid is a take-over bid made by means of a take-over circular, which also complies with the following provisions:

(a)	the take-over bid is made to all registered Shareholders of the Corporation, wherever resident, other than the Person making the bid;

(b)	the take-over bid contains, and the take-up and payment for securities tendered or deposited thereunder is subject to, irrevocable and unqualified conditions that:

i.

no Common Shares will be taken-up or paid for pursuant to the take-over bid: (A) before the close of business on a date that is not less than 105 days following the date of the take-over bid or such shorter minimum initial deposit period that a non-exempt take-over bid must remain open for deposits, in the applicable circumstances at such time, pursuant to NI 62-104; and (B) then only if, at the close of business on such date, the Common Shares deposited or tendered pursuant to the take-over bid and not withdrawn constitute more than 50% of the Common Shares outstanding which are held by “independent Shareholders” (as defined in the Rights Plan);

ii.

unless the take-over bid is withdrawn, Common Shares may be deposited pursuant to the take-over bid at any time before the close of business on the date of the first take-up of or payment for Common Shares;

iii.	any Common Shares deposited pursuant to the take-over bid may be withdrawn until taken-up and paid for; and

iv.

if the requirement in clause (b) (i) (B) is satisfied, the Person making the bid will make a public announcement of that fact and the take-over bid will remain open for deposits and tenders of Common Shares for not less than ten days from the date of such public announcement.

Trading of Rights

Until the Separation Time (as described below), the Plan Rights will be evidenced by the associated issued and outstanding Common Shares of the Corporation. The Rights Plan provides that, until the Separation Time, the Plan Rights will be transferred with, and only with, the associated Common Shares. Until the Separation Time, or earlier termination or expiration of the Plan Rights, each new Common Share certificate issued after the applicable record time, if any, will display a legend incorporating the terms of the Rights Plan by reference. As soon as practicable following the Separation Time, separate certificates evidencing the Plan Rights (“Plan Rights Certificates”) will be mailed to registered Shareholders, other than an Acquiring Person and in respect of any Plan Rights Beneficially Owned by such Acquiring Person, as of the close of business at the Separation Time, and thereafter the Plan Rights Certificates alone will evidence the Plan Rights.

Separation Time

The Plan Rights will separate and trade apart from the Common Shares after the Separation Time until the Expiration Time. Subject to the right of the Board to defer it, the “Separation Time” means the close of business on the eighth business day after the earliest of: (i) the first date of a public announcement that a Person has become an Acquiring Person; (ii) the commencement or first public announcement of the intent of any Person to commence a take-over bid other than a Permitted Bid; and (iii) the date upon which a Permitted Bid or Competing Permitted Bid ceases to be such.

Waiver

Without the consent of Shareholders or, if applicable, holders of Plan Rights, the Board may waive the application of the Rights Plan to a Flip-in Event that would occur by reason of a take-over bid made by means of a take-over bid circular to all Shareholders of the Corporation provided that, if the Board waive the application of the Rights Plan to such Flip-in Event, they will be deemed to have waived the application of the Rights Plan to any other Flip-in Events occurring by reason of a take-over bid made by means of a take-over bid circular to all Shareholders of the Corporation which is made prior to the expiry of any take-over bid in respect of which a waiver has been granted by the Board. The Board may also, subject to certain conditions, waive the application of the Rights Plan to a Flip-in Event triggered by inadvertence.

Redemption

The Board with the approval of a majority vote of the votes cast by Shareholders (or the holders of Plan Rights if the Separation Time has occurred) voting in person and by proxy, at a meeting duly called for that purpose, may redeem the Plan Rights at $0.001 per Plan Right, subject to adjustment in accordance with the Rights Plan, provided that no payment will be made to holders entitled to less than $10.00. Plan Rights will become void and be of no further effect on the date that any Person who has made a Permitted Bid, Competing Permitted Bid or Exempt Acquisition takes up and pays for the Common Shares pursuant to such transaction.

Power to Amend

The Corporation may make amendments to the Rights Plan to correct clerical or typographical errors without the approval of the holders of Plan Rights. The Corporation may make amendments to the Rights Plan to preserve the validity of the Rights Plan in the event of any change in applicable legislation, rules or regulations thereunder with the approval of the Shareholders of the Corporation or, in certain circumstances, the holders of Plan Rights, in accordance with the Rights Plan. In other circumstances, amendments to the Rights Plan may require the prior approval of the Shareholders of the Corporation or, the holders of Plan Rights.

Exemptions for Investment Advisors

Investment advisors (for fully managed accounts), trust companies (acting in their capacities as trustees and administrators), statutory bodies whose business includes the management of funds and administrators of registered pension plans acquiring greater than 20% of the Common Shares are exempted from triggering a Flip-in Event, provided that they are not making, or are not part of a group making, a take-over bid.

Shareholder Approval

As a result of the foregoing considerations, the Board has determined that it is advisable and in the best interests of the Corporation to adopt a shareholder rights plan substantially in the form and on the terms of the Rights Plan, subject to approval of the Rights Plan by Shareholders at the Meeting. In recommending the approval of the Rights Plan, it is not the intention of the Board to preclude a bid for control of the Corporation. The Rights Plan provides a mechanism whereby Shareholders may tender their shares to a take-over bid as long as it meets the criteria applicable to a Permitted Bid or Competing Permitted Bid, as the case may be, under the Rights Plan. Furthermore, even in the context of a take-over bid that would not meet such criteria, but is made by way of a take-over bid circular to all of the Shareholders, the Board would still have a duty to consider such a bid and consider whether or not it should waive the application of the Rights Plan in respect of such bid. In discharging such duty, the Board of Directors must act with honesty and loyalty and in the interest of the Corporation.

The Rights Plan will not preclude any Shareholder from using the proxy mechanism of the OBCA, the Corporation’s governing statute, to promote a change in the Corporation’s management or in the Board, and it will have no effect on the rights of holders of the Common Shares to requisition a meeting of Shareholders in accordance with the provisions of applicable legislation.

The Rights Plan is not expected to interfere with the Corporation’s day-to-day operations. The initial issuance of Rights under the Rights Plan and the issuance of additional Rights in the future will not in any way alter the financial condition of the Corporation, impede its business plans or alter its financial statements. In addition, the Rights Plan is initially not dilutive. In addition, holders of Rights not exercising their Rights after a Flip-in Event may suffer substantial dilution.

At the Meeting, Shareholders will be asked to consider and if thought appropriate, pass an ordinary resolution approving the Rights Plan (the “Rights Plan Resolution”). In order to be effective, the Rights Plan Resolution requires the affirmative vote of not less than a majority of the votes cast by Shareholders present in person or represented by proxy and entitled to vote at the Meeting.

The Board has unanimously approved the Rights Plan and recommends that Shareholders vote FOR the resolution regarding the Equity Incentive Plan.

The complete text of the Rights Plan Resolution which management intends to place before the Meeting for approval of the Rights Plan is as follows:

“BE IT RESOLVED THAT, AS AN ORDINARY RESOLUTION:

1.

the shareholder rights plan agreement (the “Rights Plan”) between the Corporation and Odyssey Trust Company, substantially in the form attached as Schedule “E” to the Circular, is hereby approved, subject to such changes thereto as may be required by regulatory authorities;

2.	notwithstanding the approval of this special resolution by the Shareholders, the Board may, without any further notice or approval of the Shareholders, decide not to proceed with the resolution; and

3.

any director or officer of the Corporation is hereby authorized and directed, for and on behalf of the Corporation, to execute and deliver all such documents and to do all such other acts or things as may be necessary or advisable to give effect to this resolution, the execution of any such document or the doing of any such other act or thing being conclusive evidence of such determination.”

COMMON SHARES REPRESENTED BY PROXIES IN FAVOUR OF MANAGEMENT NOMINEES WILL BE VOTED IN FAVOUR OF THE RIGHTS PLAN RESOLUTION IN THE ABSENCE OF DIRECTION TO THE CONTRARY FROM THE SHAREHOLDER APPOINTING THEM. AN AFFIRMATIVE VOTE OF A MAJORITY OF THE VOTES CAST AT THE MEETING BY SHAREHOLDERS IS SUFFICIENT FOR THE APPROVAL OF THE RIGHTS PLAN RESOLUTION.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No person or company who has been a director or executive officer of the Corporation at any time since the beginning of the Corporation’s last completed financial year, no proposed nominee for election as a director of the Corporation and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting other than the election of directors.

ADDITIONAL INFORMATION

Additional information relating to the Corporation is available under the Corporation’s profile on SEDAR at www.sedar.com. Financial information is provided in the Corporation’s audited financial statements and Management’s Discussion and Analysis (the “MD&A”) for the year ended March 31, 2021. In addition, copies of the Corporation’s annual financial statements and the MD&A and this Circular may be obtained upon request to the Corporation. The Corporation may require the payment of a reasonable charge if the request is made by a person who is not a shareholder of the Corporation.

APPROVAL OF BOARD OF DIRECTORS

The contents of this Circular and the sending of it to each director of the Corporation, to the auditor of the Corporation, to the Shareholders and to the appropriate governmental agencies, have been approved by the Board.

Dated: July 19, 2021.

“Eric So”

Eric So

Director and President

SCHEDULE “A”

STATEMENT OF GOVERNANCE PRACTICES

Governance Disclosure Requirement Under the Corporate Governance National Instrument 58-101 (“NI 58-101”)	Comments

Board of Directors

1.  Board of Directors – Disclose how the board of directors (the “Board”) of Cybin Inc. (the “Corporation”) facilitates its exercise of independent supervision over management, including (i) the identity of directors that are independent, and (ii) the identity of directors who are not independent, and the basis for that determination.

The Board currently consists of a total of five directors of which Messrs. Eric Hoskins, Grant Froese and Mark Lawson are considered “independent” as such term is defined in NI 58-101.

Messrs. Eric So and Paul Glavine are not considered independent as they are executive officers of the Corporation.

2.  Directorships – If a director is presently a director of any other issuer that is a reporting issuer (or the equivalent) in a jurisdiction or a foreign jurisdiction, identify both the director and the other issuer.

Please refer to the Circular under the heading “Particulars of Matters to be Acted Upon – Election of Directors”.

3.  Disclose whether or not the independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. If the independent directors hold such meetings, disclose the number of meetings held since the beginning of Corporation’s most recently completed financial year. If the independent directors do not hold such meetings, describe what the Board does to facilitate open and candid discussion among its independent directors.

The independent directors do not hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance. However, as part of their regularly scheduled meetings, the Board and Audit Committee typically hold in-camera sessions without management present in order to facilitate open and candid discussion.

4.  Disclose whether or not the Chairman of the Board is an independent director. If the Board has a Chairman who is an independent director, disclose the identity of the independent Chairman, and describe his or her role and responsibilities.

Eric So is the Chairman of the Board and is not considered “independent”, as such term is defined in NI 58-101, as he is an executive officer of the Corporation.

5. Disclose the attendance record of each director for all Board meetings held since the beginning of the Corporation’s most recently completed financial year.	Please refer to the Circular under the heading “Particulars of Matters to be Acted Upon – Election of Directors”.

6. Disclose the text of the Board’s written mandate. If the Board does not have a written mandate, describe how the Board delineates its role and responsibilities.	The directors of the Board have adopted a formal written mandate which provides that the directors of the Board are responsible for the overall stewardship of the Corporation, establishing the overall policies and standards of the Corporation and approving its strategic plans. A copy of the Directors’ Mandate can be found as Schedule “C” to the Circular.

Position Descriptions

7.  Disclose whether or not the Board has developed written position descriptions for the Chairman and the Chairman of each Board committee. If the Board has not developed written position descriptions for the Chairman of each Board committee, briefly describe how the Board delineates the role and responsibilities of each such position.

The directors of the Board have adopted a formal written mandate for the Chairman of the Board.

8.  Describe whether or not the Board and CEO have developed a written position description for the CEO. If the Board and the CEO have not developed such a position description, briefly describe how the Board delineates the role and responsibilities of the CEO.

The Board has adopted a formal mandate for the CEO which outlines the roles and responsibilities of the CEO, including management of the strategic and operational agenda of the Corporation and for execution of the directives and policies of the Board.

Governance Disclosure Requirement Under the Corporate Governance National Instrument 58-101 (“NI 58-101”)	Comments

Orientation and Continuing Education
9. Describe what steps, if any, the Board takes to orient new Board members, and describe any measures the Board takes to provide continuing education for directors.	Each director ultimately assumes responsibility for keeping himself informed about the Corporation’s business and relevant developments outside the Corporation that affect its business. Management assists directors by providing them with regular updates on relevant developments and other information that management considers of interest to the Board. Directors may also attend other Board committee meetings if they are not active members, to broaden their knowledge base and receive additional information on the Corporation’s business and developments in areas where they are not commonly exposed.

Ethical Business Conduct

10.  Disclose whether or not the Board has adopted a written code for the directors, officers and employees. If the Board has adopted a written code: (i) disclose how a person or company may obtain a copy of the code, (ii) describe how the Board monitors compliance with its code, or if the Board, and (iii) provide a cross-reference to any material change report filed since the beginning of the Corporation’s most recently completed financial year that pertains to any conduct of a director or executive officer that constitutes a departure from the code.

The Board has adopted a formal Code of Business Conduct (the “Code”) which highlights key issues and identifies policies and resources to help employees, officers and directors of the corporation reach appropriate and ethical decisions. The Corporation’s compliance officer is responsible for investigating all reported complaints under the Code. A copy of the Code can be obtained by contacting the Corporation.

11.  Describe the steps the Board takes to ensure directors exercise independent judgement in considering transactions and agreement in respect of which a director or executive officer has a material interest, and any other steps the Board takes to encourage and promote a culture of ethical business conduct.

The Board is responsible for promoting an ethical business culture. The Board monitors compliance, including through receipt by the Audit Committee of reports of unethical behaviour. To ensure that an ethical business culture is maintained and promoted, directors are encouraged to exercise their independent judgment. If a director has a material interest in any transaction or agreement that the Corporation proposes to enter into, such director is expected to disclose such interest to the Board in compliance with the applicable laws, rules and policies which govern conflicts of interest in connection with such transaction or agreement. Further, any director who has a material interest in any proposed transaction or agreement will be excluded from the portion of the Board meeting concerning such matters and will be further precluded from voting on such matters.

Nomination of Directors
12. Disclose the process by which the Board identifies new candidates for Board nomination, including: (i) who identifies new candidates, and (ii) the process of identifying new candidates.	The Governance and Nominating Committee is responsible for the identification and assessment of potential directors. While no formal nomination procedures are in place to identify new candidates, the Governance and Nominating Committee does review the experience and performance of nominees for election to the Board. Members of the Governance and Nominating Committee are canvassed with respect to the qualifications of a prospective candidate and each candidate is evaluated with respect to his or her experience and expertise, with particular attention paid to those areas of expertise that could complement and enhance current management. The Governance and Nominating Committee also assesses any potential conflicts, independence or time commitment concerns that the candidate may present.

Governance Disclosure Requirement Under the Corporate Governance National Instrument 58-101 (“NI 58-101”)	Comments

Compensation
13. Disclose what steps, if any, are taken to determine compensation for the directors and officers, including: (i) who determines compensation, and (ii) the process of determining compensation.	The process undertaken by the Board and the Compensation Committee in respect of compensation is more fully described in the “Compensation Discussion and Analysis” section of the accompanying Circular.

Other Board Committees
14. If the Board has standing committees other than the audit, compensation and nominating committees, identify the committees and describe their function.	The Board does not have any standing committees other than the Governance and Nominating Committee, the Compensation Committee and the Audit Committee.

Assessments

15.  Disclose whether or not the Board, its committees and individual directors are regularly assessed with respect to their effectiveness and contribution. If assessments are regularly conducted, describe the process used for the assessments. If assessments are not regularly conducted, describe how the Board satisfies itself that the Board, its committees, and its individual Trustees are performing effectively.

The entire Board will evaluate the effectiveness of the Board, its committees and individual directors on an annual basis. To facilitate this evaluation, each committee will conduct an annual assessment of its performance, consisting of a review of its charter, the performance of the committee as a whole and the performance of the committee Chair.

Director Term Limits and Other Mechanisms of Board Renewal

16.  Disclose whether the Corporation has adopted term limits for the directors on its Board or other mechanisms for Board renewal and, if so, include a description of those director term limits or other mechanisms of Board renewal. If the Corporation has not adopted director term limits or other mechanisms of Board renewal, disclose why it has not done so.

The Board has not adopted a term limit for directors. The Board believes that the imposition of term limits on a director implicitly discounts the value of experience and continuity amongst Board members and runs the risk of excluding experienced and potentially valuable Board members as a result of an arbitrary determination. The notional objective of term limits is to encourage board turnover, introduce new perspectives and retain independence. The Corporation has achieved a satisfactory mix and turnover in directors over its short history, and the Board believes that it can strike the right balance between continuity and fresh perspectives without mandated term limits.

Policies Regarding the Representation of Women on the Board

17.  Disclose whether the Corporation has adopted a written policy relating to the identification and nomination of women directors. If the Corporation has not adopted such a policy, disclose why it has not done so. If the Corporation has adopted a policy, disclose a short summary of its objectives and key provisions, the measures taken to ensure that the policy has been effectively implemented, annual and cumulative progress by the issuer in achieving the objectives of the policy, and whether and, if so, how the Board or its nominating committee measures the effectiveness of the policy.

The Corporation adopted a written diversity policy (the “Diversity Policy”) in 2021 to formalize its approach to diversity. The Diversity Policy sets out the many characteristics of diversity, including gender, age, visible minorities, Indigenous peoples, persons with disabilities, sexual orientation and other personal characteristics.

The Corporation has not adopted a specific target regarding the representation of women on the Board or in executive officer positions however, it is an objective of the Diversity Policy that diversity be considered in determining the optimal composition of the Board. The Diversity Policy sets out guidelines for the Governance and Nominating Committee to find the best qualified candidates for Board positions recognizing that the Board’s background should represent a variety of backgrounds, experiences and skills.

Consideration of the Representation of Women in the Director Identification and Selection Process

18.  Disclose whether and, if so, how the Board or nominating committee considers the level of representation of women on the Board in identifying and nominating candidates for election or re-election to the Board. If the Corporation does not consider the representation of women on the Board in identifying and nominating candidates for election or re-election to the Board, disclose the Corporation’s reasons for not doing so.

It is an objective of the Diversity Policy that diversity be considered in connection with the identification and nomination of female Board members. Gender diversity is an important factor that is taken into account in identifying and selecting Board members. The Board believes that diversity is important to ensure that directors provide a wide range of perspectives, experience and expertise required to achieve effective stewardship of the Corporation.

Governance Disclosure Requirement Under the Corporate Governance National Instrument 58-101 (“NI 58-101”)	Comments

The Diversity Policy does not include a target number or percentage of women on the Board. The Governance and Nominating Committee does not believe that targets are appropriate since gender diversity is only one of several characteristics considered during the selection process for Board nominees. Instead, the Governance and Nominating Committee believes that a method for reviewing Board nominees on a variety of factors, including diversity, is more appropriate.

Consideration Given to the Representation of Women in Executive Officer Appointments

19.  Disclose whether and, if so, how the issuer considers the level of representation of women in executive officer positions when making executive officer appointments. If the Corporation does not consider the level of representation of women in executive officer positions when making executive officer appointments, disclose the Corporation’s reasons for not doing so.

It is an objective of the Diversity Policy that diversity be considered in connection with the identification and nomination of female candidates for executive positions. Gender diversity is an important factor that is taken into account in considering the hiring, promotion and appointment of executive officers. The Board believes that diversity is important to ensure that executives provide a wide range of perspectives, experience and expertise required to achieve effective stewardship of the Corporation.

The Diversity Policy does not include a target number or percentage of women in executive management positions. The Governance and Nominating Committee does not believe that targets are appropriate since gender diversity is only one of several characteristics considered during the selection process for executive officers. Instead, the Governance and Nominating Committee believes that a method for reviewing executive officers on a variety of factors, including diversity, is more appropriate.

20.  Disclose whether the Corporation has adopted a target regarding women on the Board or in executive officer positions. If the Corporation has not adopted a target, disclose why it has not done so. If the Corporation has adopted a target, disclose the target, and the annual and cumulative progress of the Corporation in achieving the target.

The Corporation has not adopted a target regarding women on the Board or in executive officer positions.

Number of Women on the Board and in Executive Officer Positions
21. Disclose the number and proportion (in percentage terms) of (i) directors on the Corporation’s Board, and (ii) executive officers of the Corporation, who are women.

Currently, none (0%) of the five directors of the Board are women; however, following the Meeting it is expected that one out of the six directors of the Board will be women.

Currently, one (10%) of ten executive officers of the Corporation is a women.

SCHEDULE “B”

AUDIT COMMITTEE CHARTER

(Implemented pursuant to National Instrument 52-110 – Audit Committees)

National Instrument 52-110 – Audit Committees (the “Instrument”) relating to the composition and function of audit committees was implemented for reporting issuers and, accordingly, applies to every NEO Exchange listed company, including the Corporation. The Instrument requires all affected issuers to have a written audit committee charter which must be disclosed, as stipulated by Form 52-110F2, in the management information circular of the Corporation wherein management solicits proxies from the security holders of the Corporation for the purpose of electing directors to the board of directors.

This Charter has been adopted by the board of directors in order to comply with the Instrument and to more properly define the role of the Committee in the oversight of the financial reporting process of the Corporation. Nothing in this Charter is intended to restrict the ability of the board of directors or Committee to alter or vary procedures in order to comply more fully with the Instrument, as amended from time to time.

PART 1

Purpose:

The purpose of the Committee is to:

(a)	improve the quality of the Corporation’s financial reporting;

(b)	assist the board of directors to properly and fully discharge its responsibilities;

(c)	provide an avenue of enhanced communication between the directors and external auditors;

(d)	enhance the external auditor’s independence;

(e)	increase the credibility and objectivity of financial reports; and

(f)	strengthen the role of the directors by facilitating in depth discussions between directors, management and external auditors.

1.1	Definitions

“accounting principles” has the meaning ascribed to it in National Instrument 52-107 Acceptable Accounting Principles and Auditing Standards;

“Affiliate” means a Corporation that is a subsidiary of another Corporation or companies that are controlled by the same entity;

“audit services” means the professional services rendered by the Corporation’s external auditor for the audit and review of the Corporation’s financial statements or services that are normally provided by the external auditor in connection with statutory and regulatory filings or engagements;

“Charter” means this audit committee charter;

“Committee” means the committee established by and among certain members of the board of directors for the purpose of overseeing the accounting and financial reporting processes of the Corporation and audits of the financial statements of the Corporation;

“Control Person” means any individual or company that holds or is one of a combination of individuals or companies that holds a sufficient number of any of the securities of the Corporation so as to affect materially the control of the Corporation, or that holds more than 20% of the outstanding voting shares of the Corporation except where there is evidence showing that the holder of those securities does not materially affect the control of the Corporation;

“financially literate” has the meaning set forth in Section 1.2;

“immediate family member” means an individual’s spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law, and anyone (other than an employee of either the individual or the individual’s immediate family member) who shares the individual’s home;

“independent” means independent only as determined by both the Instrument and the NEO Exchange Listing Manual;

“Instrument” means National Instrument 52-110 – Audit Committees;

“MD&A” has the meaning ascribed to it in National Instrument 51-102;

“Member” means a member of the Committee;

“National Instrument 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations; and

“non-audit services” means services other than audit services.

1.2	Meaning of Financially Literate

For the purposes of this Charter, an individual is financially literate if he or she has the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by the Corporation’s financial statements.

PART 2

2.1	Audit Committee

The board of directors has hereby established the Committee for, among other purposes, compliance with the Instrument.

2.2	Relationship with External Auditors

The Corporation will require its external auditor to report directly to the Committee and the Members shall ensure that such is the case.

2.3	Committee Responsibilities

1.	The Committee shall be responsible for making the following recommendations to the board of directors:

(a)	the external auditor to be nominated for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation; and

(b)	the compensation of the external auditor.

1.

The Committee shall be directly responsible for overseeing the work of the external auditor engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attest services for the Corporation, including the resolution of disagreements between management and the external auditor regarding financial reporting. This responsibility shall include:

(a)	reviewing the audit plan with management and the external auditor;

(b)

reviewing with management and the external auditor any proposed changes in major accounting policies, the presentation and impact of significant risks and uncertainties, and key estimates and judgements of management that may be material to financial reporting;

(c)	questioning management and the external auditor regarding significant financial reporting issues discussed during the fiscal period and the method of resolution;

(d)

reviewing any problems experienced by the external auditor in performing the audit, including any restrictions imposed by management or significant accounting issues on which there was a disagreement with management;

(e)

reviewing audited annual financial statements, in conjunction with the report of the external auditor, and obtaining an explanation from management of all significant variances between comparative reporting periods;

(f)	reviewing the post-audit or management letter, containing the recommendations of the external auditor, and management’s response and subsequent follow up to any identified weakness;

(g)	reviewing interim unaudited financial statements before release to the public;

(h)	reviewing all public disclosure documents containing audited or unaudited financial information before release, including any prospectus, the annual report and management’s discussion and analysis;

(i)	reviewing the evaluation of internal controls by the external auditor, together with management’s response;

(j)	reviewing the terms of reference of the internal auditor, if any;

(k)	reviewing the reports issued by the internal auditor, if any, and management’s response and subsequent follow up to any identified weaknesses; and

(l)	reviewing the appointments of the chief financial officer and any key financial executives involved in the financial reporting process, as applicable.

2.	The Committee shall pre-approve all non-audit services to be provided to the Corporation or its subsidiary entities by the issuer’s external auditor.

3.	The Committee shall review the Corporation’s financial statements, MD&A, and annual and interim earnings press releases before the Corporation publicly discloses this information.

4.

The Committee shall ensure that adequate procedures are in place for the review of the Corporation’s public disclosure of financial information extracted or derived from the Corporation’s financial statements, and shall periodically assess the adequacy of those procedures.

5.

When there is to be a change of auditor, the Committee shall review all issues related to the change, including the information to be included in the notice of change of auditor called for under National Instrument 51-102, and the planned steps for an orderly transition.

6.

The Committee shall review all reportable events, including disagreements, unresolved issues and consultations, as defined in National Instrument 51-102, on a routine basis, whether or not there is to be a change of auditor.

7.	The Committee shall, as applicable, establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters; and

(b)	the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

8.

As applicable, the Committee shall establish, periodically review and approve the Corporation’s hiring policies regarding partners, employees and former partners and employees of the present and former external auditor of the issuer.

9.	The responsibilities outlined in this Charter are not intended to be exhaustive. Members should consider any additional areas which may require oversight when discharging their responsibilities.

2.4	De Minimis Non-Audit Services

The Committee shall satisfy the pre-approval requirement in subsection 2.3(2) if:

(a)

the aggregate amount of all the non-audit services that were not pre-approved is reasonably expected to constitute no more than five per cent of the total amount of fees paid by the issuer and its subsidiary entities to the issuer’s external auditor during the financial year in which the services are provided;

(b)	the Corporation or the subsidiary of the Corporation, as the case may be, did not recognize the services as non-audit services at the time of the engagement; and

(c)

the services are promptly brought to the attention of the Committee and approved by the Committee or by one or more of its Members to whom authority to grant such approvals has been delegated by the Committee, prior to the completion of the audit.

2.5	Delegation of Pre-Approval Function

1.	The Committee may delegate to one or more independent Members the authority to pre-approve non-audit services in satisfaction of the requirement in subsection 2.3(2).

2.

The pre-approval of non-audit services by any Member to whom authority has been delegated pursuant to subsection 2.5(1) must be presented to the Committee at its first scheduled meeting following such pre-approval.

PART 3

3.1	Composition

1.	The Committee shall be composed of a minimum of three Members.

2.	Every Member shall be a director of the issuer.

3.	Every Member shall be independent.

4.	Every Member shall be financially literate.

5.	The board of directors of the Corporation shall appoint or re-appoint the Members after each annual meeting of shareholders of the Corporation.

PART 4

4.1	Authority

Until the replacement of this Charter, the Committee shall have the authority to:

(a)	engage independent counsel and other advisors as it determines necessary to carry out its duties;

(b)	set and pay the compensation for any advisors employed by the Committee;

(c)	communicate directly with the internal and external auditors; and

(d)	recommend the amendment or approval of audited and interim financial statements to the board of directors.

PART 5

5.1	Required Disclosure

The Corporation must include in its Annual Information Form the disclosure required by Form 52-110F1.

5.2	Disclosure in Information Circular

If management of the Corporation solicits proxies from the security holders of the Corporation for the purpose of electing directors to the board of directors, the Corporation shall include in its management information circular a cross-reference to the sections in the Corporation’s Annual Information Form that contain the information required by section 5.1.

PART 6

6.1    Meetings

1.	Meetings of the Committee shall be scheduled to take place at regular intervals and, in any event, not less frequently than quarterly.

2.	Opportunities shall be afforded periodically to the external auditor, the internal auditor and to members of senior management to meet separately with the Members.

3.	Minutes shall be kept of all meetings of the Committee.

SCHEDULE “C”

DIRECTORS’ MANDATE

Cybin Inc.

DIRECTORS’

MANDATE

November 2020

CYBIN INC.

(the “Corporation”)

DIRECTORS’ MANDATE

Directors’ Responsibilities

The board of directors of the Corporation (the “Directors”) are responsible for the stewardship of the Corporation. To discharge this obligation, the Directors, directly and through the applicable committees of the Directors, should assume responsibility in the following areas:

Strategic Planning Process

•	Provide input to management on emerging trends and issues.

•	Adopt, review and approve, if appropriate, management’s strategic plans on an annual basis.

•	Review and approve the Corporation’s financial objectives, plans and actions, including significant capital allocations and expenditures.

Monitoring Tactical Progress

•	Monitor corporate performance against the strategic and business plans, including assessing operating results to evaluate whether the business is being properly managed.

Risk Assessment

•	Identify the principal risks of the Corporation’s businesses and ensure that appropriate systems are in place to manage these risks.

Senior Level Staffing

•	Select, monitor and evaluate the Chief Executive Officer and approve the appointment of other senior executives, and ensure the adoption of a management succession plan.

•

Approve a position description for the Chief Executive Officer including limits to management’s responsibilities and corporate objectives which the Chief Executive Officer is responsible for meeting, all upon recommendation from the Corporate Governance and Nominating Committee.

•	Satisfy itself as to the integrity of the Chief Executive Officer and other executive officers.

•	Satisfy itself that the Chief Executive Officer and other executive officers create, maintain and foster a culture of integrity throughout the Corporation.

•	Engage in succession planning including, identifying, training and monitoring future senior management.

Integrity

•	Ensure the integrity of the Corporation’s internal control and management information systems.

•	Ensure ethical behaviour and compliance with laws and regulations, audit and accounting principles, and the Corporation’s own governing documents.

•

Satisfy itself as to the integrity of the Chief Executive Officer and other executive officers and that the Chief Executive Offer and other executive officers create a culture of integrity throughout the organization.

Material Transactions

•	Review and approve material transactions not in the ordinary course of business, including without limitation, stock issuances, acquisitions, loans and leases.

Monitoring Directors’ Effectiveness

•	Assess their own effectiveness in fulfilling the above and Directors’ responsibilities, including monitoring the effectiveness of individual Directors.

Disclosure Policy and Code of Business Conduct

•	Adopt, monitor and periodically review the effectiveness of a corporate disclosure policy and a code of business conduct.

•	Make determinations with respect to waiving compliance with the code of business conduct by Directors and executive officers.

•	The Directors may delegate responsibility for making determinations with respect to waiving compliance with the code of business conduct to a committee of the Directors.

Feedback from Shareholders

•	Develop measures for the receipt, by the Directors, of feedback from shareholders.

Expectations of Directors

•	Directors are expected to attend all meetings.

•	The specific dates of Board meetings to approve interim and annual financial results shall be scheduled at the commencement of each fiscal year.

•	Additional meetings of the Directors shall be called on an as-required basis.

•

Directors are expected to review materials to be presented at the meetings of the Directors prior to such meetings. Such materials are to be circulated with sufficient advanced notice to allow the Directors adequate review time. However, for unscheduled meetings, shorter notice may be necessary.

Corporate Governance

•	Develop the Corporation’s approach to corporate governance, including developing a set of corporate governance principles and guidelines that are specifically applicable to the Corporation.

•

The Directors may delegate this responsibility to a committee of the Directors, which committee shall have a majority of “Independent” directors (as such term is defined in National Policy 58-201 – Corporate Governance Guidelines) and the remaining members of which, if any, shall be “non-management” directors.

Other

Perform such other functions as prescribed by law or assigned to the Directors in the Corporation’s constating documents, policies and guideline.

SCHEDULE “D”

AMENDED EQUITY INCENTIVE PLAN

EQUITY INCENTIVE PLAN

CYBIN INC.

~~(FORMERLY CLARMIN EXPLORATIONS INC.)~~

SHARE AND INCENTIVE PLAN

ADOPTED BY THE BOARD OF DIRECTORS: ~~NOVEMBER 5~~JULY 15, ~~2020~~2021

APPROVED BY THE COMPANY’S SHAREHOLDERS: ~~AUGUST 13~~[●], ~~2020~~2021

Section 1.	Purpose

The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, advisors and Non-Employee Directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to compensate such persons through various share and cash-based arrangements and provide them with opportunities for share ownership in the Company, thereby aligning the interests of such persons with the Company’s shareholders.

Section 2.	Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Affiliate” shall mean any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company within the meaning of the Business Corporations Act (Ontario).

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Share, Restricted Share Unit, Performance Award, Dividend Equivalent or Other Share-Based Award granted under the Plan.

(c)

“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing an Award granted under the Plan (including a document in an electronic medium) executed in accordance with the requirements of Section 10(b).

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Cashless Exercise” has the meaning given to that terms under paragraph 6(a)(v)(A).

(f)	“Cashless Exercise Notice” means the notice respecting the exercise of an Option on a cashless basis, in the form, set out as Schedule “A” hereto, duly executed by the Participant.

(g)	“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(h)	“Committee” shall mean the Compensation Committee of the Board or such other committee designated by the Board to administer the Plan.

(i)	“Company” shall mean Cybin Inc. (formerly Clarmin Explorations Inc.), an Ontario corporation, and any successor corporation.

(j)	“Consultant” means, in relation to the Company, an individual or a Consultant Company, other than an Employee, Director or Officer of the Company, that:

(i)

is engaged to provide on a continuous bona fide basis, consulting, technical, management or other services to the Company or to an Affiliate of the Company, other than services provided in relation to a distribution;

(ii)	provides the services under a written contract between the Company or the Affiliate and the individual or the Consultant Company;

(iii)	in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and

(iv)	has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(k)	“Consultant Company” means for an individual Consultant, a company or partnership of which the individual is an employee, shareholder or partner.

(l)	“Director” shall mean a member of the Board.

(m)	“Dividend Equivalent” shall mean any right granted under Section 6(e) of the Plan.

(n)	“Effective Date” shall mean the date the Plan is adopted by the Board, as set forth in Section 12.

(o)

“Eligible Person” shall mean any employee, officer, Non-Employee Director, or Consultant providing services to the Company or any Affiliate, or any such person to whom an offer of employment or engagement with the Company or any Affiliate is extended.

(p)	“Fair Market Value” with respect to one Share as of any date shall mean:

(a) if the Shares are listed on the NEO Exchange or any established stock exchange, the price of one Share at the close of the regular trading session of such market or exchange on the last trading day prior to such date, and if no sale of Shares shall have occurred on such date, on the next preceding date on which there was a sale of Shares. Notwithstanding the foregoing, in the event that the Shares are listed on the NEO Exchange, for the purposes of establishing the exercise price of any Options, the Fair Market Value shall ~~not~~ be ~~lower than~~determined by the ~~greater of~~Committee as being either: (i) the closing of the market price of the Shares on the NEO Exchange on ~~(x)~~ the prior trading day~~, and (y)~~ to the date of the grant of the Options; ~~provided, however, that such market price may be reduced by any applicable discount permitted~~or (ii) the five-day volume weighted average trading price, calculated by dividing the total value by the ~~policies~~total volume of the ~~NEO~~Shares traded for the relevant period;

(b) if the Shares are not so listed on the NEO Exchange or any established stock exchange, the average of the closing “bid” and “ask” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “ask” prices on such date, on the next preceding date for which there are such quotes for a Share; or

(c) if the Shares are not publicly traded as of such date, the per share value of one Share, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

(q)	“Incentive Stock Option” shall mean an option to purchase Shares granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(r)	“NEO Exchange” means the Neo Exchange Inc.

(s)	“Non-Employee Director” shall mean a Director who is not also an employee of the Company or any Affiliate.

(t)	“Non-Qualified Stock Option” shall mean an option to purchase Shares granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(u)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option to purchase Shares.

(v)	“Other Share-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(w)	“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(x)	“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(y)	“Person” shall mean any individual or entity, including a corporation, partnership, limited liability company, association, joint venture or trust.

(z)	“Plan” shall mean this Equity Incentive Plan, as amended from time to time.

~~(aa)~~

~~“Related Person” has the meaning ascribed thereto in section 2.22 of National Instrument 45-106 Prospectus Exemptions, which includes, without limitation, any director, an executive officer of the Company or of its any Affiliates.~~

(aa)	~~(bb)~~ “Restricted Share” shall mean any Share granted under Section 6(c) of the Plan.

(bb)

~~(cc)~~ “Restricted Share Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date, provided that in the case of Participants who are liable to taxation under the Tax Act in respect of amounts payable under this Plan, that such date shall not be later than December 31of the third calendar year following the year services were performed in respect of the corresponding Restricted Share Unit awarded.

(cc)	~~(dd)~~ “Section 409A” shall mean Section 409A of the Code, or any successor provision, and applicable Treasury Regulations and other applicable guidance thereunder.

~~(ee)~~	~~“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.~~

(dd)

~~(ff)~~ “Share” or “Shares” shall mean common shares in the capital of the Company (or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan).

(ee)

~~(gg)~~ “Specified Employee” shall mean a specified employee as defined in Section 409A(a)(2)(B) of the Code or applicable proposed or final regulations under Section 409A, determined in accordance with procedures established by the Company and applied uniformly with respect to all plans maintained by the Company that are subject to Section 409A.

(ff)	~~(hh)~~ “Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.

(gg)	~~(ii)~~ “Tax Act” means the Income Tax Act (Canada).

(hh)

~~(jj)~~ “U.S. Award Holder” shall mean any holder of an Award who is a “U.S. person” (as defined in Rule 902(k) of Regulation S under the U.S. Securities Act) or who is holding or exercising Awards in the United States.

(ii)

“U.S. Participant” shall mean a Participant who is a U.S. citizen or a U.S. resident, in each case as defined in Section 7701(a)(30)(A) and Section 7701(b)(1)(A) of the Code and any other Participant whose compensatory Awards under the Plan would be subject to Section 409A of the Code.

(jj)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

Section 3.	Administration

(a)

Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or the method by which payments or other rights are to be calculated in connection with) each

Award; (iv) determine the terms and conditions of any Award or Award Agreement, including any terms relating to the forfeiture of any Award and the forfeiture, recapture or disgorgement of any cash, Shares or other amounts payable with respect to any Award; (v) amend the terms and conditions of any Award or Award Agreement, subject to the limitations under Section 7; (vi) accelerate the exercisability of any Award or the lapse of any restrictions relating to any Award, subject to the limitations in Section 7, (vii) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property (excluding promissory notes), or canceled, forfeited or suspended, subject to the limitations in Section 7; (viii) determine whether, to what extent and under what circumstances amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee, subject to the requirements of Section 409A; (ix) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and (xii) adopt such modifications, rules, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of the jurisdictions in which the Company or an Affiliate may operate, including, without limitation, establishing any special rules for Affiliates, Eligible Persons or Participants located in any particular country, in order to meet the objectives of the Plan and to ensure the viability of the intended benefits of Awards granted to Participants located in such non-United States jurisdictions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award or Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award or Award Agreement, and any employee of the Company or any Affiliate.

(b)

Delegation. The Committee may delegate to one or more officers or Directors of the Company, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion, the authority to grant Awards; provided, however, that the Committee shall not delegate such authority in such a manner as would cause the Plan not to comply with applicable exchange rules or applicable corporate law.

(c)

Power and Authority of the Board. Notwithstanding anything to the contrary contained herein, ~~(i)~~ the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan, unless the exercise of such powers and duties by the Board would cause the Plan not to comply with the requirements of all applicable securities rules ~~and (ii) only the Committee (or another committee of the Board comprised of directors who qualify as independent directors within the meaning of the independence rules of any applicable securities exchange where the Shares are then listed) may grant Awards to Directors who are not also employees of the Company or an Affiliate.~~

(d)

Indemnification. To the full extent permitted by law, (i) no member of the Board, the Committee or any person to whom the Committee delegates authority under the Plan shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Board, the Committee and each person to whom the Committee delegates authority under the Plan shall be entitled to indemnification by the Company with regard to such actions and determinations. The provisions of this paragraph shall be in addition to such other rights of indemnification as a member of the Board, the Committee or any other person may have by virtue of such person’s position with the Company.

Section 4.	Shares Available for Awards

(a)

Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be the number of Shares as determined by the Board from time to time. Notwithstanding the foregoing, the aggregate number of Shares that may be issued pursuant to awards of Options, including Incentive

Stock Options, shall not exceed 20% of the issued and outstanding Shares at the time of the grant of such Options and the aggregate number of Shares that may be issued pursuant to awards of Incentive Stock Options shall not exceed ~~13,127,854~~22,266,002. The aggregate number of Shares that may be issued under all Awards under the Plan shall be reduced by Shares subject to Awards issued under the Plan in accordance with the Share counting rules described in Section 4(b) below.

(b)

Counting Shares. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(i)

Shares Added Back to Reserve. If any Shares covered by an Award or to which an Award relates are not purchased or are forfeited or are reacquired by the Company (including any Shares withheld by the Company or Shares tendered to satisfy any tax withholding obligation on Awards or Shares covered by an Award that are settled in cash), or if an Award otherwise terminates or is cancelled without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture, reacquisition by the Company, termination or cancellation, shall again be available for granting Awards under the Plan.

(ii)	Cash-Only Awards. Awards that do not entitle the holder thereof to receive or purchase Shares shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(iii)

Substitute Awards Relating to Acquired Entities. Shares issued under Awards granted in substitution for awards previously granted by an entity that is acquired by or merged with the Company or an Affiliate shall not be counted against the aggregate number of Shares available for Awards under the Plan.

(c)

Adjustments. In the event that any dividend (other than a regular cash dividend) or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, share split, reverse share split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is necessary in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards, and (iii) the purchase price or exercise price with respect to any Award ~~and (iv) the limitations contained in Section 4(d) below~~; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number. Such adjustment shall be made by the Committee or the Board, whose determination in that respect shall be final, binding and conclusive.

~~(d)        Additional Award Limitations. The aggregate number of Shares issuable to Related Persons pursuant to Awards granted and all other security based compensation arrangements, at any time, shall not exceed 10% of the total number of Shares then outstanding. The aggregate number of Shares issued to Related Persons pursuant to Awards and all other security based compensation arrangements, within a one-year period, shall not exceed 10% of the total number of Shares then outstanding. The total number of Shares which may be issued or issuable to any one Related Person and the associates of the Related Person under the Plan and all other security based compensation arrangements within any one-year period shall not exceed 5% of the Shares then outstanding. So long as the Company is listed on the NEO, the aggregate number of Shares issued or issuable to persons providing investor relations activities (as defined in NEO policies) as compensation within a one-year period, shall not exceed 1% of the total number of Shares then outstanding. For the purposes of this Section, the number of Shares then outstanding shall mean the number of Shares outstanding on a non-diluted basis immediately prior to the~~

~~proposed grant of the applicable Award. Under this Plan “security based compensation arrangements” shall mean any compensation or incentive mechanism (such as option plans, restricted share plans, share purchase plans) involving the issuance or potential issuances of securities of the Company from treasury.~~

Section 5.	Eligibility

(a)

Eligibility. Any Eligible Person shall be eligible to be designated as a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company and/or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full-time or part-time employees (which term, as used herein, includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.

(b)

Ceasing to be an Eligible Person. If a Participant ceases to be an Eligible Person for any reason, whether for cause or otherwise, the Participant may, but only within 90 days following the date on which it ceased to be an Eligible Person, ~~or within 30 such days if such Participant is~~ an investor relations person or holder of Incentive Stock Options, exercise any Option that was exercisable on the date the Participant ceased to be an Eligible Person. The Committee may extend such 90 ~~or 30~~ day period~~, as applicable,~~ subject to obtaining any approval required by the stock exchange on which the Shares then trade, if any, and subject to a maximum extension to the original expiry date of such Options. Any Option that was not exercisable on the date the Participant ceased to be an Eligible Person is deemed to expire on such date, unless extended as contemplated herein. Any Option that was exercisable on the date the Participant ceased to be an Eligible Person is deemed to expire immediately following the 90 ~~or 30~~ day period~~, as applicable,~~ unless extended as contemplated herein.

Section 6.	Awards

(a)

Options. The Committee is hereby authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan, as the Committee shall determine:

(i)

Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee and shall not be less than ~~100% of~~ the Fair Market Value ~~of a Share on the date of grant of such Option; provided, however, that the Committee may designate a purchase price below Fair Market Value on the date of grant if the Option is granted in substitution for a Stock Option previously granted by an entity that is acquired by or merged with the Company or an Affiliate~~as determined in accordance with this Plan.

(ii)

Option Term. The term of each Option shall be fixed by the Committee at the date of grant but shall not be longer than 10 years from the date of grant. Notwithstanding the foregoing, in the event that the expiry date of an Option falls within a trading blackout period imposed by the Company (a “Blackout Period”), and neither the Company nor the individual in possession of an Option is subject to a cease trade order in respect of the Company’s securities, then the expiry date of such Option shall be automatically extended to the 10th business day following the end of the Blackout Period~~. With~~, provided, however, that with respect to Options awarded to a U.S. ~~Award Holder~~Participant, the application of the this extension with respect to a Blackout Period shall be made in the Company’s sole discretion in accordance with the Code and Section 409A thereof, and in no event will such Options be extended beyond the original expiry date unless otherwise permitted without adverse tax consequences under Code Section 409A.

(iii)

Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms, including, but not limited to, cash, Shares (actually or by attestation), other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the applicable exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(A)	Promissory Notes. Notwithstanding the foregoing, the Committee may not permit payment of the exercise price, either in whole or in part, with a promissory note.

(B)

Net Exercises. The Committee may, in its discretion, permit an Option to be exercised by delivering to the Participant a number of Shares having an aggregate Fair Market Value (determined as of the date of exercise) equal to the excess, if positive, of the Fair Market Value of the Shares underlying the Option being exercised on the date of exercise, over the exercise price of the Option for such Shares.

(iv)

Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options which are intended to qualify as Incentive Stock Options:

(A)

~~The Committee will not grant Incentive Stock Options in which~~To the extent that the aggregate Fair Market Value (determined ~~as of~~at the time ~~the Option is granted~~of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under ~~this Plan an~~d all ~~other~~ plans of the Company and ~~its~~any Affiliates) ~~shall exceed~~exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Non-Qualified Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(B)

All Incentive Stock Options must be granted within ten years from the earlier of the date on which this Plan was adopted by the Committee or the date this Plan was approved by the shareholders of the Company.

(C)

Unless sooner exercised, all Incentive Stock Options shall expire and no longer be exercisable no later than 10 years after the date of grant; provided, however, that in the case of a grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its Affiliates, such Incentive Stock Option shall expire and no longer be exercisable no later than five years from the date of grant.

(D)

The purchase price per Share for an Incentive Stock Option shall be not less than 100% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option; provided, however, that, in the case of the grant of an Incentive Stock Option to a Participant who, at the time such Option is granted, owns (within the meaning of Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of its Affiliates, the purchase price per Share purchasable under an Incentive Stock Option shall be not less than 110% of the Fair Market Value of a Share on the date of grant of the Incentive Stock Option.

(E)

Any Incentive Stock Option authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain all provisions required in order to qualify the Option as an Incentive Stock Option.

(F)

Nothing under this Plan is intended to make the Company liable for any harm arising from a grant of Options where such Options do not qualify as Incentive Stock Options for any reason. The Company is not obligated to take any action in the case that any Options fail to qualify as Incentive Stock Options.

(v)	Cashless Exercise.

(A)

Notwithstanding anything to the contrary, a Participant may elect to exercise an Option without payment of the aggregate exercise price of the Shares to be purchased pursuant to the exercise of the Option (a “Cashless Exercise”) by delivering a Cashless Exercise Notice to the Committee. Upon receipt by the Committee of a Cashless Exercise Notice from a Participant, the Company shall calculate and issue to Participant that number of Shares as is determined by application of the following formula:

X=[Y(A-B)]/A

Where:

X =	the number of Shares to be issued to the Participant upon the Cashless Exercise

Y =	the number of Shares underlying the Options being exercised

A =	the Fair Market Value as at the date of the Cashless Exercise Notice, if such Fair Market Value is greater than the exercise price

B =	the exercise price of the Options being exercised

The Company may, but is not obligated to accept, any Cashless Exercise of which it receives notice. If the Company does accept such Cashless Exercise, no fractional Shares will be issued to any Participant electing a Cashless Exercise. If the number of Shares to be issued to the Participant in the event of a Cashless Exercise would otherwise include a fraction of a Share, the Company will pay a cash amount to such Participant equal to (i) the fraction of a Share otherwise issuable multiplied by (ii) the value attributed to “A” in the formula set out above.

(b)

Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Eligible Persons subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right; provided, however, that, subject to applicable law and stock exchange rules, the Committee may designate a grant price below Fair Market Value on the date of grant if the Stock Appreciation Right is granted in substitution for a Stock Appreciation Right previously granted by an entity that is acquired by or merged with the Company or an Affiliate. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee (except that the term of each Stock Appreciation Right shall be subject to the same limitations in Section 6(a)(ii) applicable to Options). The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)

Restricted Share and Restricted Share Units. The Committee is hereby authorized to grant an Award of Restricted Share and Restricted Share Units to Eligible Persons with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)

Restrictions. Restricted Shares and Restricted Share Units shall be subject to such restrictions as the Committee may impose (including, without limitation, any limitation on the right to vote a Share of Restricted Share or the right to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate. Notwithstanding the foregoing, rights to dividend or Dividend Equivalent payments shall be subject to the limitations described in Section 6(e).

(ii)

Issuance and Delivery of Shares. Any Restricted Share granted under the Plan shall be issued at the time such Awards are granted and may be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a share certificate or certificates, which certificate or certificates shall be held by the Company or held in nominee name by the share transfer agent or brokerage service selected by the Company to provide such services for the Plan. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Share. Shares representing Restricted Share that are no longer subject to restrictions shall be delivered (including by updating the book-entry registration) to the Participant promptly after the applicable restrictions lapse or are waived. In the case of Restricted Share Units, no Shares shall be issued at the time such Awards are granted. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Share Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holder of the Restricted Share Units, and with respect to U.S. Participants, unless the applicable Restricted Share Unit Award expressly provides for a different settlement/payment date, Shares will be issued and delivered in all cases on or before the later of (i) the 15th day of the third month following the end of the Participant’s taxable year that includes the date on which the Participant’s right to payment with respect to Restricted Share Units is no longer subject to a substantial risk of forfeiture, and (ii) ) the 15th day of the third month following the end of the Company’s taxable year that includes the date on which the Participant’s right to payment with respect to Restricted Share Units is no longer subject to a substantial risk of forfeiture.

(iii)

Forfeiture. Except as otherwise determined by the Committee or as provided in an Award Agreement, upon a Participant’s termination of employment or service or resignation or removal as a Director (in either case, as determined under criteria established by the Committee) during the applicable restriction period, all Restricted Shares and all Restricted Share Units held by such Participant at such time shall be forfeited and reacquired by the Company for cancellation at no cost to the Company; provided, however, that the Committee may waive in whole or in part any or all remaining restrictions with respect to Restricted Shares or Restricted Share Units.

(d)

Performance Awards. The Committee is hereby authorized to grant Performance Awards to Eligible Persons. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Share and Restricted Share Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of one or more objective performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award, including time of settlement/payment with respect to Performance Awards, shall be determined by the Committee and set forth in the applicable Award Agreement.

(e)

Dividend Equivalents. The Committee is hereby authorized to grant Dividend Equivalents to Eligible Persons under which the Participant shall be entitled to receive payments (in cash, Shares, other securities, other Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Shares with respect to a number of Shares determined by the Committee. Subject to the terms of the Plan and any applicable Award Agreement, such Dividend Equivalents may have such terms and conditions as the Committee shall determine. Notwithstanding the foregoing, (i) the Committee may not grant Dividend Equivalents to Eligible Persons in connection with grants of Options, Stock Appreciation Rights or other Awards the value of which is based solely on an increase in the value of the Shares after the date of grant of such Award, and (ii) dividend and Dividend Equivalent amounts may be accrued but shall not be paid unless and until the date on which all conditions or restrictions relating to such Award have been satisfied, waived or lapsed.

(f)

Other Share-Based Awards. The Committee is hereby authorized to grant to Eligible Persons such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. The Committee shall determine the terms and conditions of such Awards, subject to the terms of the Plan and any applicable Award Agreement. No Award issued under this Section 6(f) shall contain a purchase right or an option-like exercise feature.

(g)	General Consideration for Awards. Awards may be granted for no cash consideration or for any cash or other consideration as may be determined by the Committee or required by applicable law.

(ii)

Limits on Transfer of Awards. ~~Except as otherwise provided by the Committee in its discretion and subject to such additional terms and conditions as it determines, no Award (other than fully vested and unrestricted Shares issued pursuant to any Award)~~No Award and no right under any such Award shall be transferable by a Participant other than by will or by the laws of descent and distribution, and no Award (other than fully vested and unrestricted Shares issued pursuant to any Award) or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate. ~~Where the Committee does permit the transfer of an Award other than a fully vested and unrestricted Share, such permitted transfer shall be for no value and in accordance with all applicable securities rules.~~ The Committee may also establish procedures as it deems appropriate for a Participant to designate a person or persons, as beneficiary or beneficiaries, to exercise the rights of the Participant and receive any property distributable with respect to any Award in the event of the Participant’s death. In the event of a Participant’s death, any unexercised, options issued to such Participant shall be exercisable within a period of one year next succeeding the year in which the Participant died, unless such exercise period is extended by the Committee and approval is obtained from the stock exchange on which the Shares then trade, as applicable.

(iii)

Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made with respect to, or legends to be placed on the certificates for, such Shares or other securities to reflect such restrictions. The Company shall not be required to deliver any Shares or other securities covered by an Award unless and until the requirements of any federal or state securities or other laws, rules or regulations (including the rules of any securities exchange) as may be determined by the Company to be applicable are satisfied.

(iv)

Prohibition on Option and Stock Appreciation Right Repricing. Except as provided in Section 4(c) hereof, the Committee may not, without prior approval of the Company’s shareholders and applicable stock exchange approval, seek to effect any repricing of any previously granted, “underwater” Option or Stock Appreciation Right by: (i) amending or modifying the terms of the Option or Stock Appreciation Right to lower the exercise price; (ii) canceling the underwater Option or Stock Appreciation Right and granting either (A) replacement Options or Stock Appreciation Rights having a lower exercise price; or (B) Restricted Share, Restricted Share Units, Performance Award or Other Share-Based Award in exchange; or (iii) cancelling or repurchasing the underwater Option or Stock Appreciation Right for cash or other securities. An Option or Stock Appreciation Right will be deemed to be “underwater” at any time when the Fair Market Value of the Shares covered by such Award is less than the exercise price of the Award.

(v)

Section 409A Provisions. Notwithstanding anything in the Plan or any Award Agreement to the contrary, to the extent that any amount or benefit that constitutes “deferred compensation” to a Participant under Section 409A and applicable guidance thereunder is otherwise payable or distributable to a Participant under the Plan or any Award Agreement solely by reason of the occurrence of a change in control or due to the Participant’s disability or “separation from service” (as such term is defined under Section 409A), such amount or benefit will not be payable or distributable to the Participant by reason of such circumstance unless the Committee determines in good faith that (i) the circumstances giving rise to such change in control event, disability or separation from service meet the definition of a change in control event, disability, or separation from service, as the case may be, in Section 409A(a)(2)(A) of the Code and applicable proposed or final regulations, or (ii) the payment or distribution of such amount or benefit would be exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise. Any payment or distribution that otherwise would be made to a Participant who is a Specified Employee (as determined by the Committee in good faith) on account of separation from service ~~may~~will not be made ~~before~~until the date which is six months and one day after the date of the Specified Employee’s separation from service (or if earlier, upon the Specified Employee’s death) unless the payment or distribution is exempt from the application of Section 409A by reason of the short-term deferral exemption or otherwise, or unless earlier payment or distribution would otherwise be permitted under Code Section 409A.

(vi)

Acceleration of Vesting or Exercisability. No Award Agreement shall accelerate the exercisability of any Award or the lapse of restrictions relating to any Award in connection with a change-in-control event, unless such acceleration occurs upon the consummation of (or effective immediately prior to the consummation of, provided that the consummation subsequently occurs) such change-in-control event.

Section 7.	Amendment and Termination; Corrections

(a)

Amendments to the Plan and Awards. The Committee may from time to time amend, suspend or terminate this Plan, and the Committee may amend the terms of any previously granted Award, provided that no amendment to the terms of any previously granted Award may (except as expressly provided in the Plan) materially and adversely alter or impair the terms or conditions of the Award previously granted to a Participant under this Plan without the written consent of the Participant or holder thereof. Any amendment to this Plan, or to the terms of any Award previously granted, is subject to compliance with all applicable laws, rules, regulations and policies of any applicable governmental entity or securities exchange, including receipt of any required approval from the governmental entity or stock exchange. For greater certainty and without limiting the foregoing, the Committee may amend, suspend, terminate or discontinue the Plan, and the Committee may amend or alter any previously granted Award, as applicable, without obtaining the approval of shareholders of the Company in order to:

(i)	amend the eligibility for, and limitations or conditions imposed upon, participation in the Plan;

(ii)

amend any terms relating to the granting or exercise of Awards, including but not limited to terms relating to the amount and payment of the exercise price, or the vesting, expiry, assignment or adjustment of Awards, or otherwise waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively;

(iii)

make changes that are necessary or desirable to comply with applicable laws, rules, regulations and policies of any applicable governmental entity or stock exchange (including amendments to Awards necessary or desirable to avoid any adverse tax results under Section 409A), and no action taken to comply shall be deemed to impair or otherwise adversely alter or impair the rights of any holder of an Award or beneficiary thereof; or

(iv)	amend any terms relating to the administration of the Plan, including the terms of any administrative guidelines or other rules related to the Plan.

Notwithstanding the foregoing and for greater certainty, prior approval of the shareholders of the Company shall be required for any amendment to the Plan or an Award that would:

(i)

require shareholder approval under the rules or regulations of securities exchange that is applicable to the Company, and specifically Sections 10.12(5), 10.12(6) and 10.12(7) of the NEO Exchange Listing Manual;

(ii)	permit repricing of Options or Stock Appreciation Rights, which is currently prohibited by Section 6(g)(iv) of the Plan;

(iii)

permit the award of Options or Stock Appreciation Rights at a price less than 100% of the Fair Market Value of a Share on the date of grant of such Option or Stock Appreciation Right, contrary to the provisions of Section 6(a)(i) and Section 6(b) of the Plan;

(iv)	permit Options to be transferable other than for normal estate settlement purposes;

(v)	amend this Section 7(a); or

(vi)	increase the maximum term permitted for Options and Stock Appreciation Rights as specified in Section 6(a) and Section 6(b) or extend the terms of any Options beyond their original expiry date.

(b)

Corporate Transactions. In the event of any reorganization, merger, consolidation, split-up, spin-off, combination, plan of arrangement, take-over bid or tender offer, repurchase or exchange of Shares or other securities of the Company or any other similar corporate transaction or event involving the Company (or the Company shall enter into a written agreement to undergo such a transaction or event), the Committee or the Board may, in its sole discretion, provide for any of the following to be effective upon the consummation of the event (or effective immediately prior to the consummation of the event, provided that the consummation of the event subsequently occurs), and no action taken under this Section 7(b) shall be deemed to impair or otherwise adversely alter the rights of any holder of an Award or beneficiary thereof:

(i)

either (A) termination of the Award, whether or not vested, in exchange for an amount of cash and/or other property, if any, equal to the amount that would have been attained upon the exercise of the vested portion of the Award or realization of the Participant’s vested rights (and, for the avoidance of doubt, if, as of the date of the occurrence of the transaction or event described in this Section 7(b)(i)(A), the Committee or the Board determines in good faith that no amount would have been attained upon the exercise of the Award or realization of the Participant’s rights, then the Award may be terminated by the Company without any payment) or (B) the replacement of the Award with other rights or property selected by the Committee or the Board, in its sole discretion;

(ii)

that the Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the share of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iii)

that, subject to Section 6(g)(vi), the Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the applicable Award Agreement; or

(iv)	that the Award cannot vest, be exercised or become payable after a date certain in the future, which may be the effective date of the event.

(c)

Correction of Defects, Omissions and Inconsistencies. The Committee may, without prior approval of the shareholders of the Company, correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award or Award Agreement in the manner and to the extent it shall deem desirable to implement or maintain the effectiveness of the Plan.

Section 8.	Income Tax Withholding

In order to comply with all applicable federal, state, local or foreign income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal, state, local or foreign payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. Without limiting the foregoing, in order to assist a Participant in paying all or a portion of the applicable taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (a) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes (subject to any applicable limitations under ASC Topic 718 to avoid adverse accounting treatment) or (b) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

Section 9.	U.S. Securities Laws

Neither the Awards nor the securities which may be acquired pursuant to the exercise of the Awards have been registered under the U.S. Securities Act or under any securities law of any state of the United States of America and are considered “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act and any Shares shall be affixed with an applicable restrictive legend as set forth in the Award Agreement. The Awards may not be offered or sold, directly or indirectly, in the United States except pursuant to registration under the U.S. Securities Act and the securities laws of all applicable states or available exemptions therefrom, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Awards or the securities underlying the Awards, which could result in such U.S. Award Holder not being able to dispose of any Shares issued on exercise of Awards for a considerable length of time. Each U.S. Award Holder or anyone who becomes a U.S. Award Holder, who is granted an Award in the United States, who is a resident of the United States or who is otherwise subject to the U.S. Securities Act or the securities laws of any state of the United States will be required to complete an Award Agreement which sets out the applicable United States restrictions.

Section 10.	California Participants

In addition to the other provisions of the Plan (and notwithstanding any other provision of the Plan to the contrary), the following limitations and requirements will apply to any option granted to a Participant that receives an option issued in reliance on Section 25102(o) of the California Corporations Code (each, a “California Participant”).

(a)	Notwithstanding anything stated herein to the contrary, no option granted to a California Participant shall be exercisable on or after the 10th anniversary of the date of grant.

(b)

Options granted to California Participants are non-assignable and non-transferable except by will, by the laws of descent and distribution, to a revocable trust, or as permitted by Rule 701 of the U.S. Securities Act.

(c)	Notwithstanding anything stated herein to the contrary, the Board shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code.

(d)

Unless a California Participant’s employment is terminated for cause, the right to exercise an option awarded under the Plan in the event of termination of employment continues until the earlier of: (i) the expiry date set forth in the applicable option agreement or (ii) (A) if termination was caused by death or Permanent Disability, at least six months from the date of termination and (B) if termination was caused other than by death or Permanent Disability, at least thirty days from the date of termination. “Permanent Disability” for the purposes of this Section 10(d) shall mean the inability of a California Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the California Participant’s position with the Company because of the sickness or injury of such California Participant.

(e)	Options under the Plan shall be granted by the earlier of (i) ten years from the date the Plan is adopted or (ii) ten years from the date the Plan is approved by the Company’s security holders.

(f)

The Company shall furnish summary financial information (audited or unaudited) of the Company’s financial condition and results of operations, consistent with the requirements of applicable laws, at least annually to each California Participant during the period such California Participant has one or more options outstanding; provided, however, the Company shall not be required to provide such information if (i) the issuance is limited to key persons whose duties in connection with the Company assure their access to equivalent information or (ii) the Plan or any option certificate complies with all conditions of Rule 701 of the U.S. Securities Act; provided that for purposes of determining such compliance, any registered domestic partner shall be considered a “family member” as that term is defined in Rule 701 of the U.S. Securities Act.

(g)

The Company will not grant options to California Participants unless: (i) the Company is a foreign private issuer, as defined by Rule 3b-4 under the United States Securities Exchange Act of 1934, as amended, on the grant date of the option, and the aggregate number of persons in California granted awards under all compensation plans and agreements and issued securities under all purchase and bonus plans and agreements of the Company does not exceed 35; or (ii) prior to any grant made in reliance upon this subclause (ii) and within 12 months before or after the Plan was adopted by the Board, the Plan is approved by a majority of the Company’s outstanding securities entitled to vote, not counting for the purpose of calculating such vote any securities issued upon exercise or vesting of options granted in California.

Section 11.	~~Section 10.~~ General Provisions

(a)

No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)

Award Agreements. No Participant shall have rights under an Award granted to such Participant unless and until an Award Agreement shall have been signed by the Participant (if requested by the Company), or until such Award Agreement is delivered and accepted through an electronic medium in accordance with procedures established by the Company. An Award Agreement need not be signed by a representative of the Company unless required by the Committee. Each Award Agreement shall be subject to the applicable terms and conditions of the Plan and any other terms and conditions (not inconsistent with the Plan) determined by the Committee.

(c)

Plan Provisions Control. In the event that any provision of an Award Agreement conflicts with or is inconsistent in any respect with the terms of the Plan as set forth herein or subsequently amended, the terms of the Plan shall control.

(d)

No Rights of Shareholders. Except with respect to Shares issued under Awards (and subject to such conditions as the Committee may impose on such Awards pursuant to Section 6(c)(i) or Section 6(e)), neither a Participant nor the Participant’s legal representative shall be, or have any of the rights and privileges of, a shareholder of the Company with respect to any Shares issuable upon the exercise or payment of any Award, in whole or in part, unless and until such Shares have been issued.

(e)

No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation plans or arrangements, and such plans or arrangements may be either generally applicable or applicable only in specific cases.

(f)

No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained as an employee of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate a Participant’s employment at any time, with or without cause, in accordance with applicable law. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement. Nothing in this Plan shall confer on any person any legal or equitable right against the Company or any Affiliate, directly or indirectly, or give rise to any cause of action at law or in equity against the Company or an Affiliate. Under no circumstances shall any person ceasing to be an employee of the Company or any Affiliate be entitled to any compensation for any loss of any right or benefit under the Plan which such employee might otherwise have enjoyed but for termination of employment, whether such compensation is claimed by way of damages for wrongful or unfair dismissal, breach of contract or otherwise. By participating in the Plan, each Participant shall be deemed to have accepted all the conditions of the Plan and the terms and conditions of any rules and regulations adopted by the Committee and shall be fully bound thereby.

(g)

Governing Law. The internal law, and not the law of conflicts, of the Province of Ontario shall govern all questions concerning the validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award.

(h)

Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(i)

No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(j)

Other Benefits. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant’s compensation or benefits under any pension, retirement, savings, profit sharing, group insurance, disability, severance, termination pay, welfare or other benefit plan of the Company, unless required by law or otherwise provided by such other plan.

(k)

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Share or whether such fractional Share or any rights thereto shall be canceled, terminated or otherwise eliminated.

(l)

Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

Section 12.	~~Section 11.~~ Clawback or Recoupment

All Awards under this Plan shall be subject to recovery or other penalties pursuant to (i) any Company clawback policy, as may be adopted or amended from time to time, or (ii) any applicable law, rule or regulation or applicable stock exchange rule.

Section 13.	~~Section 12.~~ Effective Date of the Plan

The Plan was adopted by the Board on ~~November 5~~July 15, ~~2020~~2021.

Section 14.	~~Section 13.~~ Term of the Plan

No Award shall be granted under the Plan, and the Plan shall terminate, on the earlier of (i) the tenth anniversary of the date the Plan was last approved by the shareholders of the Company, and (ii) the date of discontinuation or termination established pursuant to Section 7(a) of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such dates, and the authority of the Committee provided for hereunder with respect to the Plan and any Awards, and the authority of the Committee to amend the Plan, shall extend beyond the termination of the Plan.

SCHEDULE “A”

CASHLESS EXERCISE NOTICE

TO:         Cybin Inc. (the “Company”)

The undersigned hereby irrevocably gives notice, pursuant to the Company’s Equity Incentive Plan (the “Plan”), of the exercise of the Options to acquire and hereby subscribes for (cross out inapplicable item):

(a)	all of the Shares; or

(b)	of the Shares;

which are the subject of the certificate attached hereto.

The undersigned understands that to the extent that any Options described herein are Incentive Stock Options (“ISOs”), the exercise of such ISOs through Cashless Exercise as contemplated herein will cause such ISOs to lose their ISO status, resulting in treatment as nonqualified stock options for U.S. federal income tax purposes. Pursuant to section 6(a)(v) of the Plan and the approval of the Board, the number of Shares to be issued in accordance with the instructions of the undersigned shall be as is determined by application of the following formula, after deduction of any income tax or other amounts required by law to be withheld:

X=[Y(A-B)]/A

Where:

X = the number of Shares to be issued to the Participant upon the Cashless Exercise

Y = the number of Shares underlying the Options being exercised

A =	the Fair Market Value as at the date of the Cashless Exercise Notice, if such Fair Market Value (as defined in the Plan) is greater than the exercise price

B = the exercise price of the Options being exercised

No fractional Shares will be issued upon the undersigned making a Cashless Exercise. If the number of Shares to be issued to the Participant in the event of a Cashless Exercise would otherwise include a fraction of a Share, the Company will pay a cash amount to such Participant equal to (i) the fraction of a Share otherwise issuable multiplied by (ii) the value attributed to “A” in the formula set out above.

The undersigned directs the Company to issue the certificate evidencing said Shares in the name of the undersigned to be mailed to the undersigned at the following address:

By executing this Cashless Exercise Notice, the undersigned hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Cashless Exercise Notice shall have the meanings given to them under the Plan or the attached certificate.

[Signature page follows]

DATED the              day of                     ,                     .

Signature of Participant

SCHEDULE “E”

SHAREHOLDER RIGHTS PLAN

SHAREHOLDER RIGHTS PLAN AGREEMENT

DATED AS OF [●], 2021

BETWEEN

CYBIN INC.

AND

ODYSSEY TRUST COMPANY

AS RIGHTS AGENT

SHAREHOLDER RIGHTS PLAN AGREEMENT

TABLE OF CONTENTS

ARTICLE 1 – INTERPRETATION		E - 5
1.1	Certain Definitions	E - 5
1.2	Currency	E - 19
1.3	Headings	E - 19
1.4	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Common Shares	E - 19
1.5	Acting Jointly or in Concert	E - 20
1.6	Generally Accepted Accounting Principles	E - 20
ARTICLE 2 – THE RIGHTS		E - 20
2.1	Common Shares Issued After Record Time	E - 20
2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights	E - 21
2.3	Adjustments to Exercise Price; Number of Rights	E - 24
2.4	Date on Which Exercise Is Effective	E - 29
2.5	Execution, Authentication, Delivery and Dating of Rights Certificates	E - 29
2.6	Registration, Transfer and Exchange	E - 29
2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates	E - 30
2.8	Persons Deemed Owners of Rights	E - 31
2.9	Delivery and Cancellation of Certificates	E - 31
2.10	Agreement of Rights Holders	E - 31
2.11	Rights Certificate Holder Not Deemed a Shareholder	E - 32
2.12	Fiduciary Duties of the Directors	E - 33
ARTICLE 3 – ADJUSTMENTS TO THE RIGHTS		E - 33
3.1	Flip-in Event	E - 33
ARTICLE 4 – THE RIGHTS AGENT		E - 35
4.1	General	E - 35
4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent	E - 36
4.3	Duties of Rights Agent	E - 36
4.4	Change of Rights Agent	E - 38
4.5	Compliance with Anti-Money Laundering Legislation	E - 39
4.6	Privacy Legislation	E - 39
4.7	Liability	E - 40
ARTICLE 5 – MISCELLANEOUS		E - 40
5.1	Redemption and Waiver	E - 40
5.2	Expiration	E - 42
5.3	Issuance of New Rights Certificates	E - 42
5.4	Supplements and Amendments	E - 42
5.5	Fractional Rights and Fractional Common Shares	E - 44
5.6	Rights of Action	E - 44
5.7	Regulatory Approvals	E - 45
5.8	Declaration as to Non-Canadian or Non-U.S. Holders	E - 45
5.9	Notices	E - 45
5.10	Costs of Enforcement	E - 46
5.11	Successors	E - 46
5.12	Benefits of this Agreement	E - 46
5.13	Governing Law	E - 47
5.14	Severability	E - 47
5.15	Effective Date, Expiration Time	E - 47

5.16	Confirmation and Approval	E - 47
5.17	Determinations and Actions by the Board of Directors	E - 47
5.18	Time of the Essence	E - 48
5.19	Execution in Counterparts	E - 48
5.20	Limited Recourse	E - 48
5.21	Language	E - 48

SHAREHOLDER RIGHTS PLAN AGREEMENT

MEMORANDUM OF AGREEMENT dated as of [●], 2021 between Cybin Inc. (the “Corporation”), a corporation existing under the laws of the Province of Ontario and Odyssey Trust Company, a trust company existing under the laws of Alberta and registered to carry on business in the Provinces of Alberta and British Columbia (the “Rights Agent”);

WHEREAS the Board of Directors (as hereinafter defined) has determined that it is in the best interests of the Corporation to adopt a shareholder rights plan to ensure, to the extent possible, that all shareholders of the Corporation are treated fairly in connection with any take-over bid for the Corporation;

AND WHEREAS in order to implement the adoption of a shareholder rights plan as established by this Agreement, the Board of Directors has:

(a)

authorized the issuance, effective at 12:01 a.m. (Toronto time) on the Effective Date (as hereinafter defined), of one Right (as hereinafter defined) in respect of each Common Share (as hereinafter defined) outstanding at 12:01 a.m. (Toronto time) on the Effective Date (the “Record Time”);

(b)

authorized the issuance of one Right in respect of each Common Share issued after the Record Time and prior to the earlier of the Separation Time (as hereinafter defined) and the Expiration Time (as hereinafter defined); and

(c)	authorized the issuance of Rights Certificates to holders of Rights pursuant to the terms and subject to the conditions set forth herein.

AND WHEREAS each Right entitles the holder thereof, after the Separation Time, to purchase securities of the Corporation pursuant to the terms and subject to the conditions set forth herein;

AND WHEREAS the Corporation desires to appoint the Rights Agent to act on behalf of the Corporation and the holders of Rights, and the Rights Agent is willing to so act, in connection with the issuance, transfer, exchange and replacement of Rights Certificates (as hereinafter defined), the exercise of Rights and other matters referred to herein;

NOW THEREFORE in consideration of the premises and the respective covenants and agreements set forth herein, and subject to such covenants and agreements, the parties hereby agree as follows:

ARTICLE 1 – INTERPRETATION

1.1	Certain Definitions

For purposes of this Agreement, the following terms have the meanings indicated:

(a)

“1934 Exchange Act” means the Securities Exchange Act of 1934 of the United States, as amended, and the rules and regulations thereunder as now in effect or as the same may from time to time be amended, re-enacted or replaced;

(b)	“Acquiring Person” shall mean any Person who is the Beneficial Owner of 20% or more of the then outstanding Common Shares; provided, however, that the term “Acquiring Person” shall not include:

(i)	the Corporation or any Subsidiary of the Corporation;

(ii)

any Person who becomes the Beneficial Owner of 20% or more of the outstanding Common Shares as a result of one or any combination of (A) a Common Share Reduction, (B) a Permitted Bid Acquisition, (C) an Exempt Acquisition, (D) a Pro Rata Acquisition, or (D) Convertible Security Acquisition; provided, however, that if a Person becomes the Beneficial Owner of 20% or more of the outstanding Common Shares by reason of one or any combination of the operation of Paragraphs (A), (B), (C), (D) or (E) above and such Person’s Beneficial Ownership of Common Shares thereafter increases by more than 1.0% of the number of Common Shares then outstanding (other than pursuant to one or any combination of a Common Share Reduction, a Permitted Bid Acquisition, an Exempt Acquisition, a Pro Rata Acquisition, or a Convertible Security Acquisition), then as of the date such Person becomes the Beneficial Owner of such additional Common Shares, such Person shall become an “Acquiring Person”; and

(iii)	an underwriter or member of a banking or selling group that becomes the Beneficial Owner of 20% or more of the Common Shares in connection with a distribution of securities of the Corporation;

(c)

“Affiliate” when used to indicate a relationship with a Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person;

(d)

“Agreement” shall mean this shareholder rights plan agreement dated as of [●], 2021 between the Corporation and the Rights Agent, as the same may be amended, supplemented and/or restated from time to time; “hereof’, “herein”, “hereto” and similar expressions mean and refer to this Agreement as a whole and not to any particular part of this Agreement;

(e)

“Associate” means, when used to indicate a relationship with a specified Person, a spouse of that Person, any Person of the same or opposite sex with whom that Person is living in a conjugal relationship outside marriage, a child of that Person or a relative of that Person if that relative has the same residence as that Person;

(f)	A Person shall be deemed the “Beneficial Owner” of, and to have “Beneficial Ownership” of, and to “Beneficially Own”,

(i)	any securities as to which such Person or any of such Person’s Affiliates or Associates is the owner at law or in equity;

(ii)

any securities as to which such Person or any of such Person’s Affiliates or Associates has the right to become the owner at law or in equity (where such right is exercisable immediately or within a period of 60 days and whether or not on condition or the happening of any contingency or the making of any payment) pursuant to any agreement, arrangement, pledge or understanding, whether or not in writing (other than (x) customary agreements with and between underwriters and/or banking group members and/or selling group members with respect to a public offering or private placement of securities and (y) pledges of securities in the ordinary course of business), or upon the exercise of any conversion right, exchange right, share purchase right (other than the Rights), warrant or option; or

(iii)	any securities which are Beneficially Owned within the meaning of Clauses 1.1(f)(i) and (ii) by any other Person with whom such Person is acting jointly or in concert;

provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to have “Beneficial Ownership” of, or to “Beneficially Own”, any security:

(iv)

where such security has been agreed to be deposited or tendered pursuant to a Lock-up Agreement or is otherwise deposited to any Take-over Bid made by such Person, made by any of such Person’s Affiliates or Associates or made by any other Person acting jointly or in concert with such Person until such deposited or tendered security has been taken up or paid for, whichever shall first occur;

(v)	where such Person, any of such Person’s Affiliates or Associates or any other Person acting jointly or in concert with such Person holds such security provided that:

A.

the ordinary business of any such Person (the “Investment Manager”) includes the management of investment funds for others (which others, for greater certainty, may include or be limited to one or more employee benefit plans or pension plans) and such security is held by the Investment Manager in the ordinary course of such business in the performance of such Investment Manager’s duties for the account of any other Person (a “Client”), including a non-discretionary account held on behalf of a Client by a broker or dealer registered under applicable law;

B.

such Person (the “Trust Company”) is licensed to carry on the business of a trust company under applicable laws and, as such, acts as trustee or administrator or in a similar capacity in relation to the estates of deceased or incompetent Persons (each an “Estate Account”) or in relation to other accounts (each an “Other Account”) and holds such security in the ordinary course of such duties for the estate of any such deceased or incompetent Person or for such other accounts;

C.

such Person is established by statute for purposes that include, and the ordinary business or activity of such Person (the “Statutory Body”) includes, the management of investment funds for employee benefit plans, pension plans, insurance plans or various public bodies;

D.

such Person (the “Administrator”) is the administrator or trustee of one or more pension funds or plans (a “Plan”), or is a Plan, registered under the laws of Canada or any Province thereof or the laws of the United States of America or any State thereof;

E.	such Person (the “Crown Agent”) is a Crown agent or agency; or

F.

such Person (the “Manager”) is the manager or trustee of a mutual fund (“Mutual Fund”) that is registered or qualified to issue its securities to investors under the securities laws of any province of Canada or the laws of the United States of America or is a Mutual Fund.

provided, in any of the above cases, that the Investment Manager, the Trust Company, the Statutory Body, the Administrator, the Plan, the Crown Agent, the Manager or the Mutual Fund, as the case may be, is not then making a Take-over Bid or has not then announced an intention to make a Take-over Bid alone or acting jointly or in concert with any other Person, other than an Offer to Acquire Common Shares or other securities (x) pursuant to a distribution by the Corporation, (y) by means of a Permitted Bid or (z) by means of ordinary market transactions (including pre-arranged trades entered into in the ordinary course of business of such Person) executed through the facilities of a stock exchange or organized over-the-counter market;

(vi)

where such Person is (A) a Client of the same Investment Manager as another Person on whose account the Investment Manager holds such security, (B) an Estate Account or an Other Account of the same Trust

Company as another Person on whose account the Trust Company holds such security or (C) a Plan with the same Administrator as another Plan on whose account the Administrator holds such security;

(vii)

where such Person is (A) a Client of an Investment Manager and such security is owned at law or in equity by the Investment Manager, (B) an Estate Account or an Other Account of a Trust Company and such security is owned at law or in equity by the Trust Company or (C) a Plan and such security is owned at law or in equity by the Administrator of the Plan; or

(viii)	where such Person is a registered holder of such security as a result of carrying on the business of, or acting as a nominee of, a securities depository;

(g)	“Board of Directors” shall mean the board of directors of the Corporation or any duly constituted and empowered committee thereof;

(h)	“Business Day” shall mean any day other than a Saturday, Sunday or a day on which banking institutions in Toronto, Ontario are authorized or obligated by law to close;

(i)

“Canadian Dollar Equivalent” of any amount which is expressed in United States Dollars means, on any date, the Canadian dollar equivalent of such amount determined by multiplying such amount by the U.S. – Canadian Exchange Rate in effect on such date;

(j)	“Canadian—U.S. Exchange Rate” means, on any date, the inverse of the U.S. – Canadian Exchange Rate in effect on such date;

(k)

“close of business” on any given date shall mean the time on such date (or, if such date is not a Business Day, the time on the next succeeding Business Day) at which the principal transfer office in Toronto, Ontario of the transfer agent for the Common Shares (or, after the Separation Time, the principal transfer office in Toronto, Ontario of the Rights Agent) is closed to the public; provided, however, that for the purposes of the definitions of “Competing Permitted Bid” and “Permitted Bid”, “close of business” on any date means 11:59 p.m. (local time at the place of deposit) on such date (or, if such date is not a Business Day, 11:59 p.m. (local time at the place of deposit) on the next succeeding Business Day);

(l)

“Common Share Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to section 5.2 of NI 62-104 or Section 13(d) of the 1934 Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such;

(m)	“Common Share Reduction” means an acquisition or redemption by the Corporation of Common Shares which, by reducing the number of Common

Shares outstanding, increases the proportionate number of Common Shares Beneficially Owned by any person to 20% or more of the Common Shares then outstanding;

(n)	“Common Shares” shall mean the Common Shares in the capital of the Corporation and “Common Share” means any one of them;

(o)	“Competing Permitted Bid” means a Take-over Bid that:

(i)	is made after a Permitted Bid or another Competing Permitted Bid has been made and prior to the expiry, termination or withdrawal of the Permitted Bid or Competing Permitted Bid; and

(ii)	satisfies all components of the definition of a Permitted Bid other than the requirements set out in Clause (ii)(A) of the definition of a Permitted Bid; and

(iii)

contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Common Shares will be taken up or paid for pursuant to the Take-over Bid prior to the close of business on the last day of the minimum initial deposit period that such Take-over Bid must remain open for deposits or tenders of securities thereunder pursuant to NI 62-104 after the date of the Take-over Bid constituting the Competing Permitted Bid;

provided, however, that a Take-over Bid that qualified as a Competing Permitted Bid shall cease to be a Competing Permitted Bid at any time and as soon as such time as when such Take-over Bid ceases to meet any or all of the provisions of this definition;

(p)	“controlled” a Person is “controlled” by another Person or two or more other Persons acting jointly or in concert if:

(i)

in the case of a body corporate, securities entitled to vote in the election of directors of such body corporate carrying more than 50% of the votes for the election of directors are held, directly or indirectly, by or for the benefit of the other Person and the votes carried by such securities are entitled, if exercised, to elect a majority of the board of directors of such body corporate;

(ii)	in the case of a Person which is not a body corporate, more than 50% of the voting interests of such entity are held, directly or indirectly, by or for the benefit of the other Person; or

(iii)	in the case of a Person which is a limited partnership, the general partner controls the partnership;

and “controls”, “controlling” and “under common control with” shall be interpreted accordingly;

(q)

“Convertible Security” means a security convertible or exchangeable into a Common Share and a “Convertible Security Acquisition” means an acquisition by a Person of Common Shares upon the exercise, conversion or exchange of Convertible Securities received by a Person pursuant to a Permitted Bid Acquisition, an Exempt Acquisition or a Pro Rata Acquisition;

(r)	“Co-Rights Agents” shall have the meaning ascribed thereto in Subsection 4.1(a);

(s)	“Disposition Date” shall have the meaning ascribed thereto in Subsection 5.1(h);

(t)	“Distribution Reinvestment Acquisition” shall mean an acquisition of Common Shares pursuant to a Distribution Reinvestment Plan;

(u)

“Distribution Reinvestment Plan” means a regular distribution reinvestment or other plan of the Corporation made available by the Corporation to holders of its securities where such plan permits the holder to direct that some or all of:

(i)	distributions paid in respect of Common Shares;

(ii)	proceeds of redemption of Common Shares;

(iii)	interest paid on evidences of indebtedness of the Corporation; or

(iv)	optional cash payments;

be applied to the purchase from the Corporation of Common Shares;

(v)	“Effective Date” means [●], 2021;

(w)	“Election to Exercise” shall have the meaning ascribed thereto in Clause 2.2(d)(ii);

(x)	“Exempt Acquisition” means a:

(i)	Common Share acquisition in respect of which the Board of Directors has waived the application of Section 3.1 pursuant to the provisions of Subsection 5.1(a) or (h);

(ii)

acquisition pursuant to a distribution by the Corporation of Common Shares or Convertible Securities (and the conversion or exchange of such securities) pursuant to a prospectus or similar document or by way of private placement, provided that all necessary stock exchange approvals for the distribution have been obtained and the distribution complies with the terms and conditions of those approvals and the purchaser does not become the Beneficial Owner of more than 25% of the Common Shares outstanding immediately prior to the distribution (and in making this determination, the securities to be issued to that purchaser pursuant to the distribution will be deemed to be held by that purchaser but will not be included in the aggregate number of outstanding Common Shares immediately prior to the distribution); or

(iii)	Common Share acquisition pursuant to an amalgamation, merger or other statutory procedure requiring shareholder approval;

(y)

“Exercise Price” shall mean, as of any date, the price at which a holder may purchase the securities issuable upon exercise of one whole Right which, until adjustment thereof in accordance with the terms hereof, shall be an amount equal to three times the Market Price;

(z)	“Expansion Factor” shall have the meaning ascribed thereto in Clause 2.3(a)(x);

(aa)	“Expiration Time” shall mean the earlier of:

(i)	the Termination Time; and

(ii)	the close of business on that date which is the date of termination of this Agreement under Section 5.16;

(bb)	“Flip-in Event” shall mean a transaction in or pursuant to which any Person becomes an Acquiring Person;

(cc)	“holder” shall have the meaning ascribed thereto in Section 2.8;

(dd)	“Independent Shareholders” shall mean holders of Common Shares, other than:

(i)	any Acquiring Person;

(ii)	any Offeror (other than any Person who, by virtue of Clause 1.1(f)(v), is not deemed to Beneficially Own the Common Shares held by such Person);

(iii)	any Affiliate or Associate of any Acquiring Person or Offeror;

(iv)	any Person acting jointly or in concert with any Acquiring Person or Offeror; and

(v)

any employee benefit plan, deferred profit sharing plan, share participation plan and any other similar plan or trust for the benefit of employees of the Corporation unless the beneficiaries of the plan or trust direct the manner in which the Common Shares are to be voted or withheld from voting or direct whether the Common Shares are to be tendered to a Take-over Bid;

(ee)

“Lock-up Agreement” means an agreement between an Offeror, any of its Affiliates or Associates or any other Person acting jointly or in concert with the Offeror and a Person (the “Locked-up Person”) who is not an Affiliate or Associate of the Offeror or a Person acting jointly or in concert with the Offeror whereby the Locked-up Person agrees to deposit or tender the Common Shares held by the Locked-up Person to the Offeror’s Take-over Bid or to any Take-over Bid made by any of the Offeror’s Affiliates or Associates or made by any other Person acting jointly or in concert with the Offeror (the “Lock-up Bid”), provided that:

(i)	the agreement:

A.

permits the Locked-up Person to withdraw the Common Shares from the agreement in order to tender or deposit the Common Shares to another Take-over Bid or to support another transaction that in either case will provide greater value to the Locked-up Person than the Lock-up Bid; or

B.

(1) permits the Locked-up Person to withdraw the Common Shares from the agreement in order to tender or deposit the Common Shares to another Take-over Bid or to support another transaction that contains an offering price for each Common Share that exceeds by as much as or more than a specified amount (the “Specified Amount”) the offering price for each Common Share contained in or proposed to be contained in the Lock-up Bid; and (2) does not by its terms provide for a Specified Amount that is greater than 7% of the offering price contained in or proposed to be contained in the Lock-up Bid;

and, for greater clarity, the Lock-up Agreement may contain a right of first refusal or require a period of delay to give an Offeror an opportunity to match a higher price in another Take-over Bid or other similar limitation on a Locked-up Person as long as the Locked-up Person can accept another bid or tender to another transaction;

(ii)	the agreement does not provide for any “break-up” fees, “top-up” fees, penalties, expense reimbursement or other amounts that exceed in aggregate the greater of:

A.	the cash equivalent of 2.5% of the consideration payable under the Take-over Bid to the Locked-up Person; and

B.

50% of the amount by which the consideration payable under another Take-over Bid or transaction to a Locked-up Person exceeds the consideration that such Locked-up Person would have received under the Lock-up Bid;

to be paid by a Locked-up Person pursuant to the Lock-up Agreement in the event that the Locked-up Person fails to deposit or tender Common Shares to the Lock-up Bid or withdraws Common Shares in order to tender to another Take-over Bid or participate in another transaction; and

(iii)	the agreement is made available to the public:

A.	not later than the date on which the Lock-up Bid is publicly announced; or

B.	if the Lock-up Bid has been made prior to the date on which such agreement has been entered into, forthwith and in any event not later than the Business Day following the date of such agreement;

(ff)

“Market Price” per security of any securities on any date of determination shall mean the average of the daily closing prices per security of such securities (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date; provided, however, that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused the closing prices used to determine the Market Price on any Trading Days not to be fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day, each such closing price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the closing price on such date of determination or, if the date of determination is not a Trading Day, on the immediately preceding Trading Day. The closing price per share of any securities on any date shall be:

(i)

the closing board lot sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by the principal Canadian stock exchange (as determined by volume of trading) on which such securities are listed or admitted to trading;

(ii)

if for any reason none of such prices is available on such day or the securities are not listed or posted for trading on a Canadian stock exchange, the last sale price or, in case no such sale takes place on such date, the average of the closing bid and asked prices for each of such securities as reported by the principal national United States securities exchange (as determined by volume of trading) on which such securities are listed or admitted to trading;

(iii)

if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange, the last sale price or, in case no sale takes place on such date, the average of the high bid and low asked prices for each of such securities in the over-the-counter market, as quoted by any recognized reporting system then in use; or

(iv)

if for any reason none of such prices is available on such day or the securities are not listed or admitted to trading on a Canadian stock exchange or a national United States securities exchange or quoted by any such reporting system, the average of the closing bid and asked prices as furnished by a recognized professional market maker making a market in the securities;

provided, however, that if for any reason none of such prices is available on such day, the closing price per share of such securities on such date means the fair value per share of such securities on such date as determined by a nationally recognized investment dealer or investment banker; provided further that if an event of a type analogous to any of the events described in Section 2.3 hereof shall have caused any price used to determine the Market Price on any Trading Day not to be fully comparable with the price as so determined on the Trading Day immediately preceding such date of determination, each such price so used shall be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 hereof in order to make it fully comparable with the price on the Trading Day immediately preceding such date of determination. The Market Price shall be expressed in Canadian dollars and, if initially determined in respect of any day forming part of the 20 consecutive Trading Day period in question in United States dollars, such amount shall be translated into Canadian dollars on such date at the Canadian Dollar Equivalent thereof;

(gg)	“NI 62-104” shall mean National Instrument 62-104 Take-Over Bids and Issuer Bids, as amended, re-enacted or replaced from time to time, and any comparable or successor laws or instruments thereto;

(hh)	“Nominee” shall have the meaning ascribed thereto in Subsection 2.2(c);

(ii)	“Offer to Acquire” shall include:

(i)	an offer to purchase or a solicitation of an offer to sell Common Shares; and

(ii)	an acceptance of an offer to sell Common Shares, whether or not such offer to sell has been solicited;

or any combination thereof, and the Person accepting an offer to sell shall be deemed to be making an Offer to Acquire to the Person that made the offer to sell;

(jj)

“Offeror” shall mean a Person who has announced, and has not withdrawn, an intention to make or who has made, and has not withdrawn, a Take-over Bid, other than a Person who has completed a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition;

(kk)	“Offeror’s Securities” means Common Shares Beneficially Owned by an Offeror on the date of the Offer to Acquire;

(ll)	“Permitted Bid” means a Take-over Bid made by an Offeror by way of take-over bid circular which also complies with the following additional provisions:

(i)	the Take-over Bid is made to all holders of Common Shares as registered on the books of the Corporation, other than the Offeror;

(ii)

the Take-over Bid contains, and the take-up and payment for securities tendered or deposited is subject to, an irrevocable and unqualified condition that no Common Shares will be taken-up or paid for pursuant to the Take-over Bid (A) prior to the close of business on a date which is not less than 105 days following the date of the Take-over Bid or such shorter minimum initial deposit period that a take-over bid (that is not exempt from Part 2, Division 5 (Bid Mechanics) of NI 62-104) must remain open for deposits of securities thereunder, in the applicable circumstances at such time, pursuant to NI 62-104 and (B) then only if at the close of business on such date more than 50% of the Common Shares held by Independent Shareholders shall have been deposited or tendered pursuant to the Take-over Bid and not withdrawn;

(iii)

unless the Take-over Bid is withdrawn, the Take-over Bid contains an irrevocable and unqualified condition that Common Shares may be deposited pursuant to such Take-over Bid at any time during the period of time described in Clause 1.1(ii)(ii) and that any Common Shares deposited pursuant to the Take-over Bid may be withdrawn until taken up and paid for; and

(iv)

the Take-over Bid contains an irrevocable and unqualified condition that in the event that the deposit condition set forth in Clause 1.1(ii)(ii)(B) is satisfied the Offeror will make a public announcement of that fact and the Take-over Bid will remain open for deposits and tenders of Common Shares for not less than ten days from the date of such public announcement;

provided that, should a Permitted Bid cease to be a Permitted Bid because it ceases to meet any or all of the requirements mentioned above prior to the time it expires (after giving effect to any extension) or is withdrawn, then any acquisition of Common Shares made pursuant to such Permitted Bid, including any acquisition of Common Shares made prior to such time, shall not be a Permitted Bid Acquisition. The term “Permitted Bid” shall include a Competing Permitted Bid.

(mm)	“Permitted Bid Acquisition” shall mean an acquisition of Common Shares made pursuant to a Permitted Bid or a Competing Permitted Bid;

(nn)

“Person” shall include any individual, firm, partnership, association, trust, trustee, executor, administrator, legal personal representative, body corporate, corporation, unincorporated organization, syndicate, governmental entity or other entity;

(oo)	“Pro Rata Acquisition” means an acquisition by a Person of Common Shares pursuant to:

(i)	a Distribution Reinvestment Acquisition;

(ii)	a share split or other event in respect of Common Shares pursuant to which such Person becomes the Beneficial Owner of Common Shares on the same pro rata basis as all other holders of Common Shares;

(iii)

the acquisition or the exercise by the Person of only those rights to purchase Common Shares distributed to that Person in the course of a distribution to all holders of Common Shares pursuant to a rights offering or pursuant to a prospectus, provided that the Person does not thereby acquire a greater percentage of such Common Shares or securities convertible into or exchangeable for Common Shares so offered than the Person’s percentage of Common Shares Beneficially Owned immediately prior to such acquisition; or

(iv)

a distribution of Common Shares, or securities convertible into or exchangeable for Common Shares (and the conversion or exchange of such convertible or exchangeable securities), made pursuant to a prospectus or by way of a private placement, provided that the Person does not thereby acquire a greater percentage of such Common Shares, or securities convertible into or exchangeable for Common Shares, so offered than the Person’s percentage of Common Shares Beneficially Owned immediately prior to such acquisition;

(pp)	“Record Time” has the meaning set forth in the recitals to this Agreement;

(qq)	“Right” means a right to purchase a Common Share upon the terms and subject to the conditions set forth in this Agreement;

(rr)	“Rights Certificate” means the certificates representing the Rights after the Separation Time, which shall be substantially in the form attached hereto as Attachment 1;

(ss)	“Rights Register” shall have the meaning ascribed thereto in Subsection 2.6(a);

(tt)	“Securities Act (Ontario)” shall mean the Securities Act, R.S.O. 1990, c.S.5, as amended, and the regulations thereunder, and any comparable or successor laws or regulations thereto;

(uu)	“Separation Time” shall mean the close of business on the eighth Trading Day after the earlier of:

(i)	the Common Share Acquisition Date;

(ii)

the date of the commencement of or first public announcement of the intent of any Person (other than the Corporation or any Subsidiary of the Corporation) to commence a Take-over Bid (other than a Permitted Bid or a Competing Permitted Bid), or such later time as may be determined by the Board of Directors, provided that, if any Take-over Bid referred to in this Clause (ii) expires, is cancelled, terminated or otherwise withdrawn prior to the Separation Time, such Take-over Bid shall be deemed, for the purposes of this definition, never to have been made; and

(iii)	the date on which a Permitted Bid or a Competing Permitted Bid ceases to be such;

(vv)	“Shareholder” means a holder of Common Shares;

(ww)	“Subsidiary” a corporation is a Subsidiary of another corporation or person if:

(i)	it is controlled by:

A.	that other; or

B.	that other and one or more corporations each of which is controlled by that other; or

C.	two or more corporations each of which is controlled by that other; or

(ii)	it is a Subsidiary of a corporation that is that other’s Subsidiary;

(xx)

“Take-over Bid” shall mean an Offer to Acquire Common Shares, or securities convertible into Common Shares if, assuming that the Common Shares or convertible securities subject to the Offer to Acquire are acquired and are Beneficially Owned at the date of such Offer to Acquire by the Person making such Offer to Acquire, such Common Shares (including Common Shares that may be acquired upon conversion of securities convertible into Common Shares) together with the Offeror’s Securities, constitute in the aggregate 20% or more of the outstanding Common Shares at the date of the Offer to Acquire;

(yy)	“Termination Time” means the time at which the right to exercise Rights will terminate pursuant to subsection 5.1(e);

(zz)

“Trading Day”, when used with respect to any securities, shall mean a day on which the principal Canadian stock exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if the securities are not listed or admitted to trading on any Canadian stock exchange, a Business Day;

(aaa)	“U.S.-Canadian Exchange Rate” means, on any date:

(i)	if on such date the Bank of Canada sets an average noon spot rate of exchange for the conversion of one United States dollar into Canadian dollars, such rate; and

(ii)

in any other case, the rate for such date for the conversion of one United States dollar into Canadian dollars calculated in such manner as may be determined by the Board of Directors from time to time acting in good faith; and

(bbb)

“U.S. Dollar Equivalent” of any amount which is expressed in Canadian dollars means, on any date, the United States dollar equivalent of such amount determined by multiplying such amount by the Canadian-U.S. Exchange Rate in effect on such date.

1.2	Currency

All sums of money which are referred to in this Agreement are expressed in lawful money of Canada, unless otherwise specified.

1.3	Headings

The division of this Agreement into Articles, Sections, Subsections, Clauses, Paragraphs, Subparagraphs or other portions hereof and the insertion of headings, subheadings and a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

1.4	Calculation of Number and Percentage of Beneficial Ownership of Outstanding Common Shares

For purposes of this Agreement, the percentage of Common Shares Beneficially Owned by any Person, shall be and be deemed to be the product (expressed as a percentage) determined by the formula:

100 x A/B

where:

A    =    the number of votes for the election of all directors generally attaching to the Common Shares Beneficially Owned by such Person; and

B    =    the number of votes for the election of all directors generally attaching to all outstanding Common Shares.

Where any Person is deemed to Beneficially Own unissued Common Shares, such Common Shares shall be deemed to be outstanding for the purpose of calculating the percentage of Common Shares Beneficially Owned by such Person.

1.5	Acting Jointly or in Concert

For the purpose hereof, a Person is acting jointly or in concert with another Person if the first Person has any agreement, arrangement or understanding (whether formal or informal and whether or not in writing) with the other Person, any Associate or Affiliate of such other Person, or any other Person acting jointly or in concert with such other Person, to acquire or offer to acquire any Common Shares (other than customary agreements with and between underwriters and banking group or selling group members with respect to a public offering or distribution of securities and other than pursuant to a pledge of securities in the ordinary course of business).

1.6	Generally Accepted Accounting Principles

Wherever in this Agreement reference is made to generally accepted accounting principles, such reference shall be deemed to be the recommendations at the relevant time of the Canadian Institute of Chartered Accountants, or any successor institute, applicable on a consolidated basis (unless otherwise specifically provided herein to be applicable on an unconsolidated basis) as at the date on which a calculation is made or required to be made in accordance with generally accepted accounting principles. Where the character or amount of any asset or liability or item of revenue or expense is required to be determined, or any consolidation or other accounting computation is required to be made for the purpose of this Agreement or any document, such determination or calculation shall, to the extent applicable and except as otherwise specified herein or as otherwise agreed in writing by the parties, be made in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE 2 - THE RIGHTS

2.1	Common Shares Issued After Record Time

Common Shares which are issued after the Record Time but prior to the earlier of the Separation Time and the Expiration Time, shall also evidence one Right for each such Common Share and, if certificates are issued in respect of any Common Shares, the following legend shall be impressed on, printed on, written on or otherwise affixed to them:

“Until the Separation Time (defined in the Shareholder Rights Agreement referred to below), this certificate also evidences rights of the holder described in a Shareholder

Rights Plan Agreement dated as of [•], 2021 (the “Shareholder Rights Agreement”) between Cybin Inc. (the “Corporation”) and Odyssey Trust Company, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Corporation. Under certain circumstances set out in the Shareholder Rights Agreement, the rights may expire, may become null and void or may be evidenced by separate certificates and no longer evidenced by this certificate. The Corporation will mail or arrange for the mailing of a copy of the Shareholder Rights Agreement to the holder of this certificate without charge as soon as practicable after the receipt of a written request therefor.”

Any Common Shares that are issued and outstanding at the Record Time shall also evidence one Right for each such Common Share, notwithstanding the absence of certificates evidencing such Common Shares or the absence of the foregoing legend thereon, until the close of business on the earlier of the Separation Time and the Expiration Time.

2.2	Initial Exercise Price; Exercise of Rights; Detachment of Rights

(a)

Subject to adjustment as herein set forth, each Right will entitle the holder thereof, from and after the Separation Time and prior to the Expiration Time, to purchase one Common Share for the Exercise Price (and the Exercise Price and number of Common Shares are subject to adjustment as set forth below). Notwithstanding any other provision of this Agreement, any Rights held by the Corporation or any of its Subsidiaries shall be void.

(b)	Until the Separation Time:

(i)	the Rights shall not be exercisable and no Right may be exercised; and

(ii)

each Right will be evidenced by the associated Common Shares registered in the name of the holder thereof or the nominee of such holder (which Common Share shall also be deemed to represent a Right) and will be transferable only together with, and will be transferred by a transfer of, such associated Common Share.

(c)	From and after the Separation Time and prior to the Expiration Time:

(i)	the Rights shall be exercisable; and

(ii)	the registration and transfer of Rights shall be separate from and independent of Common Shares.

Promptly following the Separation Time, the Corporation will prepare and the Rights Agent will mail to each holder of record of Common Shares as of the Separation Time, and in respect of each Convertible Security converted into Common Shares after the Separation time and prior to the Expiration time, promptly after such conversion, (other than an Acquiring Person and, in respect of any Rights Beneficially Owned by such Acquiring Person which are not held of record by such Acquiring Person, the holder of record of such Rights (a “Nominee”)) at such holder’s address as shown by the records of the Corporation (the Corporation hereby agreeing to furnish copies of such records to the Rights Agent for this purpose):

(x)

a Rights Certificate appropriately completed, representing the number of Rights held by such holder at the Separation Time and having such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, rule or regulation or with any rule or regulation of any self-regulatory organization, stock exchange or quotation system on which the Rights may from time to time be listed or traded, or to conform to usage; and

(y)	a disclosure statement describing the Rights,

provided that a Nominee shall be sent the materials provided for in (x) and (y) in respect of all Common Shares held of record by it which are not Beneficially Owned by an Acquiring Person and the Corporation may require any Nominee or suspected Nominee to provide such information and documentation as the Corporation may reasonably require for such purpose.

(d)	Rights may be exercised, in whole or in part, on any Business Day after the Separation Time and prior to the Expiration Time by submitting to the Rights Agent:

(i)	the Rights Certificate evidencing such Rights;

(ii)

an election to exercise such Rights (an “Election to Exercise”) substantially in the form attached to the Rights Certificate appropriately completed and executed by the holder or his executors or administrators or other personal representatives or his or their legal attorney duly appointed by an instrument in writing in form and executed in a manner satisfactory to the Rights Agent; and

(iii)

payment by certified cheque, banker’s draft or money order payable to the order of the Rights Agent, of a sum equal to the Exercise Price multiplied by the number of Rights being exercised and a sum sufficient to cover any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or delivery of certificates for Common Shares in a name other than that of the holder of the Rights being exercised.

(e)

Upon receipt of a Rights Certificate, together with a completed Election to Exercise executed in accordance with Clause 2.2(d)(ii), which does not indicate that such Right is null and void as provided by Subsection 3.1(b), and payment as set forth in Clause 2.2(d)(iii), the Rights Agent (unless otherwise instructed in writing by the Corporation in the event that the Corporation is of the opinion that the Rights cannot be exercised in accordance with this Agreement) will thereupon promptly:

(i)

if certificates evidencing Common Shares are to be issued, requisition from the transfer agent certificates representing the number of such Common Shares to be purchased (the Corporation hereby irrevocably authorizing its transfer agent to comply with all such requisitions);

(ii)	when appropriate, requisition from the Corporation the amount of cash to be paid in lieu of issuing fractional Common Shares;

(iii)

if applicable, after receipt of the certificates referred to in Clause 2.2(e)(i), deliver the same to or upon the order of the registered holder of such Rights Certificates, registered in such name or names as may be designated by such holder; and

(iv)	when appropriate, after receipt, deliver the cash referred to in Clause 2.2(e)(ii) to or to the order of the registered holder of such Rights Certificate.

(f)

In case the holder of any Rights shall exercise less than all the Rights evidenced by such holder’s Rights Certificate, a new Rights Certificate evidencing the Rights remaining unexercised (subject to the provisions of Subsection 5.5(a)) will be issued by the Rights Agent to such holder or to such holder’s duly authorized assigns.

(g)	The Corporation covenants and agrees that it will:

(i)

take all such action as may be necessary and within its power to ensure that all Common Shares issued upon exercise of Rights shall, at the time of such issuance (subject to payment of the Exercise Price), be duly and validly authorized and issued as fully paid and non-assessable;

(ii)

take all such action as may be necessary and within its power to comply with the requirements of the Corporation’s constating documents, the Securities Act (Ontario) and the other applicable securities laws or comparable legislation of each of the provinces of Canada and any other applicable law, rule or regulation, in connection with the issuance and delivery of the Rights Certificates and the issuance of any Common Shares upon exercise of Rights;

(iii)

use reasonable efforts to cause all Common Shares issued upon exercise of Rights to be listed on the stock exchanges on which such Common Shares were traded immediately prior to the Common Share Acquisition Date;

(iv)

cause to be reserved and kept available out of the authorized and unissued Common Shares, the number of Common Shares that, as provided in this Agreement, will from time to time be sufficient to permit the exercise in full of all outstanding Rights;

(v)

pay when due and payable, if applicable, any and all federal, provincial and municipal transfer taxes and charges (not including any income or capital taxes of the holder or exercising holder or any liability of the Corporation to withhold tax) which may be payable in respect of the original issuance or delivery of the Rights Certificates, or, if applicable, certificates for Common Shares to be issued upon exercise of any Rights, provided that the Corporation shall not be required to pay any transfer tax or charge which may be payable in respect of any transfer involved in the transfer or delivery of Rights Certificates or the issuance or, if applicable, delivery of certificates for, Common Shares in a name other than that of the holder of the Rights being transferred or exercised; and

(vi)

after the Separation Time, except as permitted by Section 5.1, not take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

2.3	Adjustments to Exercise Price; Number of Rights

The Exercise Price, the number and kind of securities subject to purchase upon exercise of each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 2.3.

(a)	In the event the Corporation shall at any time after the date of this Agreement:

(i)

declare or pay a distribution on Common Shares payable in Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) other than pursuant to any optional stock dividend program;

(ii)	subdivide or change the then outstanding Common Shares into a greater number of Common Shares;

(iii)	consolidate or change the then outstanding Common Shares into a smaller number of Common Shares; or

(iv)

issue any Common Shares (or other securities exchangeable for or convertible into or giving a right to acquire Common Shares or other securities of the Corporation) in respect of, in lieu of or in exchange for existing Common Shares except as otherwise provided in this Section 2.3, the Exercise Price and the number of Rights outstanding, or, if the payment or effective date therefor shall occur after the Separation Time, the securities purchasable upon exercise of Rights shall be adjusted as of the payment or effective date in the manner set forth below.

If the Exercise Price and number of Rights outstanding are to be adjusted:

(x)    the Exercise Price in effect after such adjustment will be equal to the Exercise Price in effect immediately prior to such adjustment divided by the number of Common Shares (or other securities) (the “Expansion Factor”) that a holder of one Common Share immediately prior to such distribution, subdivision, change, consolidation or issuance would hold thereafter as a result thereof; and

(y)    each Right held prior to such adjustment will become that number of Rights equal to the Expansion Factor,

and the adjusted number of Rights will be deemed to be distributed among the Common Shares with respect to which the original Rights were associated (if they remain outstanding) and the Common Shares issued in respect of such distribution, subdivision, change, consolidation or issuance, so that each such Common Share (or other securities) will have exactly one Right associated with it.

For greater certainty, if the securities purchasable upon exercise of Rights are to be adjusted, the securities purchasable upon exercise of each Right after such adjustment will be the securities that a holder of the securities purchasable upon exercise of one Right immediately prior to such distribution, subdivision, change, consolidation or issuance would hold thereafter as a result of such dividend, subdivision, change, consolidation or issuance.

If, after the Record Time and prior to the Expiration Time, the Corporation shall issue any securities other than Common Shares in a transaction of a type described in Clause 2.3(a)(i) or (iv), such securities shall be treated herein as nearly equivalent to Common Shares as may be practicable and appropriate under the circumstances and the Corporation and the Rights Agent agree to amend this Agreement in order to effect such treatment.

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any Common Shares otherwise than in a transaction referred to in this Subsection 2.3(a), each such Common Share so issued shall automatically have one new Right associated with it, which Right shall be evidenced by the certificate representing such associated Common Share.

(b)

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time fix a record date for the issuance of rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for or carrying a right to purchase Common Shares) at a price per Common Share (or, if a security convertible into or exchangeable for or carrying a right to purchase or subscribe for Common Shares, having a conversion, exchange or exercise price, including the price required to be paid to purchase such convertible or exchangeable security or right per Common Share) less than the Market Price per Common Share, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction:

(i)

the numerator of which shall be the number of Common Shares outstanding on such record date, plus the number of Common Shares that the aggregate offering price of the total number of Common Shares so to be offered (and/or the aggregate initial conversion, exchange or exercise price of the convertible or exchangeable securities or rights so to be offered, including the price required to be paid to purchase such convertible or exchangeable securities or rights) would purchase at such Market Price per Common Share; and

(ii)

the denominator of which shall be the number of Common Shares outstanding on such record date, plus the number of additional Common Shares to be offered for subscription or purchase (or into which the convertible or exchangeable securities or rights so to be offered are initially convertible, exchangeable or exercisable).

In case such subscription price may be paid by delivery of consideration, part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of Rights. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights, options or warrants are not so issued, or if issued, are not exercised prior to the expiration thereof, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed, or to the Exercise Price which would be in effect based upon the number of Common Shares (or securities convertible into, or exchangeable or exercisable for Common Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

For purposes of this Agreement, the granting of the right to purchase Common Shares (whether from treasury or otherwise) pursuant to the Dividend Reinvestment Plan or any employee benefit, stock option or similar plans shall be deemed not to constitute an issue of rights, options or warrants by the Corporation; provided, however, that, in all such cases, the right to purchase Common Shares is at a price per share of not less than 95 per cent of the current market price per share (determined as provided in such plans) of the Common Shares.

(c)

Notwithstanding anything herein to the contrary, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one per cent in the Exercise Price; provided, however, that any adjustments which by reason of this Subsection 2.3(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under Section 2.3 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share. Notwithstanding the first sentence of this Subsection 2.3(c), any adjustment required by Section 2.3 shall be made no later than the earlier of:

(i)	three years from the date of the transaction which gives rise to such adjustment; or

(ii)	the Expiration Date.

(d)

In the event the Corporation shall at any time after the Record Time and prior to the Separation Time issue any securities (other than Common Shares), or rights, options or warrants to subscribe for or purchase any such securities, in a transaction referred to in Clause 2.3(a)(i) or (iv), if the Board of Directors acting in good faith determines that the adjustments contemplated by Subsections 2.3(a) and (b) in connection with such transaction will not appropriately protect the interests of the holders of Rights, the Board of Directors may determine what other adjustments to the Exercise Price, number of Rights and/or securities purchasable upon exercise of Rights would be appropriate and, notwithstanding Subsections 2.3(a) and (b), and subject to prior approval of the holders of the Common Shares or of Rights, as the case may be, as provided in Section 5.4, such adjustments, rather than the adjustments contemplated by Subsections 2.3(a) and (b), shall be made. Subject to the prior consent of the holders of the Common Shares or the Rights obtained as set forth in Subsection 5.4(b) or (c), the Corporation and the Rights Agent shall have authority to amend this Agreement as appropriate to provide for such adjustments.

(e)

Each Right originally issued by the Corporation subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of Common Shares purchasable from time to time hereunder upon exercise of a Right immediately prior to such issue, all subject to further adjustment as provided herein.

(f)

Irrespective of any adjustment or change in the Exercise Price or the number of Common Shares issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Exercise Price per Common Share and the number of Common Shares which were expressed in the initial Rights Certificates issued hereunder.

(g)

In any case in which this Section 2.3 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise over and above the number of Common Shares and other securities of the Corporation, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder an appropriate instrument evidencing such holder’s right to receive such additional Common Shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(h)

Notwithstanding anything contained in this Section 2.3 to the contrary, the Corporation shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 2.3, as and to the extent that in their good faith judgment the Board of Directors shall determine to be advisable, in order that any:

(i)	consolidation or subdivision of Common Shares;

(ii)	issuance (wholly or in part for cash) of Common Shares or securities that by their terms are convertible into or exchangeable for Common Shares;

(iii)	distributions in specie; or

(iv)	issuance of rights, options or warrants referred to in this Section 2.3,

hereafter made by the Corporation to holders of its Common Shares, shall not be taxable to such shareholders.

(i)

Whenever an adjustment to the Exercise Price or a change in the securities purchasable upon exercise of the Rights is made pursuant to this Section 2.3, the Corporation shall promptly and in any event, where such change or adjustment occurs prior to the Separation Time, not later than the Separation Time:

(i)	file with the Rights Agent and with each transfer agent for the Common Shares a certificate specifying the particulars of such adjustment or change; and

(ii)	cause notice of the particulars of such adjustment or change to be given to the holders of the Rights.

Failure to file such certificate or to cause such notice to be given as aforesaid, or any defect therein, shall not affect the validity of such adjustment or change.

2.4	Date on Which Exercise Is Effective

Each Person in whose name any certificate for Common Shares or other securities, if applicable, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Shares or other securities, if applicable, represented thereon, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered in accordance with Subsection 2.2(d) (together with a duly completed Election to Exercise) and payment of the Exercise Price for such Rights (and any applicable transfer taxes and other governmental charges payable by the exercising holder hereunder) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Share transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such Common Shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Share transfer books of the Corporation are open.

2.5	Execution, Authentication, Delivery and Dating of Rights Certificates

(a)

The Rights Certificates shall be executed on behalf of the Corporation by its Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, or any Vice-President, Secretary or Assistant Secretary. The signature of any of these officers on the Rights Certificates may be manual or facsimile. Rights Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Corporation shall bind the Corporation, notwithstanding that such individuals or any of them have ceased to hold such offices either before or after the countersignature and delivery of such Rights Certificates.

(b)

Promptly after the Corporation learns of the Separation Time, the Corporation will notify the Rights Agent of such Separation Time and will deliver Rights Certificates executed by the Corporation to the Rights Agent for countersignature and disclosure statements describing the Rights, and the Rights Agent shall countersign (in a manner satisfactory to the Corporation) and send such Rights Certificates and disclosure statements to the holders of the Rights pursuant to Subsection 2.2(c) hereof. No Rights Certificate shall be valid for any purpose until countersigned by the Rights Agent as aforesaid.

(c)	Each Rights Certificate shall be dated the date of countersignature thereof by the Rights Agent.

2.6	Registration, Transfer and Exchange

(a)

The Corporation will cause to be kept a register (the “Rights Register”) in which, subject to such reasonable regulations as it may prescribe, the Corporation will provide for the registration and transfer of Rights. The Rights Agent is hereby appointed registrar for the Rights (the “Rights Registrar”) for the purpose of maintaining the Rights Register for the Corporation and registering Rights and transfers of Rights as herein provided and the Rights Agent hereby accepts such appointment. In the event that the

Rights Agent shall cease to be the Rights Registrar, the Rights Agent will have the right to examine the Rights Register at all reasonable times. After the Separation Time and prior to the Expiration Time, upon surrender for registration of transfer or exchange of any Rights Certificate, and subject to the provisions of Subsection 2.6(c), the Corporation will execute, and the Rights Agent will countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the holder’s instructions, one or more new Rights Certificates evidencing the same aggregate number of Rights as did the Rights Certificates so surrendered.

(b)

All Rights issued upon any registration of transfer or exchange of Rights Certificates shall be the valid obligations of the Corporation, and such Rights shall be entitled to the same benefits under this Agreement as the Rights surrendered upon such registration of transfer or exchange.

(c)

Every Rights Certificate surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Corporation or the Rights Agent, as the case may be, duly executed by the holder thereof or such holder’s attorney duly authorized in writing. As a condition to the issuance of any new Rights Certificate under this Section 2.6, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

2.7	Mutilated, Destroyed, Lost and Stolen Rights Certificates

(a)

If any mutilated Rights Certificate is surrendered to the Rights Agent prior to the Expiration Time, the Corporation shall execute and the Rights Agent shall countersign and deliver in exchange therefor a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so surrendered.

(b)	If there shall be delivered to the Corporation and the Rights Agent prior to the Expiration Time:

(i)	evidence to their reasonable satisfaction of the destruction, loss or theft of any Rights Certificate; and

(ii)	such security or indemnity as may be reasonably required by them to save each of them and any of their agents harmless;

then, in the absence of notice to the Corporation or the Rights Agent that such Rights Certificate has been acquired by a bona fide purchaser, the Corporation shall execute and upon the Corporation’s request the Rights Agent shall countersign and deliver, in lieu of any such destroyed, lost or stolen Rights Certificate, a new Rights Certificate evidencing the same number of Rights as did the Rights Certificate so destroyed, lost or stolen.

(c)

As a condition to the issuance of any new Rights Certificate under this Section 2.7, the Corporation may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the reasonable fees and expenses of the Rights Agent) connected therewith.

(d)

Every new Rights Certificate issued pursuant to this Section 2.7 in lieu of any destroyed, lost or stolen Rights Certificate shall evidence the contractual obligation of the Corporation, whether or not the destroyed, lost or stolen Rights Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Rights duly issued hereunder.

2.8	Persons Deemed Owners of Rights

The Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby for all purposes whatsoever. As used in this Agreement, unless the context otherwise requires, the term “holder” of any Right shall mean the registered holder of such Right (or, prior to the Separation Time, of the associated Common Share).

2.9	Delivery and Cancellation of Certificates

All Rights Certificates surrendered upon exercise or for redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Rights Agent, be delivered to the Rights Agent and, in any case, shall be promptly cancelled by the Rights Agent. The Corporation may at any time deliver to the Rights Agent for cancellation any Rights Certificates previously countersigned and delivered hereunder which the Corporation may have acquired in any manner whatsoever, and all Rights Certificates so delivered shall be promptly cancelled by the Rights Agent. No Rights Certificate shall be countersigned in lieu of or in exchange for any Rights Certificates cancelled as provided in this Section 2.9, except as expressly permitted by this Agreement. The Rights Agent shall, subject to applicable laws, and its ordinary business practices, destroy all cancelled Rights Certificates and deliver a certificate of destruction to the Corporation upon request.

2.10	Agreement of Rights Holders

Every holder of Rights, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of Rights:

(a)	to be bound by and subject to the provisions of this Agreement, as amended from time to time in accordance with the terms hereof, in respect of all Rights held;

(b)	that prior to the Separation Time, each Right will be transferable only together with, and will be transferred by a transfer of, the associated Common Share certificate representing such Right;

(c)	that after the Separation Time, the Rights Certificates will be transferable only on the Rights Register as provided herein;

(d)

that prior to due presentment of a Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) for registration of transfer, the Corporation, the Rights Agent and any agent of the Corporation or the Rights Agent may deem and treat the Person in whose name the Rights Certificate (or, prior to the Separation Time, the associated Common Share certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on such Rights Certificate or the associated Common Share certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary;

(e)	that such holder of Rights has waived his right to receive any fractional Rights or any fractional shares or other securities upon exercise of a Right (except as provided herein);

(f)

that, subject to the provisions of Section 5.4, without the approval of any holder of Rights or Common Shares and upon the sole authority of the Board of Directors, acting in good faith, this Agreement may be supplemented or amended from time to time to cure any ambiguity or to correct or supplement any provision contained herein which may be inconsistent with the intent of this Agreement or is otherwise defective, as provided herein;

(g)	the Rights Agent shall not be liable to any holder for any failure on the part of the Corporation to perform any of its duties pursuant to the terms of this Agreement; and

(h)

notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or any other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by a governmental authority, prohibiting or otherwise restraining performance of such obligations.

2.11	Rights Certificate Holder Not Deemed a Shareholder

No holder, as such, of any Rights or Rights Certificate shall be entitled to vote, receive distributions or be deemed for any purpose whatsoever the holder of any Common Share or any other share or security of the Corporation which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed or deemed or confer upon the holder of any Right or Rights Certificate, as such, any right, title, benefit or privilege of a holder of

Common Shares or any other securities of the Corporation or any right to vote at any meeting of Shareholders of the Corporation whether for the election of directors or otherwise or upon any matter submitted to holders of Common Shares or any other shares of the Corporation at any meeting thereof, or to give or withhold consent to any action of the Corporation, or to receive notice of any meeting or other action affecting any holder of Common Shares or any other securities of the Corporation except as expressly provided herein, or to receive dividends, distributions or subscription rights, or otherwise, until the Right or Rights evidenced by Rights Certificates shall have been duly exercised in accordance with the terms and provisions hereof.

2.12	Fiduciary Duties of the Directors

Nothing contained herein shall be construed to suggest or imply that the Board of Directors shall not be entitled to recommend that holders of Common Shares reject or accept any Take-over Bid or take any other action including the commencement, prosecution, defence or settlement of any litigation and the solicitation of additional or alternative Take-over Bids or other proposals to Shareholders that the Board of Directors believe are necessary or appropriate in the exercise of their fiduciary duties.

ARTICLE 3 – ADJUSTMENTS TO THE RIGHTS

3.1	Flip-in Event

(a)

Subject to Subsection 3.1(b) and Section 5.1, in the event that prior to the Expiration Time a Flip-in Event shall occur, each Right shall constitute, effective at the close of business on the eighth Trading Day after the Common Share Acquisition Date, the right to purchase from the Corporation, upon exercise thereof in accordance with the terms hereof, that number of Common Shares having an aggregate Market Price on the date of consummation or occurrence of such Flip-in Event equal to twice the Exercise Price for an amount in cash equal to the Exercise Price (such right to be appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 in the event that after such consummation or occurrence, an event of a type analogous to any of the events described in Section 2.3 shall have occurred).

(b)

Notwithstanding anything in this Agreement to the contrary, upon the occurrence of any Flip-in Event, any Rights that are or were Beneficially Owned on or after the earlier of the Separation Time or the Common Share Acquisition Date by:

(i)	an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person); or

(ii)

a transferee of Rights, directly or indirectly, from an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), where such transferee becomes a transferee concurrently with or subsequent to the Acquiring Person becoming such in a transfer that the Board of Directors has determined is part of a plan, arrangement or scheme of an Acquiring Person (or any Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or any Affiliate or Associate of an Acquiring Person), that has the purpose or effect of avoiding Clause 3.1(b)(i), shall become null and void without any further action, and any holder of such Rights (including transferees) shall thereafter have no right to exercise such Rights under any provision of this Agreement and further shall thereafter not have any other rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise.

(c)

From and after the Separation Time, the Corporation shall do all such acts and things as shall be necessary and within its power to ensure compliance with the provisions of this Section 3.1, including without limitation, all such acts and things as may be required to satisfy the requirements of the Corporation’s constating documents, the Securities Act (Ontario) and the securities laws or comparable legislation of each of the provinces of Canada and of the United States and each of the states thereof in respect of the issue of Common Shares upon the exercise of Rights in accordance with this Agreement.

(d)

Any Rights Certificate that represents Rights Beneficially Owned by a Person described in either Clause 3.1(b)(i) or (ii) or transferred to any nominee of any such Person, and any Rights Certificate issued upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain the following legend:

“The Rights represented by this Rights Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Plan Agreement) or a Person who was acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person. This Rights Certificate and the Rights represented hereby are void or shall become void in the circumstances specified in Subsection 3.1(b) of the Shareholder Rights Plan Agreement.”

provided, however, that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall impose such legend only if instructed to do so by the Corporation in writing or if a holder fails to certify upon transfer or exchange in the space provided on the Rights Certificate that such holder is not a Person described in such legend.

ARTICLE 4 – THE RIGHTS AGENT

4.1	General

(a)

The Corporation hereby appoints the Rights Agent to act as agent for the Corporation and the holders of the Rights in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-Rights Agents (“Co-Rights Agents”) as it may deem necessary or desirable, subject to the prior written consent of the Rights Agent. In the event the Corporation appoints one or more Co-Rights Agents, the respective duties of the Rights Agent and Co-Rights Agents shall be as the Corporation may determine, with the approval of the Rights Agent. The Corporation agrees to pay to the Rights Agent from time to time reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses (including reasonable expenses, advances, counsel fees and disbursements) incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Corporation also agrees to indemnify the Rights Agent, its officers, directors and employees for, and to hold such persons harmless against, any loss, liability, cost, claim, action, suit, damage, or expense incurred (that is not the result of gross negligence, bad faith or wilful misconduct on the part of any one or all of the Rights Agent, its officers, directors or employees) for anything done, suffered or omitted by the Rights Agent in connection with the acceptance, execution and administration of this Agreement and the exercise and performance of its duties hereunder, including the costs and expenses of defending against any claim of liability, which right to indemnification will survive the termination of this Agreement or the resignation or removal of the Rights Agent.

(b)

The Rights Agent shall be protected from and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any certificate for Common Shares, Rights Certificate, certificate for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

(c)

The Corporation shall inform the Rights Agent in a reasonably timely manner of events which may materially affect the administration of this Agreement by the Rights Agent and at any time, upon request, shall provide to the Rights Agent an incumbency certificate with respect to the then current officers and directors of the Corporation.

4.2	Merger, Amalgamation or Consolidation or Change of Name of Rights Agent

(a)

Any corporation into which the Rights Agent may be merged or amalgamated or with which it may be consolidated, or any corporation resulting from any merger, amalgamation, statutory arrangement or consolidation to which the Rights Agent is a party, or any corporation succeeding to the shareholder or stockholder services business of the Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 4.4 hereof. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement any of the Rights Certificates have been countersigned but not delivered, any successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights have not been countersigned, any successor Rights Agent may countersign such Rights Certificates in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

(b)

In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

4.3	Duties of Rights Agent

The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, all of which the Corporation and the holders of certificates for Common Shares and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

(a)

the Rights Agent, at the expense of the Corporation, may consult with and retain legal counsel (who may be legal counsel for the Corporation) and such other experts as it shall reasonably consider necessary to perform its duties hereunder, and the opinion of such counsel or other expert will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted to be taken by it in good faith and in accordance with such opinion;

(b)	whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Person believed by the Rights Agent to be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, or any Vice-President, Secretary or Assistant Secretary of the Corporation and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate;

(c)	the Rights Agent will be liable hereunder only for events which are the result of its own gross negligence, bad faith or wilful misconduct;

(d)

the Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or, if applicable, in the certificates for Common Shares, or the Rights Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and will be deemed to have been made by the Corporation only;

(e)

the Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Rights Agent) or in respect of the validity or execution of any certificate for a Common Share (if applicable) or Rights Certificate (except its countersignature thereof); nor will it be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Subsection 3.1(b) hereof) or any adjustment required under the provisions of Section 2.3 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights after receipt of the certificate contemplated by Section 2.3 describing any such adjustment); nor will it by any act hereunder be deemed to make any representation or warranty as to the authorization of any Common Shares to be issued pursuant to this Agreement or any Rights or as to whether any Common Shares will, when issued, be duly and validly authorized, executed, issued and delivered and fully paid and non-assessable;

(f)

the Corporation agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement;

(g)

the Rights Agent is hereby authorized and directed to accept instructions in writing with respect to the performance of its duties hereunder from any individual believed by the Rights Agent to be the Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, or any Vice-President, Secretary or Assistant Secretary of the Corporation, and to apply to such individuals for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such individual;

(h)

the Rights Agent and any shareholder or stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in Common Shares, Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other legal entity;

(i)

the Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, omission, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation resulting from any such act, omission, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.; and

(j)

in the event of any disagreement arising regarding the terms of this Agreement, the Rights Agent shall be entitled, at its option, to refuse to comply with any and all demands whatsoever until the dispute is settled either by written agreement amongst the parties to this Agreement or by a court of competent jurisdiction.

4.4	Change of Rights Agent

The Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice (or such lesser notice as is acceptable to the Corporation) in writing mailed to the Corporation and to each transfer agent of Common Shares by registered or certified mail. The Corporation may remove the Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent and to each transfer agent of the Common Shares by registered or certified mail. If the Rights Agent should resign or be removed or otherwise become incapable of acting, the Corporation will appoint a successor to the Rights Agent. If the Corporation fails to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent, then by prior written notice to the Corporation the resigning Rights Agent or the holder of any Rights (which holder shall, with such notice, submit such holder’s Rights Certificate, if any, for inspection by the Corporation), may apply to any court of competent jurisdiction for the appointment of a new Rights Agent, at the Corporation’s expense. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be a corporation incorporated under the laws of Canada or a province thereof authorized to carry on the business of a trust company in one or more of the Provinces of Canada. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent, upon receiving from the Corporation payment in full of all amounts outstanding under this Agreement, shall deliver and transfer to the successor rights agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation will file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and mail a notice thereof in writing to the holders of the Rights in accordance with Section 5.9. The cost of giving any notice required under this Section 4.4 shall be borne solely by the Corporation. Failure to give any notice provided for in this Section 4.4, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of any successor Rights Agent, as the case may be.

4.5	Compliance with Anti-Money Laundering Legislation

The Rights Agent shall retain the right not to act and shall not be liable for refusing to act if, due to a lack of information or for any other reason whatsoever, the Rights Agent reasonably determines that such an act might cause it to be in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline. Further, should the Rights Agent reasonably determine at any time that its acting under this Agreement has resulted in it being in non-compliance with any applicable anti-money laundering or anti-terrorist legislation, regulation or guideline, then it shall have the right to resign on 10 days’ prior written notice to the Corporation, provided: (i) that the Rights Agent’s written notice shall describe the circumstances of such non-compliance; and (ii) that if such circumstances are rectified to the Rights Agent’s satisfaction within such 10 day period, then such resignation shall not be effective.

4.6	Privacy Legislation

The parties acknowledge that federal and/or provincial legislation that addresses the protection of individual’s personal information (collectively, “Privacy Laws”) applies to obligations and activities under this Agreement. Despite any other provision of this Agreement, neither party will take or direct any action that would contravene, or cause the other to contravene, applicable Privacy Laws. The Corporation will, prior to transferring or causing to be transferred personal information to the Rights Agent, obtain and retain required consents of the relevant individuals to the collection, use and disclosure of their personal information, or will have determined that such consents either have previously been given upon which the parties can rely or are not required under the Privacy Laws. The Rights Agent will use commercially reasonable efforts to ensure that its services hereunder comply with Privacy Laws.

4.7	Liability

Notwithstanding any other provision of this Agreement, and whether such losses or damages are foreseeable or unforeseeable, the Rights Agent shall not be liable under any circumstances whatsoever for any (a) breach by any other party of securities law or other rule of any securities regulatory authority, (b) lost profits or (c) special, indirect, incidental, consequential, exemplary, aggravated or punitive losses or damages. No provision contained in this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers under this Agreement. Notwithstanding any other provision of this Agreement, any liability of the Rights Agent shall be limited, in the aggregate, to the amount of fees paid by the Corporation to the Rights Agent under this Agreement in the 12 months immediately prior to the Rights Agent receiving the first notice of the claim.

ARTICLE 5 – MISCELLANEOUS

5.1	Redemption and Waiver

(a)

The Board of Directors acting in good faith may, until the occurrence of a Flip-in Event, upon prior written notice delivered to the Rights Agent, determine to waive the application of Section 3.1 to a particular Flip-in Event that would result from a Take-over Bid made by way of take-over bid circular to all holders of record of Common Shares (which for greater certainty shall not include the circumstances described in Subsection 5.1(h)); provided that if the Board of Directors waives the application of Section 3.1 to a particular Flip-in Event pursuant to this Subsection 5.1(a), the Board of Directors shall be deemed to have waived the application of Section 3.1 to any other Flip-in Event occurring by reason of any Take-over Bid which is made by means of a take-over bid circular to all holders of record of Common Shares prior to the expiry of any Take-over Bid (as the same may be extended from time to time) in respect of which a waiver is, or is deemed to have been, granted under this Subsection 5.1(a).

(b)

Subject to the prior consent of the holders of the Common Shares or the Rights obtained as set forth in Subsection 5.4(b) or (c), the Board of Directors acting in good faith may, at its option, at any time prior to the provisions of Section 3.1 becoming applicable as a result of the occurrence of a Flip-in Event, elect to redeem all but not less than all of the outstanding Rights at a redemption price of $0.001 per Right appropriately adjusted in a manner analogous to the applicable adjustment provided for in Section 2.3 if an event of the type analogous to any of the events described in Section 2.3 shall have occurred (such redemption price being herein referred to as the “Redemption Price”).

(c)

The Rights will become void and be of no further effect, without any further formality, on the date that a Person who has made a Permitted Bid, a Competing Permitted Bid or an Exempt Acquisition under Subsection 5.1(a) takes up and pays for the Common Shares pursuant to the Permitted Bid, Competing Permitted Bid or Exempt Acquisition, as applicable.

(d)

Where a Take-over Bid that is not a Permitted Bid Acquisition is withdrawn or otherwise terminated after the Separation Time has occurred and prior to the occurrence of a Flip-in Event, the Board of Directors may elect to redeem all the outstanding Rights at the Redemption Price.

(e)

If the Board of Directors is deemed under Subsection 5.1(c) to have elected, or elects under either of Subsection 5.1(b) or (d), to redeem the Rights, the right to exercise the Rights will thereupon, without further action and without notice, terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price.

(f)

Within 10 days after the Board of Directors is deemed under Subsection 5.1(c) to have elected, or elects under Subsection 5.1(b) or (d), to redeem the Rights, the Corporation shall give notice of redemption to the holders of the then outstanding Rights by mailing such notice to each such holder at his last address as it appears upon the registry books of the Rights Agent or, prior to the Separation Time, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made and will state that no payment will be made to holders entitled to less than $10.00 in accordance with Subsection 5.1(i)

(g)

Upon the Rights being redeemed pursuant to Subsection 5.1(d), all the provisions of this Agreement shall continue to apply as if the Separation Time had not occurred and Rights Certificates representing the number of Rights held by each holder of record of Common Shares as of the Separation Time had not been mailed to each such holder and for all purposes of this Agreement the Separation Time shall be deemed not to have occurred.

(h)

The Board of Directors may waive the application of Section 3.1 in respect of the occurrence of any Flip-in Event if the Board of Directors has determined within eight Trading Days following a Common Share Acquisition Date that a Person became an Acquiring Person by inadvertence and without any intention to become, or knowledge that it would become, an Acquiring Person under this Agreement and, in the event that such a waiver is granted by the Board of Directors, such Common Share Acquisition Date shall be deemed not to have occurred. Any such waiver pursuant to this Subsection 5.1(h) must be on the condition that such Person, within 14 days after the foregoing determination by the Board of Directors or such earlier or later date as the Board of Directors may determine (the “Disposition Date”), has reduced its Beneficial Ownership of Common Shares such that the Person is no longer an Acquiring Person. If the Person remains an Acquiring Person at the close of business on the Disposition Date, the Disposition Date shall be deemed to be the date of occurrence of a further Common Share Acquisition Date and Section 3.1 shall apply thereto.

(i)

The Corporation shall not be obligated to make a payment of the Redemption Price to any holder of Rights unless such holder is entitled to receive at least $10.00 in respect of all of the Rights held by such holder.

5.2	Expiration

No Person shall have any rights whatsoever pursuant to this Agreement or in respect of any Right after the Expiration Time, except the Rights Agent as specified in Subsection 4.1(a) of this Agreement.

5.3	Issuance of New Rights Certificates

Notwithstanding any of the provisions of this Agreement or the Rights to the contrary, the Corporation may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board of Directors to reflect any adjustment or change in the number or kind or class of securities purchasable upon exercise of Rights made in accordance with the provisions of this Agreement.

5.4	Supplements and Amendments

(a)

The Corporation may make amendments to this Agreement to correct any clerical or typographical error or, subject to Subsection 5.4(e), which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rules or regulations thereunder. The Corporation may, prior to the first annual meeting of the shareholders of the Corporation following the Effective Date, supplement or amend this Agreement without the approval of any holders of Rights or Common Shares in order to make any changes which the Board of Directors acting in good faith may deem necessary or desirable provided that any such change if material, as determined by the Board of Directors shall, in accordance with Exchange policy, be ratified by holders of Common Shares not later than six (6) months following such material change. Notwithstanding anything in this Section 5.4 to the contrary, no such supplement or amendment shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent to such supplement or amendment.

(b)

Subject to Section 5.4(a), the Corporation may, with the prior consent of the holders of Common Shares obtained as set forth below, at any time prior to the Separation Time, amend, vary or rescind any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally). Such consent shall be deemed to have been given if the action requiring such approval is authorized by the affirmative vote of a majority of the votes cast by Independent Shareholders present or represented at and entitled to be voted at a meeting of the holders of Common Shares duly called and held in compliance with applicable laws.

(c)

The Corporation may, with the prior consent of the holders of Rights, at any time on or after the Common Share Acquisition Date, amend, vary or delete any of the provisions of this Agreement and the Rights (whether or not such action would materially adversely affect the interests of the holders of Rights generally), provided that no such amendment, variation or deletion shall be made to the provisions of Article 4 except with the written concurrence of the Rights Agent thereto. Such consent shall be deemed to have been given if such amendment, variation or deletion is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders and representing 50% plus one of the votes cast in respect thereof.

(d)

Any approval of the holders of Rights shall be deemed to have been given if the action requiring such approval is authorized by the affirmative votes of the holders of Rights present or represented at and entitled to be voted at a meeting of the holders of Rights and representing a majority of the votes cast in respect thereof. For the purposes hereof, each outstanding Right (other than Rights which are void pursuant to the provisions hereof) shall be entitled to one vote, and the procedures for the calling, holding and conduct of the meeting shall be those, as nearly as may be, which are provided in the by-laws of the Corporation with respect to meetings of Shareholders.

(e)

Any amendments made by the Corporation to this Agreement pursuant to Subsection 5.4(a) which are required to maintain the validity of this Agreement as a result of any change in any applicable legislation, rule or regulation thereunder shall:

(i)

if made before the Separation Time, be submitted to the Shareholders at the next meeting of Shareholders and the Shareholders may, by the majority referred to in Subsection 5.4(b), confirm or reject such amendment;

(ii)

if made after the Separation Time, be submitted to the holders of Rights at a meeting to be called for on a date not later than immediately following the next meeting of Shareholders and the holders of Rights may, by resolution passed by the majority referred to in Subsection 5.4(d), confirm or reject such amendment.

Any such amendment shall be effective from the date of the resolution of the Board of Directors adopting such amendment, until it is confirmed or rejected or until it ceases to be effective (as described in the next sentence) and, where such amendment is confirmed, it continues in effect in the form so confirmed. If such amendment is rejected by the Shareholders or the holders of Rights or is not submitted to the Shareholders or holders of Rights as required, then such amendment shall cease to be effective from and after the termination of the meeting at which it was rejected or to which it should have been but was not submitted or from and after the date of the meeting of holders of Rights that should have been but was not held, and no subsequent resolution of the

Board of Directors to amend this Agreement to substantially the same effect shall be effective until confirmed by the Shareholders or holders of Rights as the case may be.

(f)

The Corporation shall give notice in writing to the Rights Agent of any supplement, amendment, deletion, variation or rescission to this Agreement pursuant to this section 5.4 within five (5) Business Days of the date of any such supplement, amendment, deletion, variation or rescission, provided that failure to give such notice, or any defect therein, shall not affect the validity of any such supplement, amendment, deletion, variation or rescission.

5.5	Fractional Rights and Fractional Common Shares

(a)

The Corporation shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. After the Separation Time, in lieu of issuing fractional Rights, the Corporation shall pay to the holders of record of the Rights Certificates (provided the Rights represented by such Rights Certificates are not void pursuant to the provisions of Subsection 3.1(b), at the time such fractional Rights would otherwise be issuable), an amount in cash equal to the fraction of the Market Price of one whole Right that the fraction of a Right that would otherwise be issuable is of one whole Right.

(b)

The Corporation shall not be required to issue fractions of Common Shares upon exercise of Rights or to distribute certificates which evidence fractional Common Shares. In lieu of issuing fractional Common Shares, the Corporation shall pay to the registered holders of Rights Certificates, at the time such Rights are exercised as herein provided, an amount in cash equal to the fraction of the Market Price of one Common Share that the fraction of a Common Share that would otherwise be issuable upon the exercise of such Right is of one whole Common Share at the date of such exercise.

(c)

The Rights Agent shall have no obligation to make any payments in lieu of issuing fractions of Rights or Common Shares pursuant to paragraph (a) or (b), respectively, unless and until the Corporation shall have provided to the Rights Agent the amount of cash to be paid in lieu of issuing such fractional Rights or Common Shares, as the case may be.

5.6	Rights of Action

Subject to the terms of this Agreement, all rights of action in respect of this Agreement, other than rights of action vested solely in the Rights Agent, are vested in the respective holders of the Rights. Any holder of Rights, without the consent of the Rights Agent or of the holder of any other Rights, may, on such holder’s own behalf and for such holder’s own benefit and the benefit of other holders of Rights, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce such holder’s right to exercise such holder’s Rights, or Rights to which such holder is entitled, in the manner provided in such holder’s Rights and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.

5.7	Regulatory Approvals

Any obligation of the Corporation or action or event contemplated by this Agreement shall be subject to the receipt of any requisite approval or consent from any governmental or regulatory authority, and without limiting the generality of the foregoing, necessary approvals of the Neo Exchange Inc. and other exchanges shall be obtained, such as to the issuance of Common Shares upon the exercise of Rights under Subsection 2.2(d).

5.8	Declaration as to Non-Canadian or Non-U.S. Holders

If in the opinion of the Board of Directors (who may rely upon the advice of counsel) any action or event contemplated by this Agreement would require compliance by the Corporation with the securities laws or comparable legislation of a jurisdiction outside Canada, the Board of Directors acting in good faith shall take such actions as it may deem appropriate to ensure such compliance. In no event shall the Corporation or the Rights Agent be required to issue or deliver Rights or securities issuable on exercise of Rights to persons who are citizens, residents or nationals of any jurisdiction other than Canada, in which such issue or delivery would be unlawful without registration of the relevant Persons or securities for such purposes.

5.9	Notices

(a)

Notices or demands authorized or required by this Agreement to be given or made by the Rights Agent or by the holder of any Rights to or on the Corporation shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Rights Agent), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Cybin Inc.

100 King Street West, Suite 5600

Toronto, Ontario M5X 1C9.

Attention:        Doug Drysdale

Email:              doug@cybin.com

(b)

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or by the holder of any Rights to or on the Rights Agent shall be sufficiently given or made if delivered, sent by registered or certified mail, postage prepaid (until another address is filed in writing with the Corporation), or sent by facsimile or other form of recorded electronic communication, charges prepaid and confirmed in writing, as follows:

Odyssey Trust Company

67 Yonge Street, Suite 702

Toronto, ON M5E 1J8

Attention:         Client Services

Email:               clients@odysseytrust.com

(c)

Notices or demands authorized or required by this Agreement to be given or made by the Corporation or the Rights Agent to or on the holder of any Rights shall be sufficiently given or made if delivered or sent by first class mail, postage prepaid, addressed to such holder at the address of such holder as it appears upon the register of the Rights Agent or, prior to the Separation Time, on the register of the Corporation for its Common Shares. Any notice which is mailed or sent in the manner herein provided shall be deemed given, whether or not the holder receives the notice.

(d)

Any notice given or made in accordance with this Section 5.9 shall be deemed to have been given and to have been received on the day of delivery, if so delivered, on the third Business Day (excluding each day during which there exists any general interruption of postal service due to strike, lockout or other cause) following the mailing thereof, if so mailed, and on the day of sending of the same by facsimile other means of recorded electronic communication (provided such sending is during the normal business hours of the addressee on a Business Day and if not, on the first Business Day thereafter). Each of the Corporation and the Rights Agent may from time to time change its address for notice by notice to the other given in the manner aforesaid.

5.10	Costs of Enforcement

The Corporation agrees that if the Corporation fails to fulfil any of its obligations pursuant to this Agreement, then the Corporation will reimburse the holder of any Rights for the costs and expenses (including legal fees) incurred by such holder to enforce his rights pursuant to any Rights or this Agreement.

5.11	Successors

All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and enure to the benefit of their respective successors and assigns hereunder.

5.12	Benefits of this Agreement

Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the holders of the Rights any legal or equitable right, remedy or claim under this Agreement; further, this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the holders of the Rights.

5.13	Governing Law

This Agreement and each Right issued hereunder shall be deemed to be a contract made under the laws of the Province of Ontario and for all purposes shall be governed by and construed in accordance with the laws of such Province applicable to contracts to be made and performed entirely within such Province.

5.14	Severability

If any term or provision hereof or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective only as to such jurisdiction and to the extent of such invalidity or unenforceability in such jurisdiction without invalidating or rendering unenforceable or ineffective the remaining terms and provisions hereof in such jurisdiction or the application of such term or provision in any other jurisdiction or to circumstances other than those as to which it is specifically held invalid or unenforceable.

5.15	Effective Date, Expiration Time

Upon being confirmed and approved as provided in Section 5.16, this Agreement shall be effective and in full force and effect in accordance with its terms from and after the Effective Date. Pending such confirmation and approval only the provisions of this Section 5.15 and Sections 5.4, 5.16, 5.17 and 5.19 and defined terms referred to in any of such Sections shall be effective and in full force and effect.

5.16	Confirmation and Approval

This Agreement shall be effective as of and from the Effective Date. This Agreement must be reconfirmed by a resolution passed by a majority of greater than 50 percent of the votes cast by all holders of Common Shares who vote in respect of such reconfirmation at every third annual meeting following the Effective Date (each such annual meeting being a “Reconfirmation Meeting”). If the Agreement is not so reconfirmed and approved or reconfirmed, as the case may be, or is not presented for reconfirmation and approval or reconfirmation at such Reconfirmation Meeting, the Agreement and all outstanding Rights shall terminate and be void and of no further force and effect on and from the date of termination of the Reconfirmation Meeting; provided that in the case of any such annual meeting, termination shall not occur if a Flip-in Event has occurred (other than a Flip-in Event which has been waived pursuant to Subsection 5.1(a) or (h) hereof), prior to the date upon which this Agreement would otherwise terminate pursuant to this Section 5.16.

5.17	Determinations and Actions by the Board of Directors

All actions, calculations and determinations (including all omissions with respect to the foregoing) which are done or made by the Board of Directors, in good faith, for the purposes hereof shall not subject the Board of Directors or any director of the Corporation to any liability to the holders of the Rights.

5.18	Time of the Essence

Time shall be of the essence in this Agreement.

5.19	Execution in Counterparts

This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.

5.20	Limited Recourse

Notwithstanding any other provision herein, it is hereby acknowledged and agreed that no obligations or liabilities, whether actual or contingent, of the Corporation are personally binding upon, and neither resort nor recourse shall be had to, nor shall satisfaction be sought from, the private property of any kind whatsoever (including, without limitation, any private property consisting of or arising from a distribution by the Corporation of any nature) of any of the directors of the Corporation, any registered or beneficial holder of securities (including Common Shares) of the Corporation or any annuitant under a plan of which a holder of securities (including Common Shares) of the Corporation acts as trustee or carrier, or any officers, employees or agents of the Corporation, and it is hereby further acknowledged and agreed that all obligations and liabilities of the Corporation shall be satisfied only out of and recourse shall limited exclusively to the property and assets of the Corporation.

5.21	Language

Les parties aux presentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent ou qui en coulent soient redigés en lang-ue anglaise. The parties hereto have required that this Agreement and all documents and notices related thereto or resulting therefrom be drawn up in English.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CYBIN INC.

Per:
Doug Drysdale Chief Executive Officer

ODYSSEY TRUST COMPANY

Per:
Name: Authorized Signatory

Per:
Name: Authorized Signatory

ATTACHMENT 1

CYBIN INC.

SHAREHOLDER RIGHTS PLAN AGREEMENT

[Form of Rights Certificate]

Certificate No.	Rights

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SUBSECTION 3.1(b) OF THE SHAREHOLDER RIGHTS PLAN AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, OR TRANSFEREES OF AN ACQUIRING PERSON OR CERTAIN RELATED PARTIES, MAY BECOME VOID.

Rights Certificate

This certifies that                         , is the registered holder of the number of Rights set forth above, each of which entitles the registered holder thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement, dated as of [●], 2021, as the same may be amended, supplemented and/or restated from time to time (the “Shareholder Rights Agreement”), between Cybin Inc., a corporation existing under the laws of the Province of Ontario (the “Corporation”) and Odyssey Trust Company, a trust company incorporated under the laws of Alberta (the “Rights Agent”) (which term shall include any successor rights agent under the Shareholder Rights Agreement), to purchase from the Corporation at any time after the Separation Time (as such term is defined in the Shareholder Rights Agreement) and prior to the Expiration Time (as such term is defined in the Shareholder Rights Agreement), one fully paid Common Share in the capital of the Corporation (a “Common Share”) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with the Form of Election to Exercise (in the form provided hereinafter) duly executed and submitted to the Rights Agent at its principal transfer agent office in Toronto, Ontario. The Exercise Price shall be an amount equal to three times the Market Price per Right and shall be subject to adjustment in certain events as provided in the Shareholder Rights Agreement.

This Rights Certificate is subject to all of the terms and provisions of the Shareholder Rights Agreement, which terms and provisions are incorporated herein by reference and made a part hereof and to which Shareholder Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. Copies of the Shareholder Rights Agreement are on file at the registered office of the Corporation.

This Rights Certificate, with or without other Rights Certificates, upon surrender at any of the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing an aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates surrendered. If this Rights Certificate shall be exercised in part, the registered holder shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable upon the exercise hereof, nor shall anything contained in the Shareholder Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a Shareholder or any right to vote for the election of directors or upon any matter submitted to Shareholders at any meeting thereof, or to give or withhold consent to any action by the Corporation, or to receive notice of meetings or other actions affecting Shareholders (except as provided in the Shareholder Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

Date:

CYBIN INC.

Per:
Name:
Title:

Per:
Name:
Title:

Countersigned:

ODYSSEY TRUST COMPANY

By:
Authorized Signature

Date of countersignature:

FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED                                                                                                                                      hereby sells, assigns and transfers unto

(Please print name and address of transferee.)

the Rights represented by this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________, as attorney, to transfer the within Rights on the books of the Corporation, with full power of substitution.

Dated:

Signature Guaranteed:	Signature
(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a Canadian Schedule I chartered bank, a licensed trust company in Canada, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

CERTIFICATE

(To be completed if true)

The undersigned party transferring Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Agreement.

Signature

(To be attached to each Rights Certificate.)

FORM OF ELECTION TO EXERCISE

(To be exercised by the registered holder if such holder desires to exercise the Rights Certificate.)

TO:

The undersigned hereby irrevocably elects to exercise _________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares or other securities, if applicable, issuable upon the exercise of such Rights and requests that certificates for such securities be issued in the name of:

(Name)

(Address)

(City and Province)

Social Insurance Number or other taxpayer identification number.

If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

(Name)

(Address)

(City and Province)

Social Insurance Number or other taxpayer identification number.

Dated:

Signature Guaranteed:	Signature
(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

Signature must be guaranteed by a Canadian Schedule 1 chartered bank, a Canadian trust company, a member of a recognized stock exchange or a member of the Securities Transfer Association Medallion Program (STAMP).

CERTIFICATE

(To be completed if true.)

The undersigned party exercising Rights hereunder, hereby represents, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof or a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof Capitalized terms shall have the meaning ascribed thereto in the Shareholder Rights Agreement.

Signature

(To be attached to each Rights Certificate.)

NOTICE

In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate thereof. No Rights Certificates shall be issued in exchange for a Rights Certificate owned or deemed to have been owned by an Acquiring Person or an Affiliate or Associate thereof, or by a Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate thereof.